Execution version Dated 28 June 2024 EURONAV NV as Borrower EURONAV SHIPPING NV as Guarantor NORDEA BANK ABP, FILIAL I NORGE ING BANK, A BRANCH OF ING-DIBA AG KBC BANK NV DNB (UK) LIMITED SKANDINAVISKA ENSKILDA BANKEN AB (PUBL) as Mandated Lead Arrangers CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK SOCIÉTÉ GÉNÉRALE BELFIUS BANK NV/SA as Lead Arrangers NORDEA BANK ABP, FILIAL I NORGE ING BANK, A BRANCH OF ING-DIBA AG as Bookrunners NORDEA BANK ABP, FILIAL I NORGE as Global Coordinator NORDEA BANK ABP, FILIAL I NORGE as Facility Agent and NORDEA BANK ABP, FILIAL I NORGE as Security Agent AMENDMENT AND RESTATEMENT AGREEMENT relating to a facility agreement dated 7 November 2023 (as amended by supplemental letters dated 4 December 2023 and 12 February 2024) in respect of facilities of, originally, up to $1,290,000,000 comprising a revolving credit facility of up to $725,000,000, a transition term loan facility of up to $375,000,000 and newbuilding term loan facility of up to $190,000,000

EUROPE/75884196v6 Index Clause Page 1 Definitions and Interpretation .................................................................................................... 2 2 Conditions Precedent .................................................................................................................. 4 3 Representations .......................................................................................................................... 4 4 Amendment and Restatement of Facility Agreement and other Finance Documents ............... 4 5 Further Assurance ....................................................................................................................... 6 6 Fees ............................................................................................................................................. 6 7 Costs and Expenses ..................................................................................................................... 6 8 Notices ......................................................................................................................................... 7 9 Counterparts ............................................................................................................................... 7 10 Governing Law ............................................................................................................................. 7 11 Enforcement ................................................................................................................................ 7 Schedules Schedule 1 The Lenders and Hedge Counterparties ................................................................................ 8 Schedule 2 Conditions Precedent ..........................................................................................................11 Execution Execution Pages ......................................................................................................................................14 Appendices Appendix Form of Amended and Restated Facility Agreement (marked to indicate amendments)

Execution version EUROPE/75884196v6 THIS AGREEMENT is made on 28 June 2024 PARTIES (1) EURONAV NV, a company incorporated in Belgium with company registration number BE 0860.402.767 whose registered address is at de Gerlachekaai 20, B-2000 Antwerp, Belgium as borrower (the "Borrower") (2) EURONAV SHIPPING NV, a company incorporated in Belgium with company registration number BE 0544.986.976 whose registered address is at de Gerlachekaai 20, B-2000 Antwerp, Belgium as guarantor (the "Guarantor") (3) DNB (UK) LIMITED, ING BANK, A BRANCH OF ING-DIBA AG, KBC BANK NV, NORDEA BANK ABP, FILIAL I NORGE and SKANDINAVISKA ENSKILDA BANKEN AB (PUBL) as mandated lead arrangers (the "Mandated Lead Arrangers") (4) BELFIUS BANK NV/SA, CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK and SOCIÉTÉ GÉNÉRALE as lead arrangers (the "Lead Arrangers") (5) NORDEA BANK ABP, FILIAL I NORGE and ING BANK, A BRANCH OF ING-DIBA AG as bookrunners (the "Bookrunners") (6) NORDEA BANK ABP, FILIAL I NORGE as global coordinator (the "Global Coordinator") (7) THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Lenders and Hedge Counterparties) as lenders (the "Lenders") (8) THE FINANCIAL INSTITUTIONS listed in of Schedule 2 (The Lenders and Hedge Counterparties) as hedge counterparties (the "Hedge Counterparties") (9) NORDEA BANK ABP, FILIAL I NORGE as agent of the other Finance Parties (the "Facility Agent") (10) NORDEA BANK ABP, FILIAL I NORGE as security agent for the Secured Parties (the "Security Agent") BACKGROUND (A) By the Facility Agreement, the Lenders agreed to make available to the Borrower facilities of (originally) up to $1,290,000,000 comprising a revolving credit facility of up to $725,000,000, a transition term loan facility of up to $375,000,000 and newbuilding term loan facility of up to $190,000,000. (B) The Parties have agreed to amend and restate the Facility Agreement as set out in this Agreement in order to, amongst other things: (i) consolidate the Newbuild Facility into the Revolving Facility; and (ii) increase the amount of the Revolving Facility (as so consolidated) to up to $1,047,431,500; and (iii) revise the reduction and repayment amounts in relation to the Revolving Facility.

2 EUROPE/75884196v6 OPERATIVE PROVISIONS 1 DEFINITIONS AND INTERPRETATION 1.1 Definitions In this Agreement: "Amended and Restated Facility Agreement" means the Facility Agreement as amended and restated by this Agreement in the form set out in the Appendix. "Effective Date" means the date on which the Facility Agent notifies the Borrower and the other Finance Parties as to the satisfaction of the conditions precedent as provided in Clause 2 (Conditions Precedent). "Facility Agreement" means the facility agreement dated 7 November 2023 (as amended by supplemental letters dated 4 December 2023 and 12 February 2024) and made between, amongst others, (i) the Borrower, (ii) the Guarantor, (iii) the Lenders, (iv) the Hedge Counterparties, (v) the Mandated Lead Arrangers, (vi) the Arrangers, (vi) the Facility Agent and (vi) the Security Agent. "Fee Letter" means any letter or letters dated on or about the date of this Agreement between any of the Arrangers, the Bookrunners, the Global Co-ordinator, the Facility Agent and the Security Agent and any Obligor setting out any of the fees referred to in Clause 6 (Fees). "Liberian Mortgage Amendment" means, in relation to each Ship registered on Liberian flag, an amendment to the Mortgage on that Ship in agreed form. "Marshall Islands Mortgage Amendment" means, in relation to the Ship "DAISHAN", an amendment to the Mortgage on that Ship in agreed form. "Mortgage Amendment" means: (a) a Liberian Mortgage Amendment; or (b) the Marshall Islands Mortgage Amendment. "Party" means a party to this Agreement. "Supplemental Belgian Mortgage" means, in relation to each Ship registered on Belgian flag, a second priority Mortgage on that Ship in agreed form and the amount secured by such mortgage shall be limited to 125 per cent. of the Market Value of the relevant Ships as at 11 March 2024 less the amount secured in respect of that Ship pursuant to the corresponding first priority Mortgage. "Supplemental French Mortgage" means, in relation to each Ship registered on French flag, a second priority Mortgage on that Ship in agreed form. "Supplemental General Assignment" means, in relation to a Ship subject to a Mortgage as at the Effective Date, a supplemental assignment creating Security over: (a) that Ship's Earnings, its Insurances and any Requisition Compensation in relation to that Ship; and

3 EUROPE/75884196v6 (b) any Long Term Charter and any Long Term Charter Guarantee in relation to that Ship, in agreed form. "Supplemental Hedging Agreement Security" means a supplemental hedging agreement security creating Security over the Borrower's rights and interests in any Hedging Agreement, in agreed form. "Supplemental Finance Document" means: (a) a Mortgage Amendment; (b) a Supplemental Mortgage; (c) a Supplemental General Assignment; (d) the Supplemental Hedging Agreement Security; or (e) a Fee Letter. "Supplemental Greek Mortgage" means, in relation to each Ship registered on Greek flag, a second priority Mortgage on that Ship in agreed form. "Supplemental Mortgage" means the Supplemental Belgian Mortgage, a Supplemental French Mortgage or a Supplemental Greek Mortgage. 1.2 Defined expressions Defined expressions in the Facility Agreement shall have the same meanings when used in this Agreement unless the context otherwise requires or unless otherwise defined in this Agreement. 1.3 Application of construction and interpretation provisions of Facility Agreement Clause 1.2 (construction) of the Facility Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications. 1.4 Agreed forms of new, and supplements to, Finance Documents References in Clause 1.1 (Definitions) to any document being in "agreed form" are to that document: (a) in a form attached to a certificate dated the same date as this Agreement (and signed by the Borrower and the Facility Agent); or (b) in any other form agreed in writing between the Borrower and the Facility Agent acting with the authorisation of the Majority Lenders or, where clause 44.2 (all Lender matters) of the Facility Agreement applies, all the Lenders. 1.5 Designation as a Finance Document The Borrower and the Facility Agent designate this Agreement as a Finance Document.

4 EUROPE/75884196v6 1.6 Third party rights (a) Unless provided to the contrary in a Finance Document, a person who is not a Party has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Agreement. (b) Subject to clause 44.3 (other exceptions) of the Facility Agreement but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time. 2 CONDITIONS PRECEDENT 2.1 The Effective Date cannot occur unless the Facility Agent has received (or on the instructions of the Majority Lenders, waived receipt of) all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent on or before 5 July 2024 or such later date as the Facility Agent may agree with the Borrower. 2.2 The Facility Agent shall notify the Borrower and the other Finance Parties promptly upon being satisfied as to the satisfaction of the conditions precedent referred to in Clause 2.1 (Conditions Precedent) above. 2.3 Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in Clause 2.2 (Conditions Precedent) above, the Finance Parties authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. 3 REPRESENTATIONS 3.1 Facility Agreement representations Each Obligor that is a party to the Facility Agreement makes the representations and warranties set out in clause 18 (representations) of the Facility Agreement, as amended and restated by this Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate, the Supplemental Security Documents, by reference to the circumstances then existing on the date of this Agreement and on the Effective Date. 3.2 Finance Document representations Each Obligor makes the representations and warranties set out in the Finance Documents (other than the Facility Agreement) to which it is a party, as amended and restated and/or supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate, the Supplemental Security Documents, by reference to the circumstances then existing on the date of this Agreement and on the Effective Date. 4 AMENDMENT AND RESTATEMENT OF FACILITY AGREEMENT AND OTHER FINANCE DOCUMENTS 4.1 Specific amendments to the Facility Agreement With effect on and from the Effective Date:

5 EUROPE/75884196v6 (a) the Facility Agreement shall be amended and restated in the form of the Amended and Restated Facility Agreement and, as so amended and restated, the Facility Agreement shall continue to be binding on each of the parties to it in accordance with its terms as so amended and restated; (b) any outstanding Tranches shall be deemed to be Advances of the Revolving Facility with the same outstanding amount (owing to the Lenders in the same proportions) and the same Interest Period as was applicable to that Tranche immediately before it was deemed to be an Advance; (c) notwithstanding the amendment and restatement of the Facility Agreement, any commitment fee accrued pursuant to clause 11.1 (Commitment fee) of the Facility Agreement in respect of the Newbuild Commitment up to and including the Effective Date shall continue to be payable and shall be due on the Effective Date; and (d) each the commitment of each Lender in respect of the Revolving Facility shall be increased by the amount specified next to the name of that Lender in Schedule 1 (The Lenders and Hedge Counterparties). 4.2 Amendments to General Assignments and Hedging Agreement Security With effect on and from the Effective Date, each General Assignment and the Hedging Agreement Security shall be amended by deleting any reference to Euronav (UK) Agencies Ltd. as the agent for service of process of the Obligor that is a party to that Security Document and by replacing it with a reference to CMB.TECH Technology & Development Centre Ltd at its registered office for the time being, presently at Prospect Way, Hutton, Brentwood, Essex, CM13 1XA, England. 4.3 Obligor Confirmation On the Effective Date, each Obligor: (a) confirms its acceptance of the Amended and Restated Facility Agreement; (b) agrees that it is bound as an Obligor (as defined in the Amended and Restated Facility Agreement); (c) confirms that the definition of, and references throughout each of the Finance Documents to, the Facility Agreement and any of the other Finance Documents shall be construed as if the same referred to the Facility Agreement and those Finance Documents as amended and restated by this Agreement; (d) (if it is the Guarantor) confirms that its guarantee and indemnity: (i) continues to have full force and effect on the terms of the Amended and Restated Facility Agreement; and (ii) extends to the obligations of the Borrower under the Finance Documents as amended or amended and restated by this Agreement. 4.4 Security confirmation On the Effective Date, each Obligor confirms that:

6 EUROPE/75884196v6 (a) any Security created by it under the Finance Documents extends to the obligations of the relevant Obligors under the Finance Documents as amended and restated by this Agreement; (b) the obligations of the relevant Obligors under the Amended and Restated Facility Agreement are included in the Secured Liabilities (as defined in the Security Documents to which it is a party); (c) the Security created under the Finance Documents continues in full force and effect on the terms of the respective Finance Documents. 4.5 Finance Documents to remain in full force and effect The Finance Documents shall remain in full force and effect and, from the Effective Date: (a) in the case of the Facility Agreement as amended and restated pursuant to Clause 4.1 (Specific amendments to the Facility Agreement); (b) in the case of the General Assignments and the Hedging Agreement Security as amended pursuant to Clause 4.2 (Amendments to General Assignments and Hedging Agreement Security); (c) the Facility Agreement and the applicable provisions of this Agreement will be read and construed as one document; (d) each of the General Assignments and the applicable provisions of this Agreement will be read and construed as one document; (e) the Hedging Agreement Security and the applicable provisions of this Agreement will be read and construed as one document; (f) except to the extent expressly waived by the amendments effected by this Agreement, no waiver is given by this Agreement and the Lenders expressly reserve all their rights and remedies in respect of any breach of or other Default under the Finance Documents. 5 FURTHER ASSURANCE Clause 21.22 (further assurance) of the Facility Agreement, as amended and restated by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications. 6 FEES The Borrower shall pay to the Facility Agent (for the account of the Finance Parties named in the applicable Fee Letters) fees in the amount and at the times specified in the Fee Letters. 7 COSTS AND EXPENSES Clause 16.2 (amendment costs) of the Facility Agreement, as amended and restated by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

7 EUROPE/75884196v6 8 NOTICES Clause 37 (notices) of the Facility Agreement, as amended and restated by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications. 9 COUNTERPARTS This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. 10 GOVERNING LAW This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. 11 ENFORCEMENT 11.1 Jurisdiction (a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute"). (b) The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary. (c) To the extent allowed by law, this Clause 11.1 (Jurisdiction) is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions. 11.2 Service of process (a) Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales): (i) irrevocably appoints CMB.TECH Technology & Development Centre Ltd at its registered office for the time being, presently at Prospect Way, Hutton, Brentwood, Essex, CM13 1XA, England as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and (ii) agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned. (b) If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower (on behalf of all the Obligors) must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose. This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE LENDERS AND HEDGE COUNTERPARTIES

THE LENDERS

Lender	Address for Communication	Increase to Revolving Commitment (dollars)
Nordea Bank Abp, filial i Norge	Postal address: PO Box 1166 Sentrum, N-0107 Oslo, Norway	40,304,543
ING Bank, a branch of ING-DiBa AG	Hamburger Allee 1 60486 Frankfurt am Main Germany Telephone: +49 69 27222 62 – 360/-350	33,587,119
KBC Bank NV	Havenlaan 2 1080 Brussels Telephone: +3232029081	22,167,499
DNB (UK) Limited	8th Floor The Walbrook Building 25 Walbrook London EC4N 8AF Telephone: 0207 621 1111 Telefax: 0207 283 6931	21,495,756
Skandinaviska Enskilda Banken AB (publ)	Kungsträdgårdsgatan 8 111 47 Stockholm Sweden	19,480,529
Crédit Agricole Corporate and Investment Bank	12, place des Etats-Unis CS 70052 92547 Montrouge Cedex France	16,793,560
Société Générale	29 Boulevard Haussmann 75009 Paris France	16,793,560
Belfius Bank NV/SA	Rogierplein 11 B-1210 Brussels Belgium Telephone: +32 473 925 904	2,686,970

8

EUROPE/75884196v6

9 EUROPE/75884196v6 THE HEDGE COUNTERPARTIES Name Address for communication Belfius Bank NV/SA Rogierplein 11 B-1210 Brussels Belgium Telephone: +32 2 250 71 16 DNB Bank ASA, London Branch 8th Floor The Walbrook Building 25 Walbrook London EC4N 8AF Telephone: 0207 621 1111 Telefax: 0207 283 6931 ING Bank NV Foppingadreef 7 P.O. Box 1800 NL-1000 BV Amsterdam The Netherlands Attention: Operations / Derivatives / TRC 00.13 Email: Trade.Processing.Derivatives.AMS@INGBank.com Telephone: +31-20-563-8222 KBC Bank NV Havenlaan 2 1080 – Brussels Belgium Telephone: +3224174592 Nordea Bank Abp c/o Nordea Danmark, Filial af Nordea Bank Abp, Finland 7288 Derivatives Services Postbox 850 DK-0900 Copenhagen C Denmark Tel: +45 55 47 51 71 Email: otc@nordea.com Legal and Documentation: c/o Nordea Danmark, Filial af Nordea Bank Abp, Finland Attn: Group Legal – Large Corporates & Institutions Legal Grønjordsvej 10 Postbox 850 DK-0900 Copenhagen C Denmark

10 EUROPE/75884196v6 Tel: +45 70 33 33 33 Skandinaviska Enskilda Banken AB (publ) Kungsträdgårdsgatan 8 111 47 Stockholm Sweden

11 EUROPE/75884196v6 SCHEDULE 2 CONDITIONS PRECEDENT 1 Obligors 1.1 Copies of the certificate of incorporation of the constitutional documents of each Obligor or a certificate of an authorised signatory of the applicable Obligor certifying that the copies of its constitutional documents delivered to the Facility Agent pursuant to paragraph 1.1 of part A (conditions precedent to initial Utilisation Request) of schedule 2 (conditions precedent) of the Facility Agreement are correct, complete and in full force and effect as at the proposed Effective Date. 1.2 In each case if required for the provisions of the legal opinions referred to in paragraph 3 (Legal opinions), a copy of a resolution of the board of directors of each Obligor: (a) approving the terms of, and the transactions contemplated by, this Agreement and the Supplemental Finance Documents to which it is a party and resolving that it execute this Agreement and the Supplemental Finance Documents to which it is a party; (b) authorising a specified person or persons to execute this Agreement and the Supplemental Finance Documents to which it is a party on its behalf; and (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under, or in connection with, this Agreement and the Supplemental Finance Documents to which it is a party. 1.3 If required for the provision of the legal opinions or by an Approved Flag for the purposes of registering a Mortgage Amendment or Supplemental Mortgage, a copy or an original of the power of attorney of the relevant Obligor authorising a specified person or persons to execute the Mortgage Amendments or Supplemental Mortgages to which it is a party. 1.4 A certificate of each Obligor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments (as defined in the Amended and Restated Facility Agreement) would not cause any borrowing, guaranteeing or similar limit binding on that Obligor to be exceeded. 1.5 A certificate of each Obligor that is incorporated outside the UK (signed by a director) certifying either that (i) it has not delivered particulars of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or (ii) it has a UK Establishment and specifying the name and registered number under which it is registered with the Registrar of Companies. 1.6 A certificate of an authorised signatory of the relevant Obligor certifying that each copy document relating to it specified in this Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement. 2 Security 2.1 A duly executed original of each Mortgage Amendment and Supplemental Mortgage together with documentary evidence that each Mortgage Amendment and Supplemental Mortgage has been duly registered or (as the case may be) recorded as a valid amendment to the Mortgage

12 EUROPE/75884196v6 or second priority Ship mortgage as the case may be) in accordance with the laws of the jurisdiction of the applicable Approved Flag. 2.2 A duly executed original of each Supplemental General Assignment and the Supplemental Hedging Agreement Security (and of each document to be delivered under any of them). 2.3 A duly executed original of each Fee Letter. 3 Legal opinions 3.1 A legal opinion of Watson Farley & Williams LLP, legal advisers to the Facility Agent and the Security Agent in England, substantially in the form distributed to the Lenders before signing this Agreement. 3.2 If an Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Facility Agent and the Security Agent in the relevant jurisdiction, substantially in the form distributed to the Original Lenders before signing this Agreement. 3.3 Legal opinions of the legal advisers to the Facility Agent and the Security Agent in the jurisdictions of the Approved Flags of the Ships and such other relevant jurisdictions as the Facility Agent may require. 4 Other documents and evidence 4.1 A valuation of each Core Ship then subject to a Mortgage, addressed to the Facility Agent on behalf of the Finance Parties, stated to be for the purposes of this Agreement and evidencing the Market Value of each Core Ship as at the date of this Agreement. 4.2 A certificate signed by two directors of the Borrower confirming that as at the proposed Effective Date and the date of this Agreement: (a) no Default has occurred and is continuing or is reasonably likely to result from the occurrence of the Effective Date; (b) no Change of Control has occurred; (c) no event described in paragraph (a), (b) or (c) of clause 7.7 (mandatory prepayment on sale or total loss) of the Facility Agreement has occurred. 4.3 Evidence that any process agent referred to in Clause 11.2 (Service of process), if not a Party, has accepted its appointment. 4.4 A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by this Agreement, the Supplemental Finance Documents or for the validity and enforceability of any Finance Document as amended, restated and/or supplemented by this Agreement or by any Supplemental Finance Document. 4.5 Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 6 (Fees) and clause 16.2 (amendment costs) of the Facility Agreement have been paid or will be paid by the Effective Date.

13 EUROPE/75884196v6

EXECUTION PAGES BORROWER SIGNED by duly authorised for and on behalf of EURONAV NV in the presence of: Witness' signature: Witness' name: Witness' address: GUARANTOR SIGNED by duly authorised for and on behalf of EURONAV SHIPPING NV in the presence of: Witness' signature: Witness' name: Witness' address: ORIGINAL LENDERS SIGNED by duly authorised for and on behalf of BELFIUS BANK NV/SA in the presence of: Witness' signature: Witness' name: Witness' address: '✓ ~ Jamey Wickham G. ~~ ~ttc~rney-iri-Fact ~~~~~/ ~r~iey' d4 ~€f LLP 1~~ StrAst Lt~rMov► EC2A 2f-~ ~~~--'' s-i ~~ G' ~ ~ ~ 'i '~ ~,~ ~~- , James Wickham At#orney-ire-Fact 4~ & VNtlis L€.~ EC2A 2~9~ Peter Clemons Attorney-in-fact " R~€rim ~~I ~t~5t; = ~'rak~ee So~ctilor Mdatson Fmiey ~ VW~ii' LLP 1 ~ Appold stree4 °_n~dca~? ~C2A 24~~ 14 EUROPE/75884196v6

SIGNED by
duly authorised
for and on behalf of
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK
in the presence of:

Peter Clemons
Attorney-in-fact

Witness' signature:
Witness' name:
Witness' address:

William Neil Stewart
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB

SIGNED by
duly authorised
for and on behalf of
DNB (UK) LIMITED
in the presence of:

Peter Clemons
Attorney-in-fact

Witness' signature:
Witness' name:
Witness' address:

William Neil Stewart
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB

SIGNED by
duly authorised
for and on behalf of
ING BANK, a branch of ING-DiBa AG
in the presence of:

Peter Clemons
Attorney-in-fact

Witness' signature:
Witness' name:
Witness' address:

William Neil Stewart
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB

SIGNED by
duly authorised
for and on behalf of
KBC BANK NV
in the presence of:

Peter Clemons
Attorney-in-fact

Witness' signature:
Witness' name:
Witness' address:

William Neil Stewart
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB

15

EUROPE/75884196v6

SIGNED by) Peter Clemons
duly authorised) Attorney-in-fact
for and on behalf of)
NORDEA BANK ABP, FILIAL I NORGE)
in the presence of:)

Witness' signature:) William Neil Stewart
Witness' name:) Trainee Solicitor
Witness' address:) Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB

SIGNED by) Peter Clemons
duly authorised) Attorney-in-fact
for and on behalf of)
SKANDINAVISKA ENSKILDA
BANKEN AB (PUBL))
in the presence of:)

Witness' signature:) William Neil Stewart
Witness' name:) Trainee Solicitor
Witness' address:) Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB

SIGNED by) Peter Clemons
duly authorised) Attorney-in-fact
for and on behalf of)
SOCIÉTÉ GÉNÉRALE)
in the presence of:)

Witness' signature:) William Neil Stewart
Witness' name:) Trainee Solicitor
Witness' address:) Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB

16 EUROPE/75884196v6

ORIGINAL HEDGE COUNTERPARTIES

SIGNED by duly authorised for and on behalf of **BELFIUS BANK NV/SA** in the presence of:	)	Peter Clemons Attorney-in-fact
Witness' signature: Witness' name: Witness' address:	)	William Neil Stewart Trainee Solicitor Watson Farley & Williams LLP 15 Appold Street London EC2A 2HB
SIGNED by duly authorised for and on behalf of **DNB BANK ASA, LONDON BRANCH** in the presence of:	)	Peter Clemons Attorney-in-fact
Witness' signature: Witness' name: Witness' address:	)	William Neil Stewart Trainee Solicitor Watson Farley & Williams LLP 15 Appold Street London EC2A 2HB
SIGNED by duly authorised for and on behalf of **ING BANK NV** in the presence of:	)	Peter Clemons Attorney-in-fact
Witness' signature: Witness' name: Witness' address:	)	William Neil Stewart Trainee Solicitor Watson Farley & Williams LLP 15 Appold Street London EC2A 2HB
SIGNED by duly authorised for and on behalf of **KBC BANK NV** in the presence of:	)	Peter Clemons Attorney-in-fact
Witness' signature: Witness' name: Witness' address:	)	William Neil Stewart Trainee Solicitor Watson Farley & Williams LLP 15 Appold Street London EC2A 2HB

17

EUROPE/75884196v6

SIGNED by duly authorised for and on behalf of NORDEA BANK ABP in the presence of: Witness' signature: Witness' name: Witness' address: SIGNED by duly authorised for and on behalf of SKANDINAVISKA ENSKILDA BANKEN AB (PUBL) in the presence of: Witness' signature: Witness' name: Witness' address: MANDATED LEAD ARRANGERS SIGNED by duly authorised for and on behalf of NORDEA BANK ABP, FILIAL I NORGE in the presence of: Witness' signature: Witness' name: Witness' address: deter Clemons Attorney-in-fact 1~b"~l1m! '~~il ~t~~t~€~ ~ Tra ce V1~a~teon F~riey d: W~li~a~ LLB 15 p~Qoid Street zc~nc~on EC.?A 29i~ 6'eter Ciemow~ Attorney-in-fact ~~ ~;~~~ ~ '~ 6 ~1ppo d oSiree Vb~e96' ~.~~ t ~~ ~ ,, ~~~ Peter Clemons ' "~/ ~ fi~` /~ ~ / Attorney-~r~-fac. ~~~~ ~ "mil ~+ t ~" 8oi~or 1 ~ A ~` VIE LLP L.ors~► EC2~ 23i~ 18 EUROPE/75884196v6

SIGNED by
duly authorised
for and on behalf of
ING BANK, a branch of ING-DiBa AG
in the presence of:

) Peter Clemons
Attorney-in-fact

Witness' signature:
Witness' name:
Witness' address:

) William Neil Stewart
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB

SIGNED by
duly authorised
for and on behalf of
KBC BANK NV
in the presence of:

) Peter Clemons
Attorney-in-fact

Witness' signature:
Witness' name:
Witness' address:

) William Neil Stewart
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB

SIGNED by
duly authorised
for and on behalf of
DNB (UK) LIMITED
in the presence of:

) Peter Clemons
Attorney-in-fact

Witness' signature:
Witness' name:
Witness' address:

) William Neil Stewart
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB

SIGNED by
duly authorised
for and on behalf of
SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)
in the presence of:

) Peter Clemons
Attorney-in-fact

Witness' signature:
Witness' name:
Witness' address:

) William Neil Stewart
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB

19

EUROPE/75884196v6

LEAD ARRANGERS

SIGNED by duly authorised for and on behalf of **CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK** in the presence of:	))))))	Peter Clemons Attorney-in-fact
Witness' signature: Witness' name: Witness' address:	)))	William Neil Stewart Trainee Solicitor Watson Farley & Williams LLP 15 Appold Street London EC2A 2HB
SIGNED by duly authorised for and on behalf of **SOCIÉTÉ GÉNÉRALE** in the presence of:	)))))	Peter Clemons Attorney-in-fact
Witness' signature: Witness' name: Witness' address:	)))	William Neil Stewart Trainee Solicitor Watson Farley & Williams LLP 15 Appold Street London EC2A 2HB
SIGNED by duly authorised for and on behalf of **BELFIUS BANK NV/SA** in the presence of:	)))))	Peter Clemons Attorney-in-fact
Witness' signature: Witness' name: Witness' address:	)))	William Neil Stewart Trainee Solicitor Watson Farley & Williams LLP 15 Appold Street London EC2A 2HB

20

EUROPE/75884196v6

BOOKRUNNERS

SIGNED by duly authorised for and on behalf of **NORDEA BANK ABP, FILIAL I NORGE** in the presence of:	)	Peter Clemons Attorney-in-fact
Witness' signature: Witness' name: Witness' address:	)	William Neil Stewart Trainee Solicitor Watson Farley & Williams LLP 15 Appold Street London EC2A 2HB
SIGNED by duly authorised for and on behalf of **ING BANK, a branch of ING-DiBa AG** in the presence of:	)	Peter Clemons Attorney-in-fact
Witness' signature: Witness' name: Witness' address:	)	William Neil Stewart Trainee Solicitor Watson Farley & Williams LLP 15 Appold Street London EC2A 2HB

GLOBAL COORDINATOR

SIGNED by duly authorised for and on behalf of **NORDEA BANK ABP, FILIAL I NORGE** in the presence of:	)	Peter Clemons Attorney-in-fact
Witness' signature: Witness' name: Witness' address:	)	William Neil Stewart Trainee Solicitor Watson Farley & Williams LLP 15 Appold Street London EC2A 2HB

21 EUROPE/75884196v6

FACILITY AGENT

SIGNED by) Peter Clemons
duly authorised) Attorney-in-fact
for and on behalf of)
NORDEA BANK ABP, FILIAL I NORGE)
in the presence of:)

Witness' signature:) William Neil Stewart
Witness' name:) Trainee Solicitor
Witness' address:) Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB

SECURITY AGENT

SIGNED by) Peter Clemons
duly authorised) Attorney-in-fact
for and on behalf of)
NORDEA BANK ABP, FILIAL I NORGE)
in the presence of:)

Witness' signature:) William Neil Stewart
Witness' name:) Trainee Solicitor
Witness' address:) Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB

22 EUROPE/75884196v6

23 EUROPE/75884196v6 APPENDIX FORM OF AMENDED AND RESTATED FACILITY AGREEMENT (MARKED TO INDICATE AMENDMENTS) Amendments are indicated as follows: 1 additions are indicated by underlined text in blue; 2 deletions are shown by strike-through text in red; and 3 moved wording is indicated by underlined text in green.

Execution version Dated 7 November 2023 $1,340,846,156.88 (originally $1,290,000,000) TERM AND REVOLVING FACILITIES EURONAV NV as Borrower THE COMPANIES listed in Schedule 1Schedule 1 as Guarantors NORDEA BANK ABP, FILIAL I NORGE ING BANK, A BRANCH OF ING-DIBA AG KBC BANK NV DNB (UK) LIMITED SKANDINAVISKA ENSKILDA BANKEN AB (PUBL) as Mandated Lead Arrangers CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK SOCIÉTÉ GÉNÉRALE BELFIUS BANK NV/SA as Lead Arrangers NORDEA BANK ABP, FILIAL I NORGE ING BANK, A BRANCH OF ING-DIBA AG as Bookrunners NORDEA BANK ABP, FILIAL I NORGE as Global Coordinator NORDEA BANK ABP, FILIAL I NORGE as Facility Agent and NORDEA BANK ABP, FILIAL I NORGE

as Security Agent FACILITIES AGREEMENT as amended and restated by an Amendment and Restatement Agreement dated 28 June 2024 relating to facilities of up to $1,290,000,0001,340,846,156.88 comprising a revolving credit facility of up to $725,000,000,1,047,431,500 and a transition term loan facility of up to $375,000,000 and newbuilding term loan facility of up to $190,000,000 293,414,656.88

Index Clause Page Section 1 Interpretation 3 1 Definitions and Interpretation 3 Section 2 The Facilities 35 2 The Facilities 35 3 Purpose 36 4 Conditions of Utilisation 37 Section 3 Utilisation 39 5 Utilisation 39 Section 4 Repayment, Prepayment and Cancellation 42 6 Repayment 42 7 Prepayment and Cancellation 46 Section 5 Costs of Utilisation 51 8 Interest 51 9 Interest Periods 54 10 Changes to the Calculation of Interest 5655 11 Fees 57 Section 6 Additional Payment Obligations 5958 12 Tax Gross Up and Indemnities 5958 13 Increased Costs 6362 14 Other Indemnities 6564 15 Mitigation by the Finance Parties 6867 16 Costs and Expenses 6867 Section 7 Guarantee 7069 17 Guarantee and Indemnity 7069 Section 8 Representations, Undertakings and Events of Default 7372 18 Representations 7372 19 Information Undertakings 8079 20 Financial Covenants 8483 21 General Undertakings 8685 22 Insurance Undertakings 9392 23 General Ship Undertakings 9997 24 Anti-Boycott Regulations 104103 25 Security Cover 105104 26 Accounts and application of Earnings 107106 27 Events of Default 108106 Section 9 Changes to Parties 112111 28 Changes to the Lenders and Hedge Counterparties 112111 29 Changes to the Obligors 118117 Section 10 The Finance Parties 119118 30 The Facility Agent and the Arrangers 119118 31 The Security Agent 130129 32 Conduct of Business by the Finance Parties 146145 33 Sharing among the Finance Parties 146 Section 11 Administration 148 34 Payment Mechanics 148 35 Set-Off 151

36	Bail-In	151
37	Notices	152
38	Calculations and Certificates	154
39	Partial Invalidity	154
40	Remedies and Waivers	154
41	Entire Agreement	155
42	Settlement or Discharge Conditional	155
43	Irrevocable Payment	155
44	Amendments and Waivers	155
45	Confidential Information	159
46	Confidentiality of Funding Rates	163
47	Counterparts	164
Section 12 Governing Law and Enforcement		165
48	Governing Law	165
49	Enforcement	165

Schedules

Schedule 1 The Parties 166167
Part A The Obligors 166167
Part B The Original Lenders 167168
Part C The Servicing Parties 171172
Schedule 2 Conditions Precedent 172173
Part A Conditions Precedent to Initial Utilisation Request 172173
Part B Conditions Precedent to Initial Utilisation Of Revolving Facility 174175
Part C Conditions Precedent to Utilisation – Transition Facility 176177
Part D Conditions Precedent to Utilisation – Newbuild FacilityAdvance 178179
Schedule 3 Requests 180181
Part A Utilisation Request 180181
Part B Selection Notice 181183
Schedule 4 Transition Facility Repayment Schedule 182184
Schedule 5 Revolving Facility Repayment Schedule 183185
Schedule 6 Form of Transfer Certificate 184186
Schedule 7 Form of Assignment Agreement 186188
Schedule 8 Form of Hedge Counterparty Accession Letter 189191
Schedule 9 Form of Compliance Certificate 190192
Schedule 10 Details of the Ships 191193
Part A – Core Ships (including Newbuild Ships) 193
Part B - Transition Ships 200
Schedule 11 Details of the A Fleet 202205
Schedule 12 Timetables 211214

Execution

Execution Pages 212215

Execution version THIS AGREEMENT is made on 7 November 2023 as amended and restated by the Amendment and Restatement Agreement on 28 June 2024 PARTIES (1) EURONAV NV, a company incorporated in Belgium with company registration number BE 0860.402.767 whose registered address is at de Gerlachekaai 20, B-2000 Antwerp, Belgium as borrower (the "Borrower") (2) THE COMPANIES listed in Part A of Schedule 1 (The Parties) as guarantors (the "Guarantors") (3) DNB (UK) LIMITED, ING BANK, A BRANCH OF ING-DIBA AG, KBC BANK NV, NORDEA BANK ABP, FILIAL I NORGE and SKANDINAVISKA ENSKILDA BANKEN AB (PUBL) as mandated lead arrangers (the "Mandated Lead Arrangers") (4) BELFIUS BANK NV/SA, CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK and SOCIÉTÉ GÉNÉRALE as lead arrangers (the "Lead Arrangers") (5) NORDEA BANK ABP, FILIAL I NORGE and ING BANK, A BRANCH OF ING-DIBA AG as bookrunners (the "Bookrunners") (6) NORDEA BANK ABP, FILIAL I NORGE as global coordinator (the "Global Coordinator") (7) THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as lenders (the "Original Lenders") (8) THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as hedge counterparties (the "Original Hedge Counterparties") (9) NORDEA BANK ABP, FILIAL I NORGE as agent of the other Finance Parties (the "Facility Agent") (10) NORDEA BANK ABP, FILIAL I NORGE as security agent for the Secured Parties (the "Security Agent") BACKGROUND (A) The Lenders haveBy a facilities agreement dated 7 November 2023 and made between, amongst others, (i) the Borrower, (ii) the Guarantor, (iii) the Original Lenders, (iv) the Facility Agent and (v) the Security Agent, the Lenders agreed to make available to the Borrower: (i) a revolving credit facility of, originally, up to $725,000,000 for the purpose of (a) refinancing the Existing Indebtedness relating to the Core Ships and the Transition Ships, (b) refinancing the Existing Indebtedness relating to the A Fleet, and (c) only after the refinancings described in (a) and (b), for general corporate and working capital purposes; (ii) a transition term loan facility of, originally, up to $375,000,000 for the purpose of (a) refinancing the Existing Indebtedness relating to the Core Ships and the Transition Ships and (b) refinancing the Existing Indebtedness relating to the A Fleet; and EUROPE/75885978v8

(iii) a newbuild term loan facility of up to $190,000,000 for the purpose of financing the delivery cost of certain of the Newbuild Ships and/ or for general corporate and working capital purposes (the "Newbuild Facility"). (B) The Hedge Counterparties may agree to enter into interest rate swap transactions with the Borrower from time to time to hedge the Borrower's exposure to interest rate fluctuations. OPERATIVE PROVISIONS (C) By the Amendment and Restatement Agreement, the Finance Parties agreed to certain amendments to the facilities agreement and the other Finance Documents in order to, amongst other things: (i) consolidate the Newbuild Facility into the Revolving Facility; and (ii) increase the amount of the Revolving Facility (as so consolidated) to up to $1,047,431,500; and (iii) revise the reduction and repayment amounts in relation to the Revolving Facility. (D) Prior to the Amendment and Restatement Date, the amount of the Transition Facility was reduced to $293,414,656.88 by virtue of cancellations and repayments made prior to the Amendment and Restatement Date. (E) This Agreement sets out the terms and conditions of the facilities agreement as amended and restated by the Amendment and Restatement Agreement. 2 EUROPE/75885978v8

OPERATIVE PROVISIONS 3 EUROPE/75885978v8

SECTION 1 INTERPRETATION 1 DEFINITIONS AND INTERPRETATION 1.1 Definitions In this Agreement: "1992 ISDA Master Agreement" means the Master Agreement (Multicurrency - Cross Border) as published by the International Swaps and Derivatives Association, Inc. "2002 ISDA Master Agreement" means the 2002 Master Agreement as published by the International Swaps and Derivatives Association, Inc. "A Fleet" means each of the 24 ships listed in Schedule 11Schedule 11 (Details of the A Fleet), details of which are set out opposite its name in Schedule 11 (Details of the A Fleet). "A Fleet Existing Indebtedness" means, at any date, the outstanding Financial Indebtedness of the Borrower on that date in respect of the A Fleet. "Account Bank" means Nordea Bank Abp, filial i Norge acting through its office at Essendropsgate 7, P O Box 1166 Sentrum no-0107 Oslo, Norway or any replacement bank or other financial institution as may be approved by the Facility Agent acting with the authorisation of the Majority Lenders. "Accounts" means the Earnings Accounts. "Account Security" means a document creating Security over any Account in agreed form. "Additional Hedge Counterparty" means a bank or financial institution which becomes a Hedge Counterparty in accordance with Clause 28.8 (Additional Hedge Counterparties). "Advance" means a Utilisation of all or part of the Transition Facility, a Tranche or any Utilisation of the Revolving Facility, in each case under this Agreement. "Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. "Amendment and Restatement Agreement" means the amendment and restatement agreement dated 28 June 2024 and made between, amongst others, (i) the Borrower, (ii) the Guarantor, (iii) the Lenders, (iv) the Hedge Counterparties, (v) the Mandated Lead Arrangers, (vi) the Lead Arrangers, (vii) the Facility Agent and (viii) the Security Agent. "Amendment and Restatement Date" means the Effective Date (as defined in the Amendment and Restatement Agreement). "Annex VI" means Annex VI of the Protocol of 1997 to amend the International Convention for the Prevention of Pollution from Ships 1973 (Marpol), as modified by the Protocol of 1978 relating thereto. 4 EUROPE/75885978v8

"Anti-Bribery and Corruption Laws" means the England and Wales Bribery Act 2010, the United States Foreign Corrupt Practices Act 1977 or other applicable anti-corruption legislation in any other jurisdictions. "Approved Brokers" means Vanbreda Risk & Benefits NV and any other firm or firms of insurance brokers approved in writing by the Facility Agent, acting with the authorisation of the Majority Lenders. "Approved Classification" means, in relation to a Ship, as at the date of this Agreement, the classification in relation to that Ship specified in Schedule 10 (Details of the Ships) or the equivalent classification with another Approved Classification Society. "Approved Classification Society" means, in relation to a Ship, any of DNV GL, Bureau Veritas, Lloyds Register of Shipping, American Bureau of Shipping, Nippon Kaiji Kyokai, or any other member of the International Association of Classification Societies, or such other classification society which the Facility Agent has approved or selected (with the authorisation of the Majority Lenders). "Approved Commercial Manager" means, in relation to a Ship, the Borrower or any wholly owned subsidiarySubsidiary of the Borrower. "Approved Flag" means, in relation to a Ship, Belgian, French (RIF), Greek, Hong Kong, Liberian, Panama and Marshall Islands flag and any other flag approved by the Facility Agent (acting on the instructions of all Lenders). "Approved Manager" means, in relation to a Ship, the Approved Commercial Manager or the Approved Technical Manager of that Ship. "Approved Technical Manager" means, in relation to a Ship: (a) Euronav Ship Management SAS of 15 Quai Ernest Renaud, Immeuble Les Salorges 1, 44000 Nantes, France (with a Belgian branch office at De Gerlachekaai 20, B 2000 Antwerp 1, Belgium); or (b) Euronav Shipping NV of De Gerlachekaai 20 B 2000 Antwerp 1, Belgium; or (c) Anglo Eastern Ship Management Ltd of 23/F, 248 Queen's Road East, Wanchai, Hong Kong or any Affiliate of it; or (d) Wallem Shipmanagement of 9/F Dorset House, Taikoo Place, 979 King's Road, Quarry Bay, Hong Kong or any affiliate of it; or (e) V. Ships of 63 Queen Victoria Street, EC4N 4UA, London, England or any Affiliate of it; or (f) Euronav Ship Management (Hellas) Ltd. (Greek Branch) (which may be renamed Anglo Eastern Management (Hellas) Ltd. (Greek Branch)) of Athinon Avenue 31-33, 10447 Athens, Greece; or (g) Columbia Shipmanagement Ltd. of 21 Spyrou Kyprianou Avenue, Yermasoyia, 4042 Limassol-Cyprus; or 5 EUROPE/75885978v8

(h) Northern Marine Limited, of Alba House, 2 Central Avenue, Clydebank, Glasgow, G81 2QR, Scotland or any Affiliate of it; or (i) any other technical manager as may be approved by the Majority Lenders. "Approved Valuer" means Clarksons Platou Securities AS, Arrow Sale & Purchase (UK) Limited, Braemar ACM, Fearnleys, Simpson Spence Young, Vessels Value (or any Affiliate of such person through which valuations are commonly issued) or such other independent sale and purchase shipbrokers which the Facility Agent has approved or selected (with the authorisation of the Majority Lenders) and the Borrower may agree. "Arrangers" means each of the Mandated Lead Arrangers and the Lead Arrangers. "Article 55 BRRD" means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms. "Assignment Agreement" means an agreement substantially in the form set out in Schedule 7 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee. "Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, legalisation or registration. "Availability Period" means the period from and including the date of this Agreement to and including: (a) in respect of the Revolving Facility, on the earlier of (i) the Termination Date, and (ii) the date on which the Total Revolving Commitments are fully cancelled or terminated; and (b) in respect of the Transition Facility, 31 January 2024;. (c) in respect of the Newbuild Facility: (i) with regards to a Newbuild Ship other than Ship 33, on the earliest of: (A) 20 Business Days after the Delivery Date of a Newbuild Ship; (B) the date on which the Shipbuilding Contract in respect of that Newbuild Ship is cancelled or terminated; (C) the date on which the Newbuild Commitment is fully cancelled or terminated; (ii) with regards to Ship 33, 31 December 2023. "Available Commitment" means, in relation to a Tranche or a Facility, a Lender's Commitment under that Tranche or Facility minus: (a) the amount of its participation in the outstanding Advances under that Tranche or Facility; and 6 EUROPE/75885978v8

(b) in relation to any proposed Utilisation, the amount of its participation in any other Advance that is due to be made under that Tranche or Facility on or before the proposed Utilisation Date. For the purposes of calculating a Lender's Available Commitment in relation to any proposed Utilisation under the Revolving Facility only, that Lender's participation in any Advance under the Revolving Facility that is due to be repaid or prepaid on or before the proposed Utilisation Date shall not be deducted from that Lender's Revolving Commitment. "Available Facility" means, in relation to a Tranche or a Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Tranche or Facility (in the case of the Revolving Facility, less the Newbuild Unavailable Amount). "Bail-In Action" means the exercise of any Write-down and Conversion Powers. "Bail-In Legislation" means: (a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; (b) in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation; and (c) in relation to the United Kingdom, the UK Bail-In Legislation. "Break Costs" means the amount (if any) by which: (a) the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or an Unpaid Sum to the last day of the current Interest Period in relation to the Loan, the relevant part of the Loan or that Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period; exceeds (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period. "Builder of Ships 3319 and 3420" means Hyundai Samho Heavy Industries, a company organised and existing under the laws of the Republic of Korea, whose principal office is at 93 Daebui-Ro, Samho-Eup, Yeongam-Gun, Jeolianam-Do, Korea. "Builder of Ships 3521 and 3622" means Daehan Shipbuilding Co., Ltd., a company organised and existing under the laws of the Republic of Korea whose principal office is at 498 Joseonso-gil, Hwawon-myeon, Haenam-gun, Joellanam-do, 59000, Korea. "Builder" means Builder of Ships 3319 and 3420 and Builder of Ships 3521 and 3622. 7 EUROPE/75885978v8

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Oslo, Antwerp, Amsterdam, Frankfurt, Paris; and (a) New York; and (b) (in relation to the fixing of interest rate) which is a US Government Securities Business Day. "Change of Control" means, in relation to the Borrower, if two or more persons acting in concert or any individual person in each case other than the Permitted Holders: (a) acquires legally and/or beneficially, and either directly or indirectly, in excess of 50 per cent. of the issued share capital or voting rights of the Borrower; or (b) has the right or the ability to control, either directly or indirectly, the affairs or composition of the majority of the board of directors (or equivalent) of the Borrower. "Charter" means, in relation to a Ship, any charter relating to that Ship, or other contract for its employment, whether or not already in existence. "Charter Guarantee" means any guarantee, bond, letter of credit or other instrument (whether or not already issued) supporting a Charter. "CMB" means CMB NV, a company incorporated in Belgium whose registered office is at de Gerlachekaai 20, B-2000 Antwerp, Belgium. "CMB.TECH Enterprises" means CMB.TECH Enterprises NV (previously named CMB.TECH NV), a company incorporated in Belgium with company number 0766552396 whose registered office is at de Gerlachekaai 20, B-2000 Antwerp, Belgium. "Code" means the US Internal Revenue Code of 1986. "Commercial Management Agreement" means the agreement entered into between an Obligor and the Approved Commercial Manager regarding the commercial management of a Ship. "Commitment" means a Transition Commitment, a Newbuild Commitment or a Revolving Commitment. "Compliance Certificate" means a certificate in the form set out in Schedule 9 (Form of Compliance Certificate) or in any other form agreed between the Borrower and the Facility Agent. "Confidential Information" means all information relating to any Obligor, the Group, the Finance Documents or all or any part of a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or all or any part of a Facility from either: (a) any member of the Group or any of its advisers; or 8 EUROPE/75885978v8

(b) another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes: (i) information that: (A) is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 45 (Confidential Information); or (B) is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or (C) is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and (ii) any Funding Rate. "Confidentiality Undertaking" means a confidentiality undertaking in substantially the appropriate form recommended by the LMA from time to time or in any other form agreed between the Borrower and the Facility Agent. "Contract Price" means, in relation to a Newbuild Ship, the price payable for that Newbuild Ship under article II of the Shipbuilding Contact, subject to adjustment as provided in article III of the Shipbuilding Contract. "Core Ships" means each ship listed as Ship 1 to Ship 1822 (inclusive), details of which are set out opposite its name in Part APart A of Schedule 10 (Details of the Ships). "Corresponding Debt" means any amount, other than any Parallel Debt, which an Obligor owes to a Secured Party under or in connection with the Finance Documents. "Deed of Covenant" means, in relation to a Ship and where (in the opinion of the Facility Agent) it is appropriate in the context of the relevant Approved Flag, a deed of covenant collateral to the Mortgage over that Ship, in agreed form. "Deed of Release" means a deed releasing the relevant Existing Security in a form acceptable to the Facility Agent. "Default" means an Event of Default or a Potential Event of Default. "Defaulting Lender" means any Lender: (a) which has failed to make its participation in an Advance available (or has notified the Facility Agent or the Borrower (which has notified the Facility Agent) that it will not 9 EUROPE/75885978v8 make its participation in an Advance available) by the Utilisation Date of that Advance in accordance with Clause 5.4 (Lenders' participation); (b) which has otherwise rescinded or repudiated a Finance Document; or (c) with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraph (a) above: (i) its failure to pay is caused by: (A) administrative or technical error; or (B) a Disruption Event; and payment is made within five Business Days of its due date; or (ii) the Lender is disputing in good faith whether it is contractually obliged to make the payment in question. "Delegate" means any delegate, agent, attorney or co-trustee appointed by the Security Agent. "Delivery Date" means, in relation to a Newbuild Ship, the date on which that Newbuild Ship is delivered by the Builder to the Borrower under the relevant Shipbuilding Contract, which includes the total permissible and non-permissible delay days under each relevant Shipbuilding Contract which is 270 days per Newbuild Ship. "Disruption Event" means either or both of: (a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties or, if applicable, any Transaction Obligor; or (b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party or, if applicable, any Transaction Obligor preventing that, or any other, Party or, if applicable, any Transaction Obligor: (i) from performing its payment obligations under the Finance Documents; or (ii) from communicating with other Parties or, if applicable, any Transaction Obligor in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party or, if applicable, any Transaction Obligor whose operations are disrupted. "Document of Compliance" has the meaning given to it in the ISM Code. 10 EUROPE/75885978v8

"dollars" and "$" mean the lawful currency, for the time being, of the United States of America. "Earnings" means, in relation to a Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower or a Guarantor and which arise out of the use or operation of that Ship, including (but not limited to): (a) all freight, hire and passage moneys, compensation payable to the Borrower, a Guarantor, or the Security Agent in the event of requisition of that Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charter party or other contract for the employment of that Ship; (b) all moneys which are at any time payable under Insurances in respect of loss of earnings; and (c) if and whenever that Ship is employed on terms whereby any moneys falling within paragraphs (a)(a) or (b)(b) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to that Ship. "Earnings Account" means, in relation to the Borrower or a Guarantor: (a) an account in the name of the Borrower or that Guarantor with the Account Bank designated "Earnings Account"; (b) any other account in the name of the Borrower or that Guarantor with the Account Bank which may, with the prior written consent of the Facility Agent, be opened in the place of the account referred to in paragraph (a) above, irrespective of the number or designation of such replacement account; or (c) any sub-account of any account referred to in paragraphs (a) or (b) above. "EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway. "Environmental Approval" means any present or future permit, ruling, variance or other Authorisation required under Environmental Law. "Environmental Claim" means any claim by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law and, for this purpose, "claim" includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset. "Environmental Incident" means: 11 EUROPE/75885978v8

(a) any release, emission, spill or discharge of Environmentally Sensitive Material from a Ship into any other vessel or into or upon the air, water, land or soils (including the seabed) or surface water; or (b) any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, water, land or soils (including the seabed) or surface water from a vessel other than any Ship and which involves a collision between any Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Ship and/or any Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or is reasonably likely to be subject to any legal or administrative action; or (c) any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, water, land or soils (including the seabed) or surface water otherwise than from a Ship and in connection with which a Ship is actually or potentially liable to be arrested and where any Transaction Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or is reasonably likely to be subject to any legal or administrative action. "Environmental Law" means any present or future law relating to vessel disposal, energy efficiency, carbon reduction, emissions, emissions trading, pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material. "Environmentally Sensitive Material" means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous. "EU Bail-In Legislation Schedule" means the document described as such and published by the LMA from time to time. "EU Ship Recycling Regulation" means Regulation (EU) No 1257/2013 of the European Parliament and of the Council of 20 November 2013 on ship recycling and amending Regulation (EC) No 1013/2006 and Directive 2009/16/EC. "Event of Default" means any event or circumstance specified as such in Clause 27 (Events of Default). "Existing Facility Agent" means the "Agent" as such term is defined in the relevant Existing Facility Agreement. "Existing Facility Agreements" means each of the following loan agreements: (a) a term and revolving facility dated 6 December 2022 and entered into between the Borrower as borrower and Nordea Bank Abp, filial i Norge as agent and security trustee of originally $377,000,000 and increased to $447,000,000 following the exercise of a $70,000,000 uplift; 12 EUROPE/75885978v8

(b) a term and revolving facility dated 11 September 2020 and entered into between the Borrower as borrower and Nordea Bank Abp, filial i Norge as agent and security trustee of originally $713,000,000; (c) a revolving facility dated 28 August 2019 and entered into between the Borrower as borrower and Nordea Bank Abp, filial i Norge as agent and security trustee of originally $700,000,000; (d) a revolving facility originally dated 7 September 2018 and entered into between the Borrower and Euronav Shipping NV as borrowers and Nordea Bank Abp, filial i Norge as agent and security trustee as amended and restated on 18 November 2022 of originally $200,000,000; (e) a term facility dated 22 March 2018 and entered into between the Borrower as borrower and Credit Agricole Corporate and Investment Bank as agent and security trustee of originally $173,550,300; (f) a term facility dated 2 December 2021 and entered into between the Borrower as borrower and DNB Bank ASA, London Branch as agent and security trustee of originally $73,450,000; (g) a term facility dated 6 December 2022 and entered into between the Borrower as borrower and DNB Bank ASA, London Branch as agent and security trustee of originally $110,00,000; (h) a term facility dated 29 June 2023 and entered into between the Borrower as borrower and DNB Bank ASA, London Branch as agent and security trustee of originally $190,000,000. "Existing Indebtedness" means, at any date, the outstanding Financial Indebtedness of the relevant Obligor on that date under the relevant Existing Facility Agreement. "Existing Security" means any Security created to secure the Existing Indebtedness. "Facility" means the Transition Facility, the Newbuild Facility or the Revolving Facility. "Facility Office" means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement. "FATCA" means: (a) sections 1471 to 1474 of the Code or any associated regulations; (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or 13 EUROPE/75885978v8

(c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction. "FATCA Application Date" means: (a) in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or (b) in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraph (a)(a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA. "FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA. "FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction. "Fee Letter" means any letter or letters dated on or about the date of this Agreement or the Amendment and Restatement Agreement between any of the Arrangers, the Bookrunners, the Global Co-ordinator, the Facility Agent and the Security Agent and any Obligor setting out any of the fees referred to in Clause 11 (Fees) of the Amendment and Restatement Agreement. "Finance Document" means: (a) this Agreement; (b) the Amendment and Restatement Agreement; (c) (b) any Fee Letter; (d) (c) each Utilisation Request; (e) (d) any Security Document; (f) (e) any Hedging Agreement; (g) (f) any Manager's Undertaking; (h) (g) any other document which is executed for the purpose of establishing any priority or subordination arrangement in relation to the Secured Liabilities; or (i) (h) any other document designated as such by the Facility Agent and the Borrower. "Finance Party" means the Facility Agent, the Security Agent, the Arrangers, the Bookrunners, the Global Coordinator, a Lender or a Hedge Counterparty. 14 EUROPE/75885978v8

"Financial Indebtedness" means, in relation to a person (the "debtor"), a liability of the debtor: (a) for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor; (b) under any loan stock, bond, note or other security issued by the debtor; (c) under any acceptance credit, guarantee or letter of credit facility made available to the debtor; (d) any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under IFRS; (e) for or in relation to receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis); (f) under a financial lease, a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor; (g) under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or (h) under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within paragraphs (a)(a) to (e)(e) if the references to the debtor referred to the other person. "Free Liquid Assets" has the meaning given to it in Clause 20.1 (Financial Covenants). "Funding Rate" means any individual rate notified by a Lender to the Facility Agent pursuant to sub-paragraph (ii) of paragraph (a) of Clause 10.3 (Cost of funds). "General Assignment" means, in relation to a Ship, the general assignment creating Security over: (a) that Ship's Earnings, its Insurances and any Requisition Compensation in relation to that Ship; (b) any Long Term Charter and any Long Term Charter Guarantee in relation to that Ship; and (c) in the case of a Newbuild Ship, the benefit of any warranties of quality in favour of the Borrower under the relevant Shipbuilding Contract, in agreed form. "Group" means the Borrower and its Subsidiaries for the time being. 15 EUROPE/75885978v8

"Guarantor A" means Euronav Shipping NV as company incorporated in Belgium with registered address at De Gerlachekaai 20, B-2000 Antwerp, Belgium. "Hedge Counterparty" means any Original Hedge Counterparty or any Additional Hedge Counterparty. "Hedge Counterparty Accession Letter" means a document substantially in the form set out in Schedule 8 (Form of Hedge Counterparty Accession Letter). "Hedge Receipts" means all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower or the Security Agent by a Hedge Counterparty under a Hedging Agreement. "Hedging Agreement" means any master agreement, confirmation, transaction, schedule or other agreement in agreed form entered into or to be entered into by the Borrower for the purpose of hedging or regulating actual or potential exposures in respect of (i) interest payable under this Agreement; or (ii) interest that may become payable under this Agreement if all or any part of the Available Commitments were to be utilised. "Hedging Agreement Security" a hedging agreement security creating Security over the Borrower's rights and interests in any Hedging Agreement, in agreed form. "Hedging Prepayment Proceeds" means any Hedge Receipts arising as a result of termination or closing out under a Hedging Agreement. "Historic Term SOFR" means, in relation to any Term SOFR Loan, the most recent applicable Term SOFR for a period equal in length to the Interest Period of that Term SOFR Loan and which is as of a day which is no more than five US Government Securities Business Days before the Quotation Day. "HMT" means His Majesty's Treasury. "Holding Company" means, in relation to a person, any other person in relation to which it is a Subsidiary. "IFRS" means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements. "Inventory of Hazardous Materials" means, in relation to a Ship, an inventory certificate or statement of compliance (as applicable) issued by the relevant classification society or shipyard authority which is supplemented by a list of any and all materials known to be potentially hazardous utilised in the construction of, or otherwise installed on, that Ship, pursuant to the requirements of the EU Ship Recycling Regulation. "Indemnified Person" has the meaning given to it in Clause 14.2 (Other indemnities). "Insolvency Event" in relation to an entity means that the entity: (a) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (b) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; 16 EUROPE/75885978v8

(c) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (d) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official; (e) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and: (i) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or (ii) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (f) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (g) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above); (h) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (i) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or (j) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts. "Insurances" means, in relation to a Ship: (a) all policies and contracts of insurance, including entries of that Ship in any protection and indemnity or war risks association, effected in relation to that Ship, that Ship's Earnings or otherwise in relation to that Ship; and 17 EUROPE/75885978v8

(b) all rights and other assets relating to, or derived from, any of such policies, contracts or entries, including any rights to a return of premium. "Interest Payment Date" has the meaning given to it in paragraph (a) of Clause 8.2 (Payment of interest). "Interest Period" means, in relation to the Loan or any part of the Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest). "Interpolated Term SOFR" means, in relation to the Loan or any part of the Loan, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between: (a) Either: (i) the applicable Term SOFR (as of the Specified Time) for the longest period (for which Term SOFR is available) which is less than the Interest Period of the Loan or that part of the Loan; or (ii) if no such Term SOFR is available for a period which is less than the Interest Period of the Loan or that part of the Loan, the most recent applicable Term SOFR for a tenor of one month; and (b) the applicable Term SOFR (as of the Specified Time) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of the Loan or that part of the Loan. "ISDA Master Agreement" means a 1992 ISDA Master Agreement or a 2002 ISDA Master Agreement. "ISM Code" means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention (including the guidelines on its implementation), adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time. "ISPS Code" means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization's (IMO) Diplomatic Conference of December 2002, as the same may be amended or supplemented from time to time. "ISSC" means an International Ship Security Certificate issued under the ISPS Code. "Lender" means: (a) any Original Lender; and (b) any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with Clause 28 (Changes to the Lenders and Hedge Counterparties), which in each case has not ceased to be a Party as such in accordance with this Agreement. 18 EUROPE/75885978v8

"LMA" means the Loan Market Association or any successor organisation. "Loan" means the aggregate amount of Advances to be made available under the Facilities or the aggregate principal amount outstanding for the time being of the borrowings under the Facilities and a "part of the Loan" means an Advance, a Tranche, a part of a Tranche, or any other part of the Loan as the context may require. "Long Term Charter" means any charter or other contract of employment for a Ship which is entered into by the Borrower or a Guarantor with a person other than a wholly-owned subsidiarySubsidiary of the Borrower and for a term which exceeds 36 months' duration. "Long Term Charter Guarantee" means any guarantee, bond, letter of credit or other instrument (whether or not already issued) supporting a Long Term Charter. "Major Casualty" means, in relation to a Ship, any casualty to that Ship in relation to which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $5,000,000 or the equivalent in any other currency. "Majority Lenders" means: (a) if no Advance has yet been made, a Lender or Lenders whose Commitments aggregate more than 66⅔ per cent. of the Total Commitments; or (b) at any other time, a Lender or Lenders whose participations in the Loan aggregate more than 66⅔ per cent. of the amount of the Loan then outstanding or, if the Loan has been repaid or prepaid in full, a Lender or Lenders whose participations in the Loan immediately before repayment or prepayment in full aggregate more than 66⅔ per cent. of the Loan immediately before such repayment. "Majority Shareholder" means any two or more persons acting in concert or any individual person: (a) owning legally and/or beneficially, and either directly or indirectly, in excess of 50 per cent. of the issued share capital or voting rights of the Borrower; or (b) that has the right or the ability to control, either directly or indirectly, the affairs or composition of the majority of the board of directors (or equivalent) of the Borrower. "Management Agreement" means a Technical Management Agreement or a Commercial Management Agreement. "Manager's Undertaking" means the letter of undertaking from the Approved Technical Manager and the letter of undertaking from the Approved Commercial Manager subordinating the rights of the Approved Technical Manager and the Approved Commercial Manager respectively against each Ship and each Obligor to the rights of the Finance Parties in agreed form. "Margin" has the meaning given to it at Clause 8.5 (Calculation of Margin). "Market Disruption Rate" means the Reference Rate. 19 EUROPE/75885978v8

"Market Value" means, in relation to a Ship, a valuation of its market price as determined in accordance with Clause 25.7 (Provision of valuations). "Material Adverse Effect" means a material adverse effect on: (a) the business, operations, property, condition (financial or otherwise) or prospects of any member of the Group or the Group as a whole; or (b) the ability of any Transaction Obligor to perform its obligations under any Finance Document; or (c) the validity or enforceability of, or the effectiveness or ranking of any Security granted or intended to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents. "Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that: (a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and (c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end. The above rules will only apply to the last Month of any period. "Mortgage" means: (a) "Mortgage" means, in relation to a Ship, a first priority or preferred (as the case may be) ship mortgage on that Ship in agreed form or any replacement first preferred or first priority ship mortgage on that Ship under the laws of an Approved Flag in agreed form and, : (i) where the relevant Approved Flag is Belgian flag, the amount secured by such mortgage shall be limited to 125 per cent. of the Market Value of the relevant Ship as at the date of the relevant mortgage. ; and "Newbuild Commitment" means a Tranche A Commitment, Tranche B Commitment, Tranche C Commitment, or Tranche D Commitment. "Newbuild Facility" means the term loan facilities made available under this Agreement as described in paragraph (c) of Clause 2.1 (The Facilities). 20 EUROPE/75885978v8

"Newbuild Term Loan" means the aggregate amount of Advances to be made available under the Newbuild Facility or the aggregate principal amount outstanding for the time being of the borrowings under the Newbuild Facility. (ii) in the case of such a mortgage relating to a Ship registered on Liberian or Marshall Islands as at the Amendment and Restatement Date, as amended and supplemented by the applicable Mortgage Amendment; and (b) in relation to a Ship registered on Belgian, French or Greek flag as at the Amendment and Restatement Date, the applicable Supplemental Mortgage. "Mortgage Amendment" means, in relation to a Mortgage on a Ship registered on Liberian or Marshall Islands flag as at the Amendment and Restatement Date, an amendment to that Mortgage dated on or about the Amendment and Restatement Date. "Newbuild Advance" means, in respect of a Newbuild Ship, the first Advance of the Revolving Facility to be made on or after the Delivery Date in respect of that Newbuild Ship. "Newbuild Increase Effective Date" means, in relation to a Newbuild Advance, the date on which the Facility Agent notifies the Borrower and the other Finance Parties as to the satisfaction of the applicable conditions precedent as provided in Clause 4.3 (Notification of satisfaction of conditions precedent). "Newbuild ShipsShip" means each shipShip listed as Ship 33 to21 or Ship 36 (inclusive)22, details of which are set out opposite its name in Part CPart A of Schedule 10 (Details of the Ships). "Newbuild Unavailable Amount" means: (a) if no Newbuild Increase Effective Date has occurred, $115,000,000; (b) if the Newbuild Increase Effective Date has occurred in relation to one Newbuild Ship, $115,000,000 less the lower of (i) 57.5 per cent. of the Market Value of that Newbuild Ship on that Newbuild Increase Effective Date; and (ii) $57,500,000; and (c) if the Newbuild Increase Effective Date has occurred in relation to both Newbuild Ships, $115,000,000: (i) less the lower of (i) 57.5 per cent. of the Market Value of one of the Newbuild Ships on the Newbuild Increase Effective Date in relation to it; and (ii) $57,500,000; (ii) less the lower of (i) 57.5 per cent. of the Market Value of the other Newbuild Ship on the Newbuild Increase Effective Date in relation to it; and (ii) $57,500,000, in each case less any part of the Revolving Commitments cancelled pursuant to Clause 7.6 (Mandatory cancellation on default under Shipbuilding Contract). "Obligor" means the Borrower or a Guarantor. 21 EUROPE/75885978v8

"Original Financial Statements" means in relation to the Borrower, the audited consolidated financial statements of the Group for its financial year ended 2022. "Original Jurisdiction" means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Agreement. "Other Ships" means: (a) m.v. "FSO AFRICA" which is registered on the flag of the Marshall Islands and registered in the ownership of TI Africa Limited; (b) m.v. "FSO ASIA" which is registered on the flag of the Marshall Islands and registered in the ownership of TI Asia Limited; (c) m.v. "OCEANIA" which is registered on the flag of Belgium and registered in the ownership of Euronav Shipping NV; (d) m.v. "NECTAR" which is registered on the flag of Liberia and registered in the ownership of Euronav Luxembourg; and (e) m.v. "NOBLE" which is registered on the flag of Liberia and registered in the ownership of Taiping and Sinopec TJ6 Shipping Leasing Co. Ltd. "Overseas Regulations" means the Overseas Companies Regulations 2009 (SI 2009/1801). "Parallel Debt" means any amount which an Obligor owes to the Security Agent under Clause 31.2 (Parallel Debt (Covenant to pay the Security Agent)) or under that clause as incorporated by reference or in full in any other Finance Document. "Participating Member State" means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union. "Party" means a party to this Agreement. "Perfection Requirements" means the making or procuring of filings, stampings, registrations, notarisations, endorsements, translations and/or notifications of any Finance Document (and/or any Security created under it) necessary for the validity, enforceability (as against the relevant Obligor or any relevant third party) and/or perfection of that Finance Document. "Permitted Holders" means each of (i) CMB, (ii) Saverco and (iii) Marc Saverys, his direct lineal descendants, the personal estate of any of them and any trust or similar entity created for the sole benefit of any of those persons or their estates and family (and, as may be the case, any parallel vehicle thereof and their respective alternative investment vehicles) and their affiliates. "Permitted Pooling Agreement" means: (a) the pool participation agreement dated 1 August 2022 and made between Tankers International Limited as pool company and the Borrower as pool participant in respect of "ILMA"; 22 EUROPE/75885978v8

(b) the pool participation agreement dated 1 August 2022 and made between Tankers International Limited as pool company and the Borrower as pool participant in respect of "INGRID"; (c) the pool participation agreement dated 1 June 2022 and made between Tankers International Limited as pool company and the Borrower as pool participant in respect of "IRIS"; or (d) any other pool participation agreement made between Tankers International Limited as pool company and the Borrower as pool participant in respect of a Ship and designated as a Permitted Pooling Agreement by the Borrower and the Agent (acting with the authorisation of the Majority Lenders, such authorisation not to be unreasonably withheld). "Permitted Security" means: (a) Security created by the Finance Documents; (b) until the Utilisation Date of the Transition Facility, the Existing Security; (c) liens for unpaid master's and crew's wages in accordance with first class ship ownership and management practice and not being enforced through arrest; (d) liens for salvage; (e) liens for master's disbursements incurred in the ordinary course of trading in accordance with first class ship ownership and management practice and not being enforced through arrest; and (f) any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of any Ship: (i) not as a result of any default or omission by any Obligor; (ii) not being enforced through arrest; and (iii) subject, in the case of liens for repair or maintenance, to Clause 23.14 (Restrictions on chartering, appointment of managers etc.), provided such lien does not secure amounts more than 30 days overdue (unless the overdue amount is being contested in good faith by appropriate steps and for the payment of which adequate reserves are held and provided further that such proceedings do not give rise to a material risk of the relevant Ship or any interest in it being seized, sold, forfeited or lost). "Poseidon Principles" means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published in June 2019 as the same may be amended or replaced to reflect changes in applicable law or regulation or the introduction of or changes to mandatory requirements of the International Maritime Organisation from time to time. "Potential Event of Default" means any event or circumstance specified in Clause 27 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making 23 EUROPE/75885978v8 of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default. "Protected Party" has the meaning given to it in Clause 12.1 (Definitions). "Quotation Day" means, in relation to any period for which an interest rate is to be determined, two US Government Securities Business Days before the first day of that period unless market practice differs in the relevant syndicated loan market in which case the Quotation Day will be determined by the Agent in accordance with that market practice (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days). "Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Security Assets. "Reduction Date" means each date by which the Revolving Facility must be reduced set out in Clause 6.4 (Reduction of the Revolving Facility). "Reduction Instalment" means each instalment for reduction of the Advances under the Revolving Facility referred to in paragraph (a) of Clause 6.4 (Reduction of the Revolving Facility). "Reference Rate" means, in relation to the Loan or any part of the Loan: (a) the applicable Term SOFR as of the Specified Time and for a period equal in length to the Interest Period of the Loan or that part of the Loan; or (b) as otherwise determined pursuant to Clause 10.1 (Unavailability of Term SOFR), and if, in either case, that rate is less than zero, the Reference Rate shall be deemed to be zero. "Related Fund" in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund. "Relevant Jurisdiction" means, in relation to an Obligor: (a) its Original Jurisdiction; (b) any jurisdiction where any asset subject to, or intended to be subject to, any of the Transaction Security created, or intended to be created, by it is situated; (c) any jurisdiction where it conducts its business; and (d) the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it. "Relevant Market" means the market for overnight cash borrowing collateralised by US Government Securities. 24 EUROPE/75885978v8

"Repayment Date" means each date on which a Repayment Instalment is required to be paid under Clause 6.1 (Repayment of Term Loan). "Repayment Instalment" has the meaning given to it in Clause 6.1 (Repayment of Term Loan). "Repeating Representation" means each of the representations set out in Clause 18 (Representations) except Clause 18.9 (Insolvency), Clause 18.10 (No filing or stamp taxes) and Clause 18.11 (Deduction of Tax) and any representation of any Obligor made in any other Finance Document that is expressed to be a "Repeating Representation" or is otherwise expressed to be repeated. "Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian. "Requisition" means, in relation to a Ship: (a) any expropriation, confiscation, requisition (excluding a requisition for hire or use which does not involve a requisition for title) or acquisition of that Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected (whether de jure or de facto) by any government or official authority or by any person or persons claiming to be or to represent a government or official authority; and (b) any condemnation of that Ship by any tribunal or by any person claiming to be a tribunal; or (c) any arrest, capture or seizure of that Ship (including any hijacking or theft) by any person whatsoever. "Requisition Compensation" includes all compensation or other moneys payable to an Obligor by reason of any Requisition or any arrest or detention of a Ship in the exercise or purported exercise of any lien or claim. "Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers. "Restricted Party" means a person: (a) that is listed on any Sanctions List or otherwise targeted by Sanctions (whether designated by name or by reason of being included in a class of person); (b) that is domiciled, registered as located or having its main place of business in, or is incorporated under the laws of, a country or territory which is, or whose government is, the target of comprehensive, country or territory-wide Sanctions Laws which attach legal effect to being domiciled, registered as located or having its main place of business in such country or broadly prohibiting dealings with such government, country, or territory; or (c) that is directly or indirectly owned or controlled by a person referred to in paragraph (a)(a) and/or (b)(b) above; or 25 EUROPE/75885978v8

(d) with which any member of the Group is prohibited from dealing or otherwise engaging in a transaction with by any Sanctions Laws. "Revolving Facility" means the revolving credit facility made available under this Agreement as described in Clause 2.1 (The Facilities). "Revolving Commitment" means: (a) in relation to an Original Lender, the amount set opposite its name under the heading "Revolving Commitment" in Part B of Schedule 1 (The Parties) and the amount of any other Revolving Commitment transferred to it under this Agreement; and (b) in relation to any other Lender, the amount of any Revolving Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement. "Rollover Advance" means one or more Advances under the Revolving Facility: (a) made or to be made on the same day that a maturing Advance under the Revolving Facility is due to be repaid; (b) the aggregate amount of which is equal to or less than the amount of the maturing Advance under the Revolving Facility; and (c) made or to be made for the purpose of refinancing that maturing Advance under the Revolving Facility. "Russian Oil Price Cap Measures" means the Russian oil price cap restrictions and requirements imposed by law or regulation of the United Kingdom, the Council of the European Union and the United States of America and any other similar restrictions on the supply or delivery or maritime transportation of Russian Oil Products applicable to any Obligor. "Russian Oil Products" means oil and oil products falling within commodity codes 2709 or 2710 which originate in or are consigned from Russia. "Safety Management Certificate" has the meaning given to it in the ISM Code. "Safety Management System" has the meaning given to it in the ISM Code. "Sanctions Authority" means the Norwegian State, the United Nations, the United Kingdom, the European Union, any present or future member states of the European Union and the United States of America and any agency or authority acting on behalf of any of them in connection with Sanctions Laws or any other competent sanctions authority. "Sanctions Event" means: (a) any representation contained in Clause 18.32 (Sanctions) made or deemed to be made by the Borrower, is or proves to have been incorrect or misleading when made or deemed to be made; 26 EUROPE/75885978v8

(b) any undertaking in Clause 21.20 (Compliance with Sanctions Laws) and Clause 21.21 (Notification of Sanctions) is not complied with; (c) an Obligor or any member of the Group is or becomes a Restricted Party; and/or (d) an act or omission of an Obligor and/or a Sanctions Relevant Person causes a Finance Party to be in breach of Sanctions Laws or otherwise causes a Finance Party to become a Restricted Party. "Sanctions Laws" means any economic or financial sanctions laws and/or regulations, trade embargoes, prohibitions, restrictive measures, decisions, executive orders or notices from regulators or similar measures implemented, adapted, imposed, administered, enacted and/or enforced by any Sanctions Authority. "Sanctions List" means the Specially Designated Nationals and Blocked Persons list maintained by OFAC, the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by HMT, or any similar list of persons or entities maintained by, or public announcement of Sanctions Laws made by, a Sanctions Authority, each as amended, supplemented or substituted from time to time. "Sanctions Relevant Person" means: (a) each Obligor; (b) each Affiliate and subsidiarySubsidiary of the Borrower; and (c) all respective directors, officers, employees, agents and representatives of each of the persons mentioned in paragraphs (a)(a) to (b)(b) above; "Saverco" means Saverco NV, a company incorporated in Belgium whose registered office is at de Gerlachekaai 20, B-2000 Antwerp, Belgium. "Secured Liabilities" means all present and future obligations and liabilities, (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Transaction Obligor to any Secured Party under or in connection with each Finance Document. "Secured Party" means each Finance Party from time to time party to this Agreement, a Receiver and any Delegate. "Security" means a mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security. "Security Assets" means all of the assets of the Transaction Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security. "Security Document" means: (a) any Mortgage; (b) any Mortgage Amendment; 27 EUROPE/75885978v8

(c) any Supplemental Mortgage; (d) (b) any Deed of Covenant; (e) (c) any General Assignment; (f) any Supplemental General Assignment; (g) (d) any Account Security; (h) (e) any Hedging Agreement Security; (i) any Supplemental Hedging Agreement Security; (j) (f) any other document (whether or not it creates Security) which is executed as security for the Secured Liabilities; or (k) (g) any other document designated as such by the Facility Agent and the Borrower. "Security Period" means the period starting on the date of this Agreement and ending on the date on which the Facility Agent is satisfied that there is no outstanding Commitment in force and that the Secured Liabilities have been irrevocably and unconditionally paid and discharged in full. "Security Property" means: (a) the Transaction Security expressed to be granted in favour of the Security Agent as trustee for the Secured Parties and all proceeds of that Transaction Security; (b) all obligations expressed to be undertaken by an Obligor to pay amounts in relation to the Secured Liabilities to the Security Agent as trustee for the Secured Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by an Obligor or any other person in favour of the Security Agent as trustee for the Secured Parties; (c) the Security Agent's interest in any turnover trust created under the Finance Documents; (d) any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as trustee on trust for the Secured Parties, except: (i) rights intended for the sole benefit of the Security Agent; and (ii) any moneys or other assets which the Security Agent has transferred to the Facility Agent or (being entitled to do so) has retained in accordance with the provisions of this Agreement. "Selection Notice" means a notice substantially in the form set out in Part B of Schedule 3 (Requests) given in accordance with Clause 9 (Interest Periods) in relation to a Term Facility. 28 EUROPE/75885978v8

"Separate Advance" has the meaning given to it in paragraph (c) of Clause 6.3 (Repayment of Advances under the Revolving Facility). "Servicing Party" means the Facility Agent or the Security Agent. "Ships" means the Core Ships, and the Transition Ships and the Newbuild Ships. "Shipbuilding Contract" means Shipbuilding Contract A, Shipbuilding Contract B, Shipbuilding Contract C and Shipbuilding Contract D. "Shipbuilding Contract A" means, in relation to Ship 3319, the shipbuilding contract dated 2 June 2021 and made between (i) the Builder of Ships 3319 and 3420 and (ii) the Borrower for the construction by the Builder of Ship 3319 and its purchase by the Borrower. "Shipbuilding Contract B" means, in relation to Ship 3420, the shipbuilding contract dated 2 June 2021 and made between (i) the Builder of Ships 3319 and 3420 and (ii) the Borrower for the construction by the Builder of Ship 3420 and its purchase by the Borrower. "Shipbuilding Contract C" means, in relation to Ship 3521, the shipbuilding contract dated 16 September 2022 and made between (i) the Builder of Ships 3521 and 3622 and (ii) the Borrower for the construction by the Builder of Ship 3521 and its purchase by the Borrower. "Shipbuilding Contract D" means, in relation to Ship 3622, the shipbuilding contract dated 16 September 2022 and made between (i) the Builder of Ships 3521 and 3622 and (ii) the Borrower for the construction by the Builder of Ship 3622 and its purchase by the Borrower. "Shipbuilding Contract" means Shipbuilding Contract A, Shipbuilding Contract B, Shipbuilding Contract C and Shipbuilding Contract D. "SOFR" means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published (before any correction, recalculation or republication by the administrator) by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate). "Specified Time" means a day or time determined in accordance with Schedule 12 (Timetables). "Statement of Compliance" means a Statement of Compliance related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI. "Subsidiary" means, a company (S) is a subsidiary of another company (P) if: (a) a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or (b) P has direct or indirect control over a majority of the voting rights attaching to the issued shares of S; or (c) P has the direct or indirect power to appoint or remove a majority of the directors of S; or 29 EUROPE/75885978v8

(d) P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P; and any company of which S is a subsidiary is a parent company of S. "Supplemental General Assignment" means, in relation to a Ship subject to a Mortgage as at the Amendment and Restatement Date, a supplemental assignment creating Security over: (a) that Ship's Earnings, its Insurances and any Requisition Compensation in relation to that Ship; and (b) any Long Term Charter and any Long Term Charter Guarantee in relation to that Ship, in agreed form. "Supplemental Hedging Agreement Security" means a supplemental hedging agreement security creating Security over the Borrower's rights and interests in any Hedging Agreement, in agreed form. "Supplemental Mortgage" means, in relation to a Ship registered on Belgian, French or Greek flag as at the Amendment and Restatement Date, a second priority ship mortgage on that Ship in agreed form under the laws of the relevant Approved Flag in agreed form and, where the relevant Approved Flag is Belgian flag, the amount secured by such mortgage shall be limited to 125 per cent. of the Market Value of the relevant Ship as at 11 March 2024 less the amount secured in respect of that Ship pursuant to the corresponding first priority Mortgage. "Tax Credit" has the meaning given to it in Clause 12.1 (Definitions). "Tax Deduction" has the meaning given to it in Clause 12.1 (Definitions). "Tax Payment" has the meaning given to it in Clause 12.1 (Definitions). "Technical Management Agreement" means the agreement entered into between an Obligor and the Approved Technical Manager regarding the technical management of a Ship. "Term Commitment" means a Transition Commitment or a Newbuild Commitment. "Term Facilities" means the Transition Facility and the Newbuild Facility. "Term SOFR" means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate). "Termination Date" means in relation to: (a) the Revolving Facility and the Newbuild Facility, the date falling on the fifth anniversary of the date of this Agreement; and 30 EUROPE/75885978v8

(b) the Transition Facility, the date falling 18 Months after the date of this Agreement. "Third Parties Act" has the meaning given to it in Clause 1.5 (Third party rights). "Total Commitments" means the aggregate of the Total Revolving Commitments, and the Total Transition Commitments and the Total Newbuild Term Commitments, being $1,290,000,000 at the date of this Agreement. "Total Loss" means, in relation to a Ship: (a) actual, constructive, compromised, agreed or arranged total loss of that Ship; or (b) any Requisition of that Ship unless that Ship is returned to the full control of the Borrower or the relevant Guarantor within 30 days of such Requisition. "Total Loss Date" means, in relation to the Total Loss of a Ship: (a) in the case of an actual loss of that Ship, the date on which it occurred or, if that is unknown, the date when that Ship was last heard of; (b) in the case of a constructive, compromised, agreed or arranged total loss of that Ship, the earlier of: (i) the date on which a notice of abandonment is given (or deemed or agreed to be given) to the insurers; and (ii) the date of any compromise, arrangement or agreement made by or on behalf of the Borrower or the relevant Guarantor with that Ship's insurers in which the insurers agree to treat that Ship as a total loss; and (c) in the case of any other type of Total Loss, the date (or the most likely date) on which it appears to the Facility Agent that the event constituting the total loss occurred. "Total Newbuild Term Commitments" means the aggregate of the Tranche A Commitment, Tranche B Commitment, Tranche C Commitment and Tranche D Commitment, being $190,000,000 at the date of this Agreement. "Total Revolving Commitments" means the aggregate of the Revolving Commitments, being $725,000,000 at the date of this Agreement., as at the Amendment and Restatement Date (and prior to any cancellation of the Revolving Commitments in accordance with paragraph (b) of Clause 7.3 (Voluntary and automatic cancellation), $1,047,431,500. "Total Transition Commitments" means the aggregate of the Transition Commitments, being, originally, $375,000,000 and which, as at the date of thisthe Amendment and Restatement Agreement, had been reduced to $293,414,656.88 by virtue of cancellations and repayments made prior to that date. "Tranche" means Tranche A, Tranche B, Tranche C or Tranche D. 31 EUROPE/75885978v8

"Tranche A" means that part of the Newbuild Term Loan made or to be made available to the Borrower to purchase Ship 33 in a principal amount not exceeding the lesser of (i) $47,500,000 and (ii) 55 per cent. of the Market Value of Ship 33. "Tranche A Commitment" means: (a) in relation to an Original Lender, the amount set opposite its name under the heading "Tranche A" in Part B of Schedule 1 (The Parties) and the amount of any other Tranche A Commitment transferred to it under this Agreement; and (b) in relation to any other Lender, the amount of any Tranche A Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement. "Tranche B" means that part of the Newbuild Term Loan made or to be made available to the Borrower to purchase Ship 34 in a principal amount not exceeding the lesser of (i) $47,500,000 and (ii) 55 per cent. of the Market Value of Ship 34. "Tranche B Commitment" means: (a) in relation to an Original Lender, the amount set opposite its name under the heading "Tranche B" in Part B of Schedule 1 (The Parties) and the amount of any other Tranche B Commitment transferred to it under this Agreement; and (b) in relation to any other Lender, the amount of any Tranche B Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement. "Tranche C" means that part of the Newbuild Term Loan made or to be made available to the Borrower to purchase Ship 35 in a principal amount not exceeding the lesser of (i) $47,500,000 and (ii) 55 per cent. of the Market Value of Ship 35. "Tranche C Commitment" means: (a) in relation to an Original Lender, the amount set opposite its name under the heading "Tranche C" in Part B of Schedule 1 (The Parties) and the amount of any other Tranche C Commitment transferred to it under this Agreement; and (b) in relation to any other Lender, the amount of any Tranche C Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement. "Tranche D" means that part of the Newbuild Term Loan made or to be made available to the Borrower to purchase Ship 36 in a principal amount not exceeding the lesser of (i) $47,500,000 and (ii) 55 per cent. of the Market Value of Ship 36. "Tranche D Commitment" means: 32 EUROPE/75885978v8

(a) in relation to an Original Lender, the amount set opposite its name under the heading "Tranche D" in Part B of Schedule 1 (The Parties) and the amount of any other Tranche C Commitment transferred to it under this Agreement; and (b) in relation to any other Lender, the amount of any Tranche D Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement. "Transaction Document" means: (a) a Finance Document; (b) any Long Term Charter; or (c) any other document designated as such by the Facility Agent and the Borrower. "Transaction Obligor" means an Obligor, any Approved Manager who is a member of the Group or any other member of the Group who executes a Transaction Document. "Transaction Security" means the Security created or evidenced or expressed to be created or evidenced under the Security Documents. "Transfer Certificate" means a certificate in the form set out in Schedule 6 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Borrower. "Transfer Date" means, in relation to an assignment or a transfer, the later of: (a) the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and (b) the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate. "Transition Commitment" means: (a) in relation to an Original Lender, the amount set opposite its name under the heading "Transition Commitment" in Part B of Schedule 1 (The Parties) and the amount of any other Transition Commitment transferred to it under this Agreement; and (b) in relation to any other Lender, the amount of any Transition Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement. "Transition Facility" means the term loan facilities made available under this Agreement as described in paragraph (b) of Clause 2.1 (The Facilities). "Transition Loan" means the aggregate amount of Advances to be made available under the Transition Facility or the aggregate principal amount outstanding for the time being of the borrowings under the Transition Facility. 33 EUROPE/75885978v8

"Transition Ships" means each ship listed as Ship 1923 to Ship 3236 (inclusive), details of which are set out opposite its name in Part BPart B of Schedule 10 (Details of the Ships). "UK Bail-In Legislation" means Part 1 of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutes or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings). "UK Establishment" means a UK establishment as defined in the Overseas Regulations. "Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents. "US" means the United States of America. "US Government Securities Business Day" means any day other than: (a) a Saturday or a Sunday; and (b) a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities. "US Tax Obligor" means: (a) a person which is resident for tax purposes in the US; or (b) a person some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes. "Utilisation" means a utilisation of a Facility. "Utilisation Date" means the date of a Utilisation, being the date on which the relevant Advance is to be made. "Utilisation Request" means a notice substantially in the form set out in Part A of Schedule 3 (Requests). "VAT" means: (a) any value added tax imposed by the Value Added Tax Act 1994; (b) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (c) any other tax of a similar nature, whether imposed in the United Kingdom or a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) or (b) above, or imposed elsewhere. "Write-down and Conversion Powers" means: 34 EUROPE/75885978v8

(a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; (b) in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and (c) in relation to any other applicable Bail-In Legislation: (i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that Bail-In Legislation, 1.2 Construction (a) Unless a contrary indication appears, a reference in this Agreement to: (i) the "Account Bank", the "Arrangers", the "Bookrunners", the "Global Coordinator", the "Facility Agent", any "Finance Party", any "Hedge Counterparty", any "Lender", any "Obligor", any "Party", any "Secured Party", the "Security Agent", any "Transaction Obligor" or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents; (ii) "assets" includes present and future properties, revenues and rights of every description; (iii) a liability which is "contingent" means a liability which is not certain to arise and/or the amount of which remains unascertained; (iv) "document" includes a deed and also a letter, email or telex; (v) a Lender's "cost of funds" in relation to its participation in the Loan or any part of the Loan is a reference to the average cost (determined either on an actual or a 35 EUROPE/75885978v8 notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in the Loan or that part of the Loan for a period equal in length to the Interest Period of the Loan or that part of the Loan. (vi) "expense" means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable Tax including VAT; (vii) a "Finance Document", a "Security Document" or "Transaction Document" or any other agreement or instrument is a reference to that Finance Document, Security Document or Transaction Document or other agreement or instrument as amended, replaced, novated, supplemented, extended or restated; (viii) a "group of Lenders" includes all the Lenders; (ix) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent; (x) "law" includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council; (xi) "proceedings" means, in relation to any enforcement provision of a Finance Document, proceedings of any kind, including an application for a provisional or protective measure; (xii) a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality); (xiii) a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation; (xiv) a reference to a "Ship", its name, its flag and, if applicable, its port of registry shall include any replacement name, flag and, if applicable, replacement port of registry, in each case, as may be approved in writing from time to time by the Facility Agent acting with the authorisation of the Majority Lenders; (xv) a provision of law is a reference to that provision as amended or re-enacted from time to time; (xvi) a time of day is a reference to London time; (xvii) any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of a jurisdiction other than England, be deemed to include that which most nearly approximates in that jurisdiction to the English legal term; 36 EUROPE/75885978v8

(xviii) words denoting the singular number shall include the plural and vice versa; and (xix) "including" and "in particular" (and other similar expressions) shall be construed as not limiting any general words or expressions in connection with which they are used. (b) The determination of the extent to which a rate is "for a period equal in length" to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement. (c) Section, Clause and Schedule headings are for ease of reference only and are not to be used for the purposes of construction or interpretation of the Finance Documents. (d) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under, or in connection with, any Finance Document has the same meaning in that Finance Document or notice as in this Agreement. (e) A Potential Event of Default is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been remedied or waived. 1.3 Construction of insurance terms In this Agreement: "approved" means, for the purposes of Clause 22 (Insurance Undertakings), approved in writing by the Facility Agent. "excess risks" means, in respect of a Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of that Ship in consequence of its insured value being less than the value at which that Ship is assessed for the purpose of such claims. "obligatory insurances" means all insurances effected, or which any Obligor is obliged to effect, under Clause 22 (Insurance Undertakings) or any other provision of this Agreement or of another Finance Document. "policy" includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms. "protection and indemnity risks" means the usual risks covered by a protection and indemnity association which is a member of the International Group of P&I Clubs, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02) (1/11/03), clause 8 of the Institute Time Clauses (Hulls) (1/10/83) (1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision. "war risks" includes the risk of mines and all risks excluded by clause 29 of the International Hull Clauses (1/11/02 or 1/11/03), clause 24 of the Institute Time Clauses (Hulls) (1/11/95) or clause 23 of the Institute Time Clauses (Hulls) (1/10/83). 37 EUROPE/75885978v8

1.4 Agreed forms of Finance Documents References in Clause 1.1 (Definitions) to any Finance Document being in "agreed form" are to that Finance Document: (a) in a form attached to a certificate dated the same date as this Agreement (and signed by the Borrower and the Facility Agent); or (b) in any other form agreed in writing between the Borrower and the Facility Agent acting with the authorisation of the Majority Lenders or, where Clause 44.2 (All Lender matters) applies, all the Lenders. 1.5 Third party rights (a) Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement. (b) Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time. (c) Any Receiver, Delegate, Affiliate or any other] person described in paragraph (d) of Clause 14.2 (Other indemnities), paragraph (b) of Clause 30.11 (Exclusion of liability), or paragraph (b) of Clause 31.12 (Exclusion of liability) may, subject to this Clause 1.5 (Third party rights) and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it. 1.6 Change of name of Borrower (a) It is anticipated that the Borrower will be renamed "CMB.TECH NV". Following such change of name, all references in the Finance Documents to Euronav NV shall be construed as references to CMB.TECH NV. (b) It further anticipated that the Approved Technical Manager currently named Euronav Ship Management (Hellas) Ltd. (Greek Branch) will be renamed Anglo Eastern Management (Hellas) Ltd. (Greek Branch). Following such change of name, all references in the Finance Documents to Euronav Ship Management (Hellas) Ltd. (Greek Branch) shall be construed as references to Anglo Eastern Management (Hellas) Ltd. (Greek Branch). 38 EUROPE/75885978v8

39 EUROPE/75885978v8

SECTION 2 THE FACILITIES 2 THE FACILITIES 2.1 The Facilities Subject to the terms of this Agreement, the Lenders make available to the Borrower: (a) a revolving credit facility in an aggregate amount not exceeding the lower of (i) $725,000,000 and (ii) 55 per cent. of the Market Value of the Core Ships as determined on the first Utilisation Date of the Revolving Facility1,047,431,500; (b) a transition term loan facility in an aggregate amount not exceeding the lower of (i), originally, $375,000,000 and (ii) 55 per cent. of the Market Value of the Transition Ships as determined on the first Utilisation Date of the Transition Facility; and, which had been reduced to $293,414,656.88 by the date of the Amendment and Restatement Agreement by virtue of cancellations and repayments made prior to that date. (c) a newbuild term loan facility in an aggregate amount of up to $190,000,000 in four Tranches, each Tranche not exceeding the lower of (i) $47,500,000 and (ii) 55 per cent. of the Market Value of the Newbuild Ship to which that Tranche relates. 2.2 Finance Parties' rights and obligations (a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents. (b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of the Loan or any other amount owed by an Obligor which relates to a Finance Party's participation in the Facility or its role under a Finance Document (including any such amount payable to the Facility Agent on its behalf) is a debt owing to that Finance Party by that Obligor. (c) A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents. 2.3 Security Agent as joint and several creditor (a) Each Obligor and each of the Finance Parties agrees that the Security Agent shall be the joint creditor ("hoofdelijke schuldeiser") together with each other Finance Party of each liability and obligation of an Obligor towards any Finance Party under any Finance Document and that accordingly the Security Agent will have its own independent right to demand performance by an Obligor of those liabilities and obligations. However, any discharge of any liability or obligation of an Obligor to one of the Security Agent or another Finance Party 40 EUROPE/75885978v8 shall, to the same extent, discharge the corresponding liability or obligation owing to the others. (b) Without limiting or affecting the Security Agent's rights against an Obligor (whether under this paragraph or under any other provision of the Finance Documents), the Security Agent agrees with each other Finance Party (on a several and separate basis) that, subject as set out in the next sentence, it will not exercise its rights as a joint creditor with a Finance Party except with the consent of the relevant Finance Party. However, for the avoidance of doubt, nothing in the previous sentence shall in any way limit the Security Agent's right to act in the protection or preservation of rights under or to enforce any Finance Document (or to do any act reasonably incidental to any of the foregoing). (c) Subject to the provisions of this Clause 2.3 (Security Agent as joint and several creditor), the Security Agent holds any security created by a Finance Document in its name and the Security Agent shall have full and unrestricted title to and authority in respect of that security, subject always to the terms of the Finance Documents. 2.4 Guarantors' Agent (a) Each Guarantor by its execution of this Agreement irrevocably appoints the Borrower to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises: (i) the Borrower on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Guarantor notwithstanding that they may affect the Guarantor, without further reference to or the consent of that Guarantor; and (ii) each Finance Party to give any notice, demand or other communication to that Guarantor pursuant to the Finance Documents to the Borrower, and in each case the Guarantor shall be bound as though the Guarantor itself had given the notices and instructions or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication. (b) Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Borrower or given to the Borrower under any Finance Document on behalf of a Guarantor or in connection with any Finance Document (whether or not known to any Guarantor) shall be binding for all purposes on that Guarantor as if that Guarantor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Borrower and any Guarantor, those of the Borrower shall prevail. 3 PURPOSE 3.1 Purpose The Borrower shall apply all amounts borrowed by it under the Facilities only for the purpose stated in the preamble (Background) to this Agreement. 41 EUROPE/75885978v8

3.2 Monitoring No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement. 4 CONDITIONS OF UTILISATION 4.1 Initial conditions precedent The Borrower may not deliver a Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Part A of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent. 4.2 Further conditions precedent The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if: (a) on the date of the Utilisation Request and on the proposed Utilisation Date and before the Advance is made available: (i) in the case of a Rollover Advance, no Event of Default is continuing or would result from the proposed Advance, and in the case of any other Advance, no Default is continuing or would result from the proposed Advance; (ii) in the case of any Advance no Sanctions Event is continuing or would result from the proposed Utilisation; (iii) the Repeating Representations to be made by each Obligor are true and not misleading if repeated on each of those dates with reference to the circumstances then existing; and (iv) in the case of each Newbuild Advance under Tranches A, B, C and D, no event described in paragraphs (a) toor (b) of Clause 7.6 (Mandatory prepaymentcancellation on default under Shipbuilding Contract) has occurred; (b) in the case of the first Advance under the Revolving Facility, the Facility Agent has received on or before the relevant Utilisation Date, or is satisfied it will receive when the Advance is made available, all of the documents and other evidence listed in Part B of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent; (c) in the case of the Advance under the Transition Facility, the Facility Agent has received on or before the relevant Utilisation Date, or is satisfied it will receive when the Advance is made available, all of the documents and other evidence listed in Part C of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent; (d) in the case of the first Advance under the Revolving Facility and the Advance under the Transition Facility, the Facility Agent has received on or before the relevant Utilisation Date, or is satisfied it will receive when the Advance is made available evidence that certain of the A Fleet Existing Indebtedness has been repaid and that certain of the A Fleet is free of encumbrances; 42 EUROPE/75885978v8

(e) in the case of the first Advance under the Revolving Facility or the Advance under the Transition Facility (whichever is the earliest), the Facility Agent has received on or before the relevant Utilisation Date a Quarterly Pricing Certificate; and (f) in the case of ana Newbuild Advance under the Newbuild Facility, the Facility Agent has received on or before the relevant Utilisation Date, or is satisfied that it will receive when the Newbuild Advance is made available, all of the documents and other evidence listed in Part D of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent. 4.3 Notification of satisfaction of conditions precedent (a) The Facility Agent shall notify the Borrower and the Lenders promptly upon being satisfied as to the satisfaction of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent). (b) Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. 4.4 Waiver of conditions precedent If the Majority Lenders, at their discretion, permit an Advance to be borrowed before any of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) or Clause 4.2 (Further conditions precedent) has been satisfied, the Borrower shall ensure that that condition is satisfied within five Business Days after the relevant Utilisation Date or such later date as the Facility Agent, acting with the authorisation of the Majority Lenders, may agree in writing with the Borrower. 43 EUROPE/75885978v8

44 EUROPE/75885978v8

SECTION 3 UTILISATION 5 UTILISATION 5.1 Delivery of a Utilisation Request (a) The Borrower may utilise the Facilities by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time. (b) The Borrower may not deliver more than one Utilisation Request under each of Tranche A, Tranche B, Tranche C and Tranche D.(This paragraph is intentionally omitted.) (c) The Borrower may not deliver more than one Utilisation Request under the Transition Facility. (d) The Borrower may not deliver a Utilisation Request if, as a result of the proposed Utilisation, more than five Advances would have been made under the Revolving Facility and still be outstanding. (e) The Borrower must deliver the first Utilisation Request in respect of the Revolving Facility by 31 January 2024. 5.2 Completion of a Utilisation Request (a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless: (i) it identifies the Facility and, if applicable, Tranche, to be utilised and whether the Advance is a Newbuild Advance (and, if so, it identifies the Newbuild Ship to which that Newbuild Advance relates); (ii) the proposed Utilisation Date is a Business Day within the relevant Availability Period; (iii) the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and (iv) the proposed Interest Period complies with Clause 9 (Interest Periods). (b) Only one Advance may be requested in each Utilisation Request. 5.3 Currency and amount (a) The currency specified in a Utilisation Request must be dollars. (b) The amount of the proposed Advance must be an amount which: 45 EUROPE/75885978v8

(i) in respect the first Advance of the Revolving Facility shall not exceed the lower of (i) 55 per cent. of the Market Value of the Core Ships as at the first Utilisation Date, and (ii) $725,000,000; and (ii) in respect of the Transition Facility shall not exceed the lower of (i) 55 per cent. of the Market Value of the Transition Ships, and (ii) $375,000,000;. (iii) in respect of the Advance under Tranche A, the lower of (i) 55 per cent. of the Market Value of Newbuild Ship A, and (ii) $47,500,000; (iv) in respect of the Advance under Tranche B, the lower of (i) 55 per cent. of the Market Value of Newbuild Ship B, and (ii) $47,500,000; (v) in respect of the Advance under Tranche C, the lower of (i) 55 per cent. of the Market Value of Newbuild Ship C, and (ii) $47,500,000; and (vi) in respect of the Advance under Tranche D, the lower of (i) 55 per cent. of the Market Value of Newbuild Ship D, and (ii) $47,500,000. (c) Subject to paragraph (d) below, the amount of the proposed Advance must be: (i) in the case of an Advance under the Term Facility, a minimum of $1,000,000; and (ii) in the case of an Advance under the Revolving Facility, a minimum of $1,000,000. (d) The amount of the proposed Advance must be an amount which is not more than the relevant Available Facility (in the case of a Newbuild Advance, accounting for any increase to the Available Amount that is to occur on the relevant Newbuild Increase Effective Date). (e) The amount of the proposed Advance under the Newbuild Facility and the amount of any Advance under the Revolving Facility and the Transition Facility must, in each case, be an amount which would not oblige the Borrower to provide additional security or prepay part of the Advance if the ratio set out in Clause 2425 (Security Cover) were applied and notice was given by the Facility Agent under Clause 25.1 (Minimum required security cover) immediately after the relevant Advance under the Newbuild Facility or the Advance under the Transition Facility the relevant Advance under the Revolving Facility (as the case may be) was made. 5.4 Lenders' participation (a) If the conditions set out in this Agreement have been met, and subject to Clause 6.3 (Repayment of Advances under the Revolving Facility) each Lender shall make its participation in each Advance available by the Utilisation Date through its Facility Office. (b) The amount of each Lender's participation in each Advance will be equal to the proportion borne by its Available Commitment (in the case of an Advance of the Revolving Facility, reduced by that Lender's pro rata share of the Newbuild Unavailable Amount) to the relevant Available Facility immediately before making that Advance. (c) The Facility Agent shall notify each Lender of the amount of each Advance and the amount of its participation in that Advance and, in the case of an Advance under the Revolving 46 EUROPE/75885978v8

Facility, if different, the amount of that participation to be made available in accordance with Clause 34 (Payment Mechanics) in each case by the Specified Time. 5.5 Cancellation of Commitments The Term Commitments in respect of any Advance or Tranche which are unutilised at the end of the Availability Period for such Term Facility shall then be cancelled. 5.6 Payment to third parties The Borrower irrevocably authorises the Facility Agent: (a) on each Utilisation Date in relation to the first Advance under the Revolving Facility or the Advance under the Transition Facility, to pay to, or at the Borrower’sBorrower's request for the account of, the Borrower which is to utilise the relevant Advance the amounts which the Facility Agent receives from the Lenders in respect of that Advance. That payment shall be made in like funds as the Facility Agent received from the Lenders in respect of that Advance to the account of the relevant Existing Facility Agent under the relevant Existing Facility Agreement which the Borrower specifies in the relevant Utilisation Request; (b) on each Utilisation Date in relation to any Tranche under the Newbuild FacilityAdvance, to pay to, or for the account of, the Borrower which is to utilise the relevant TrancheNewbuild Advance the amounts which the Facility Agent receives from the Lenders in respect of that TrancheNewbuild Advance. That payment shall be made in like funds as the Facility Agent received from the Lenders in respect of that TrancheNewbuild Advance to the accountaccounts of the Builder and/or the Borrower which the Borrower specifies in the relevant Utilisation Request. 5.7 Disbursement of Advance to third party Payment by the Facility Agent under Clause 5.6 (Payment to third parties) to a person other than the Borrower shall constitute the making of the relevant Advance and the Borrower shall at that time become indebted, as principal and direct obligor, to each Lender in an amount equal to that Lender's participation in that Advance. 5.8 Prepositioning of funds If, in respect any proposed Advance under a Facility, the Lenders, at the request of the Borrower and on terms acceptable to all the Lenders and in their absolute discretion, preposition funds with any bank, the Borrower and the Guarantors: (a) agree to pay interest on the amount of the funds so prepositioned at the rate described in Clause 8.1 (Calculation of interest) on the basis of successive interest periods of one day and so that interest shall be paid together with the first payment of interest on such Advance after the Utilisation Date in respect of it or, if such Utilisation Date does not occur, within three Business Days of demand by the Facility Agent; and (b) shall, without duplication, indemnify each Finance Party against any costs, loss or liability it may incur in connection with such arrangement. 47 EUROPE/75885978v8

48 EUROPE/75885978v8

SECTION 4 REPAYMENT, PREPAYMENT AND CANCELLATION 6 REPAYMENT 6.1 Repayment of Transition Facility The Borrower shall repay the Transition Facility by six equal consecutive quarterly instalments, each in an amount as specified in Schedule 4 (Transition Facility Repayment Schedule) (each a "Transition Facility Repayment Instalment"), the first of which shall be repaid on the date falling three Months after the Utilisation Date in respect of the Transition Facility and the last on the Termination Date in relation to the Transition Facility. For the avoidance of doubt, the repayment schedule set out in Schedule 4 (Transition Facility Repayment Schedule) was calculated on the basis that the amount of the Advance in respect of the Transition Facility was $368,225,000. 6.2 Repayment of Newbuild Facility The Borrower shall repay each Tranche under the Newbuild facility by equal consecutive semi-annual instalments, each in an amount equal to 1/36th of the respective Tranche under the Newbuild Facility (each a "Newbuild Facility Repayment Instalment" and together with the Transition Facility Repayment Instalment, each a "Repayment Instalment"), the first of which shall be repaid on the date falling six Months after the Utilisation Date in respect of that Tranche and the last on the Termination Date in relation to the Newbuild Facility. (This clause is intentionally omitted.) 6.3 Repayment of Advances under the Revolving Facility (a) Subject to paragraph (c) below, the Borrower shall repay each Advance under the Revolving Credit Facility on the last day of its Interest Period. (b) Without prejudice to the Borrower's obligation under paragraph (a) above, if: (i) an Advance under the Revolving Facility is to be made available: (A) on the same day that a maturing Advance under the Revolving Facility is due to be repaid; and (B) in whole or in part for the purpose of refinancing the maturing Advance under the Revolving Facility; and (ii) the proportion borne by each Lender's participation in the maturing Advance under the Revolving Facility to the amount of that maturing Advance under the Revolving Facility is the same as the proportion borne by that Lender's participation in the new Advance under the Revolving Facility to the amount of the new Advance under the Revolving Facility, the amount of the new Advance under the Revolving Facility shall, unless the Borrower notifies the Facility Agent to the contrary in the relevant Utilisation Request, be treated as if 49 EUROPE/75885978v8 applied in or towards repayment of the maturing Advance under the Revolving Facility so that: (A) if the amount of the maturing Advance under the Revolving Facility exceeds the amount of the new Advance under the Revolving Facility: (1) the Borrower will only be required to make a payment under Clause 34.1 (Payments to the Facility Agent) in an amount equal to that excess; and (2) each Lender's participation in the new Advance under the Revolving Facility shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation in the maturing Advance under the Revolving Facility and that Lender will not be required to make a payment under Clause 34.1 (Payments to the Facility Agent) in respect of its participation in the new Advance under the Revolving Facility; and (B) if the amount of the maturing Advance under the Revolving Facility is equal to or less than the amount of the new Advance under the Revolving Facility: (1) the Borrower will not be required to make a payment under Clause 34.1 (Payments to the Facility Agent); and (2) each Lender will be required to make a payment under Clause 34.1 (Payments to the Facility Agent) in respect of its participation in the new Advance under the Revolving Facility only to the extent that its participation in the new Advance under the Revolving Facility exceeds that Lender's participation in the maturing Advance under the Revolving Facility and the remainder of that Lender's participation in the new Advance under the Revolving Facility shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation in the maturing Advance under the Revolving Facility. (c) At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Revolving Facility Loans then outstanding will be automatically extended to the Termination Date applicable to the Revolving Facility and will be treated as separate Advances under the Revolving Facility (the "Separate Advances"). (d) If the Borrower makes a prepayment of an Advance under the Revolving Facility pursuant to Clause 7.5 (Voluntary prepayment of Advances under the Revolving Facility), the Borrower may prepay a Separate Advance by giving not less than three Business Days' prior notice to the Facility Agent. The proportion borne by the amount of the prepayment of the Separate Advance to the amount of the Separate Advances shall not exceed the proportion borne by the amount of the prepayment of the Revolving Facility Utilisation to the Revolving Facility Utilisations. The Facility Agent will forward a copy of a prepayment notice received in accordance with this paragraph (d) to the Defaulting Lender concerned as soon as practicable on receipt. (e) Interest in respect of a Separate Advance will accrue for successive Interest Periods selected by the Borrower by the time and date specified by the Facility Agent (acting reasonably) and 50 EUROPE/75885978v8 will be payable by the Borrower to the Facility Agent (for the account of that Defaulting Lender) on the last day of each Interest Period of that Advance. (f) The terms of this Agreement relating to Advances under the Revolving Facility generally shall continue to apply to Separate Advances other than to the extent inconsistent with paragraphs (c) to (e) above, in which case those paragraphs shall prevail in respect of any Separate Advance. 6.4 Reduction of the Revolving Facility The Total Revolving Commitments shall be reduced by equal consecutive semi-annual reductions, each in anthe amount as specified Schedule 5 (Revolving Facility Repayment Schedule) and:calculated by the Facility Agent on a straight line basis that would ensure that the Revolving Commitments (minus any Newbuild Unavailable Amount) would be $0 upon the Core Ships subject to a Mortgage as at the relevant Reduction Date reaching a mean age of 18 years and: (a) the first reduction shall take place six months from the first Utilisation Date in relation to the Revolving Facility and the last reduction shall take place on or before the Termination Date for the Revolving Facility; (b) each reduction in the Total Revolving Commitments pursuant to this Clause 6.4 (Reduction of the Revolving Facility) shall cause the amount of the Total Revolving Commitments to be permanently reduced by the amount of the reduction; and (c) the Borrower shall ensure that at all times the aggregate outstanding amount of the Advances under the Revolving Facility is not greater than the then applicable Total Revolving Commitments and, without prejudice to the generality of the foregoing, the Borrower shall if necessary immediately prepay some or all of the outstanding Advances under the Revolving Facility so that the aggregate outstanding amount of such Advances does not (taking into account the scheduled reduction of the Total Revolving Commitments) exceed the Total Revolving Commitments as reducing from time to time thereafter pursuant to this Clause 6.4 (Reduction of the Revolving Facility).; and (d) if the Newbuild Unavailable Amount has changed since the Facility Agent last notified the Borrower and the Lenders of the reduction schedule applicable to the Total Revolving Commitments, the Facility Agent shall recalculate such reduction schedule before the next scheduled reduction and, upon the Facility Agent notifying the Borrower and the Lenders of such recalculated reduction schedule, it shall, in the absence of manifest error, be binding on the Parties. 6.5 Termination Date On each Termination Date, the Borrower shall additionally pay to the Facility Agent for the account of the Finance Parties all other sums then accrued and owing under the Finance Documents. 6.6 Reborrowing (a) The Borrower may not reborrow any part of a Term Facility which is repaid. 51 EUROPE/75885978v8

(b) Unless a contrary indication appears in this Agreement, any part of the Revolving Facility which is repaid may be reborrowed in accordance with the terms of this Agreement. 6.7 Effect of cancellation and prepayment on scheduled repayments and reductions (a) If the Borrower cancels the whole or any part of any Available Commitment in accordance with Clause 7.9 (Right of replacement or repayment and cancellation in relation to a single Lender) or if an Available Commitment of any Lender is cancelled under Clause 7.1 (Illegality) then: (i) in the case of the Term Commitments, the Repayment Instalments falling after that cancellation will reduce pro rata by the amount of the Term Commitments so cancelled; and (ii) in the case of the Revolving Commitments, the amount of the Reduction Instalment for each Reduction Date falling after that cancellation will reduce pro rata by the amount of the Revolving Commitments so cancelled. (b) If the Borrower cancels the whole or any part of any Available Commitment in accordance with Clause 7.3 (Voluntary and automatic cancellation) by the Borrower or otherwise or if the whole or part of any Commitment is cancelled pursuant to Clause 5.5 (Cancellation of Commitments), (i) in the case of the Transition Commitments, the Transition Facility Repayment Instalments for the relevant Advance for each Repayment Date falling after that cancellation will reduce in inverse chronological order by the amount of the Transition Commitments so cancelled; and (ii) in the case of the Newbuild Commitments, the Newbuild Facility Repayment Instalments for the relevant Advance for each Repayment Date falling after that cancellation will reduce pro rata by the amount of the Newbuild Commitments so cancelled; and(This paragraph is intentionally omitted.) (iii) in the case of the Revolving Commitments, the amount of the Reduction Instalment for each Reduction Date falling after that cancellation will reduce pro rata by the amount cancelled. (c) If any part of a Term Facility or any Advance under the Revolving Facility is repaid or prepaid in accordance with Clause 7.9 (Mandatory prepayment on disposal of Other Ships), Clause 7.10 (Right of replacement or repayment and cancellation in relation to a single Lender) or Clause 7.1 (Illegality) then: (i) in the case of the Transition Facility, the Transition Facility Repayment Instalments for each Repayment Date falling after that repayment or prepayment will reduce in inverse chronological order by the amount of the Transition Facility repaid or prepaid; and (ii) in the case of the Newbuild Facility, the Newbuild Facility Repayment Instalments for each Repayment Date falling after that repayment or prepayment will reduce pro rata by the amount of the Newbuild Facility repaid or prepaid; and(This paragraph is intentionally omitted.) 52 EUROPE/75885978v8

(iii) in the case of Advances under the Revolving Facility, the amount of the Reduction Instalment for each Reduction Date falling after that repayment or prepayment will reduce *pro rata* by the amount of those Advances repaid or prepaid.

(d) If any part of a Term Facility is prepaid in accordance with Clause 7.4 (*Voluntary prepayment of Term Facilities*), any Advance under the Revolving Facility is prepaid in accordance with Clause 7.5 (*Voluntary prepayment of Advances under Revolving Facility*) pursuant to Clause 25 (*Security Cover*) or any part of a Term Facility or any Advance under the Revolving Facility is prepaid in accordance with Clause ~~7.6 (*Mandatory prepayment on default under Shipbuilding Contract*), Clause 7.7 (*Mandatory prepayment on sale or Total Loss*) or Clause~~ 7.8 (*Mandatory prepayment of Hedging Prepayment Proceeds*) then:

(i) in the case of a Transition Facility, the Transition Facility Repayment Instalments for each Transition Repayment Date falling after that repayment or prepayment will reduce in inverse chronological order by the amount of the Transition Facility repaid or prepaid; and

(ii) (This paragraph is intentionally omitted.)

(iii) in the case of Advances under the Revolving Facility, the amount of the Reduction Instalment for each Reduction Date falling after that repayment or prepayment will reduce pro rata by the amount of those Advances repaid or prepaid.

(e) If any part of a Term Facility or any Advance under the Revolving Facility is prepaid in accordance with Clause 7.7 (*Mandatory prepayment on sale or Total Loss*) then:

(i) ~~(ii)~~ in the case of a ~~Newbuild~~Transition Facility, the ~~Newbuild~~Transition Facility Repayment Instalments for each ~~Newbuild~~Transition Repayment Date falling after that repayment or prepayment will reduce ~~*pro rata*~~in inverse chronological order by the amount of the ~~Newbuild~~Transition Facility repaid or prepaid; and

(ii) ~~(iii)~~ in the case of Advances under the Revolving Facility, the amount of the Reduction Instalment for each Reduction Date falling after that repayment or prepayment will ~~reduce pro rata by the amount of those Advances repaid or prepaid~~be recalculated by the Facility Agent in accordance with Clause 6.4 (*Reduction of the Revolving Facility*).

7 PREPAYMENT AND CANCELLATION

7.1 Illegality and Sanctions affecting a Lender

If:

(a) a Sanctions Event occurs or it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in an Advance or the Loan or to determine or charge interest rates based upon Term SOFR or it becomes unlawful for any Affiliate of a Lender for that Lender to do so; or

(b) without prejudice to any of the express obligations of the Obligors under the Transaction Documents, in the opinion of a Lender anything whatsoever is done or omitted to be done by an Obligor which would result in that Lender being in breach of or made subject to Sanctions Laws, or at risk of being in breach of or made subject to Sanctions Laws:

53 EUROPE/75885978v8

(i) that Lender shall promptly notify the Facility Agent upon becoming aware of that event; (ii) upon the Facility Agent notifying the Borrower, the Available Commitment of that Lender will be immediately cancelled; (iii) the Borrower shall prepay that Lender's participation in the Loan on the last day of the Interest Period for the Loan occurring after the Facility Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than five Business Days before the last day of any applicable grace period permitted by law) and that Lender's corresponding Commitment shall be immediately cancelled in the amount of the participation prepaid; and (iv) accrued interest and all other amounts accrued for that Lender under the Finance Documents shall be immediately due and payable. 7.2 Change of control If there is a Change of Control, the Borrower shall not later than 60 days following the occurrence of the Change of Control, be obliged to prepay the Loan in full and the Commitments shall terminate. 7.3 Voluntary and automatic cancellation (a) The Borrower may, if it gives the Facility Agent not less than three Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of $1,000,000) of an Available Facility. Any cancellation under this Clause 7.3 (Voluntary and automatic cancellation) shall reduce the Commitments of the Lenders rateably under that Facility or Tranche. (b) Part of the Revolving Commitments shall be automatically cancelled on the Amendment and Restatement Date in such amount, if any, as is necessary to ensure that they do not exceed 57.5 per cent. of the Market Value of the Core Ships then subject to a Mortgage as at the date of the Amendment and Restatement Agreement as evidenced by the valuations delivered to the Facility Agent pursuant to schedule 2 (Conditions precedent) of the Amendment and Restatement Agreement. 7.4 Voluntary prepayment of Term Facility The Borrower may, if it gives the Facility Agent not less than three Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of the Term Facility (but, if in part, being an amount that reduces the amount of the Term Facility by a minimum amount of $1,000,000). 7.5 Voluntary prepayment of Advances under the Revolving Facility The Borrower may, if it gives the Facility Agent not less than three Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of an Advance under the Revolving Facility (but, if in part, being an amount that reduces the amount of the relevant Advance by a minimum amount of $1,000,000). 54 EUROPE/75885978v8

7.6 Mandatory prepaymentcancellation on default under Shipbuilding Contract If: (a) any of the events specified in Clause 27.7 (Insolvency), Clause 27.8 (Insolvency proceedings) or Clause 27.9 (Creditors' process) occurs in relation to the Builder; or (b) the relevanta Newbuild Ship has not been delivered to, and accepted by, the Borrower or relevant Guarantor by the date specified in article VII of the relevant Shipbuilding Contract, then: (i) the Borrower shall promptly notify the Facility Agent upon becoming aware of that event; and (ii) in the case of paragraph (a), if the Majority Lenders so require, the Facility Agent shall cancel the Tranche to which that Newbuild Ship relates and declare that Tranche, together with interest accrued on it, if any, and all other amounts, if any, relating to it and accrued under the Finance Documents immediately due and payable, whereupon the Tranche will be cancelled and all such outstanding amounts will become immediately due and payable.Revolving Commitment in an amount of $57,500,000 per Newbuild Ship in relation to which the Newbuild Increase Effective Date has not occurred; and (iii) in the case of paragraph (b), if the Majority Lenders so require, the Facility Agent shall cancel the Revolving Commitment in an amount of $57,500,000 per Newbuild Ship in relation to which the Newbuild Increase Effective Date has not occurred and in relation to which the circumstances referred to in paragraph (b) have occurred, Provided that, for the avoidance of doubt, if the circumstances referred to in both paragraph (a) and paragraph (b) occur or the circumstances referred to in those paragraphs occur on more than one occasion, the Facility Agent shall not be entitled to cancel the Revolving Commitments in an amount exceeding $57,500,000 per Newbuild Ship in relation to which the relevant circumstances have occurred. 7.7 Mandatory prepayment on sale or Total Loss (a) If a Core Ship (other than a Newbuild Ship in relation to which a Newbuild Increase Effective Date has not occurred) is sold (without prejudice to paragraph (a) of Clause 21.12 (Disposals)) or becomes a Total Loss, the Borrower shall on the Relevant Date prepay the Relevant Percentage of the Revolving Facility. If any Advance under the Revolving Facility is prepaid, then that amount may not be reborrowed and the Total Revolving Commitments will be permanently reduced by the amount of the prepayment applicable to that Advance. (b) If a Transition Ship is sold (without prejudice to paragraph (a) of Clause 21.12 (Disposals)) or becomes a Total Loss, the Borrower shall on the Relevant Date prepay the Transition Facility in an amount equal to the net cash proceeds of the sale of such Transition Ship provided that, subject to the consent of the Majority Lenders, the Borrower shall on the Relevant Date prepay the Relevant Percentage of the Transition Facility. 55 EUROPE/75885978v8

(c) If a Newbuild Ship is sold (without prejudice to paragraph (a) of Clause 21.12 (Disposals)) or becomes a Total Loss, the Borrower shall on the Relevant Date prepay the Tranche applicable to that Newbuild Ship.(This paragraph is intentionally omitted.) (d) On the Relevant Date, the Borrower shall also prepay such part of the Loan as shall eliminate any shortfall arising if the ratio set out in Clause 25 (Security Cover) were applied immediately following the payment referred to in paragraph (a) above and, to the extent that such prepayment is applied to all or any part of an Advance under the Revolving Facility, the Revolving Commitments shall be reduced by an amount equal to such prepayment. (e) In this Clause 7.7 (Mandatory prepayment on sale or Total Loss): "Index Amount" means, in relation to each Ship, as at the Relevant Date, the amount of the Market Value for that Ship as shown in the then most recent valuation of that Ship provided to the Facility Agent pursuant to this Agreement. "Relevant Date" means: (i) in the case of a sale of a Ship, on the date on which the sale is completed by delivery of that Ship to the buyer of that Ship; and (ii) in the case of a Total Loss of a Ship, on the earlier of: (A) the date falling 90 days after the Total Loss Date; and (B) the date of receipt by the Security Agent of the proceeds of insurance relating to such Total Loss. "Relevant Percentage" means: an amount calculated by reference to the following formula: Relevant Percentage = A x 100 B 1 Where: A = the Index Amount of the Ship to be sold or which becomes a Total Loss; and B = the aggregate amount of the Index Amounts of the Core Ships (in the case of the sale or Total Loss of a loss of a Core Ship) or the Transition Ships (in the case of the sale or the Total Loss of a Transition Ship) (excluding any Core Ship or Transition Ship already sold or which has already become a Total Loss in respect of which a prepayment has been made under this Clause 7.7 (Mandatory prepayment on sale or Total Loss) before the Relevant Date). 7.8 Mandatory prepayment of Hedging Prepayment Proceeds Any Hedging Prepayment Proceeds arising as a result of any cancellation or prepayment under this Agreement shall, be applied rateably in respect of each Advance on the last day of the Interest Period for each Advance which ends after such payment in, in prepayment of the Term Facilities. 56 EUROPE/75885978v8

7.9 Mandatory prepayment on disposal of Other Ships In the case of a sale of an Other Ship, on the date on which the sale is completed by delivery of that Other Ship to the buyer of that Other Ship, the Borrower shall apply all net cash proceeds after repayment of any indebtedness in relation to such Other Ship to prepay the Transition Facility, except if agreed otherwise with the Majority Lenders. (Clause deliberately left blank.) 7.10 Mandatory prepayment on breach of Financial Covenants If there is a breach of Clause 20 (Financial Covenants) then: (i) the Borrower shall promptly notify the Facility Agent upon becoming aware of that event; and (ii) if the Majority Lenders so require, the Facility Agent shall cancel each Facility, together with interest accrued on it, and all other amounts relating to them and accrued under the Finance Documents immediately due and payable, whereupon each Facility will be cancelled and all such outstanding amounts will become immediately due and payable. 7.11 Right of replacement or repayment and cancellation in relation to a single Lender (a) If: (i) any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up) or under that clause as incorporated by reference or in full in any other Finance Document; or (ii) any Lender claims indemnification from the Borrower under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs), the Borrower may whilst the circumstance giving rise to the requirement for that increase or indemnification continues give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loan or give the Facility Agent notice of its intention to replace that Lender in accordance with paragraph (b)(b) below. (b) On receipt of a notice of cancellation referred to in paragraph (a) above, any Commitment of that Lender shall immediately be reduced to zero. (c) On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender's participation in the Loan. 7.12 Restrictions (a) Any notice of cancellation or prepayment given by any Party under this Clause 7 (Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or 57 EUROPE/75885978v8 prepayment is to be made, the amount of that cancellation or prepayment and, if relevant, the part of the Loan to be prepaid or cancelled. (b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and amounts (if any) payable under the Hedging Agreements in connection with that prepayment and, subject to any Break Costs, without premium or penalty. (c) The Borrower may not reborrow any part of the Term Facility which is prepaid. (d) Unless a contrary indication appears in this Agreement, any part of the Revolving Facility which is prepaid may be reborrowed in accordance with the terms of this Agreement. (e) The Borrower shall not repay or prepay all or any part of the Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement. (f) No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated. (g) If the Facility Agent receives a notice under this Clause 7 (Prepayment and Cancellation) it shall promptly forward a copy of that notice to either the Borrower or the affected Lenders and/or Hedge Counterparties, as appropriate. (h) If all or part of any Lender's participation in an Advance is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of that Lender's Commitment (equal to the amount of the participation which is repaid or prepaid) in respect of the relevant Facility or Tranche will be deemed to be cancelled on the date of repayment or prepayment. 7.13 Application of prepayments Any prepayment of any part of the Loan (other than a prepayment pursuant to Clause 7.1 (Illegality) or Clause 7.9 (Right of replacement or repayment and cancellation in relation to a single Lender)) shall be applied pro rata to each Lender's participation in that part of the Loan. 58 EUROPE/75885978v8

59 EUROPE/75885978v8

SECTION 5 COSTS OF UTILISATION 8 INTEREST 8.1 Calculation of interest The rate of interest on the Loan or any part of the Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable: (a) the Margin; and (b) Reference Rate 8.2 Payment of interest (a) The Borrower shall pay accrued interest on the Loan or any part of the Loan on the last day of each Interest Period (each an "Interest Payment Date"). (b) If an Interest Period is longer than six Months, the Borrower shall also pay interest then accrued on the Loan or the relevant part of the Loan on the dates falling at six Monthly intervals after the first day of the Interest Period. 8.3 Default interest (a) If an Obligor fails to pay any amount payable by it under a Finance Document other than a Hedging Agreement on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is two per cent. per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted part of the Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Facility Agent. Any interest accruing under this Clause 8.3 (Default interest) shall be immediately payable by the Obligor on demand by the Facility Agent. (b) If an Unpaid Sum consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period relating to the Loan or that part of the Loan: (i) the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan or that part of the Loan; and (ii) the rate of interest applying to that Unpaid Sum during that first Interest Period shall be two per cent. per annum higher than the rate which would have applied if that Unpaid Sum had not become due. (c) Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable. 60 EUROPE/75885978v8

61 EUROPE/75885978v8 < 40% Margin 8.4 Notification of rates of interest (a) The Facility Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement. (b) The Facility Agent shall promptly notify the Borrower of each Funding Rate relating to the Loan, any part of the Loan or any Unpaid Sum. 8.5 Calculation of Margin (a) The "Margin" for the purposes of this Agreement shall mean: (i) from the Start Date, a percentage per annum set forth in the table below, based on the ratio of Net Debt to Total Capitalisation Ratio set forth in the most recent Quarterly Pricing Certificate provided to the Facility Agent: II Net Debt to Total Capitalisation 2.60% > 40% and < 60% III I 2.90% Pricing Level > 60% 2.30% (ii) if no Quarterly Pricing Certificate indicating an entitlement to a margin adjustment has been delivered to the Facility Agent by the End Date, the Margin shall be the Highest Margin; (iii) notwithstanding the above, the Margin shall be the Highest Margin at all times during an Event of Default pursuant to Clause 27.2 (Non-payment), Clause 27.7 (Insolvency) or Clause 27.8 (Insolvency proceedings). (b) In this Clause 8.5 (Calculation of Margin): (i) "End Date" means the date which is 60 days following the last day of the fiscal quarter in which the previous Start Date occurred. (ii) "Highest Margin" means 2.90 per cent. per annum. (iii) "Net Debt" means total debt minus cash on hand plus any undrawn amount a revolving credit facility with a tenor longer than 12 months. (iv) "Net Debt to Total Capitalisation" means at any date of determination, the ratio of (i) Net Debt of the Borrower and its subsidiaries on such date to (ii) Total Capitalisation (total Net Debt and total Stockholders Equity) of the Borrower and its subsidiaries. (v) "Quarterly Pricing Certificate" means a certificate signed by an authorised officer of the Borrower and delivered to the Facility Agent on the date of this Agreement and thereafter within 60 days of the last day of the first three fiscal quarters of the

Borrower in each fiscal year and within 120 days of the last day of the fourth fiscal quarter of the Borrower in such fiscal year, setting out: (A) the calculation of the Net Debt to Total Capitalisation Ratio as at the last day of the fiscal quarter ended immediately prior to the relevant Start Date; and (B) the Margin which shall be applicable thereafter until the earlier of (i) the date on which the next Quarterly Pricing Certificate is delivered to the Facility Agent or (ii) the End Date. (vi) "Start Date" means the date five Business Days after the date of delivery of a Quarterly Pricing Certificate or in the case of the first Utilisation Date of any Facility, that first Utilisation Date. (vii) "Stockholders' Equity" means, at any date of determination under this Agreement, the amount of the capital and reserves of the Group determined on a consolidated basis in accordance with IFRS and as shown in the Latest Balance Sheet. (viii) "Total Capitalisation" means the sum of Net Debt and Stockholders’' Equity. 8.6 Hedging (a) The Borrower may enter into Hedging Agreements and shall maintain such Hedging Agreements in accordance with this Clause 8.5 (Hedging). (b) Each Hedging Agreement shall: (i) be with a Hedge Counterparty and each Hedge Counterparty shall also be a Lender; (ii) be for a term ending on the Termination Date; (iii) have settlement dates coinciding with the Interest Payment Dates;(this sub-paragraph is intentionally omitted.) (iv) be based on an ISDA Master Agreement and otherwise in form and substance satisfactory to the Facility Agent; and (v) provide that the Termination Currency (as defined in the relevant Hedging Agreement) shall be dollars. (c) The rights of the Borrower under the Hedging Agreements shall be charged or assigned by way of security under a Hedging Agreement Security. (d) The parties to each Hedging Agreement must comply with the terms of that Hedging Agreement. (e) Neither a Hedge Counterparty nor the Borrower may amend, supplement, extend or waive the terms of any Hedging Agreement without the consent of the Security Agent. (f) Paragraph (e) above shall not apply to an amendment, supplement or waiver that is required by law or market, is administrative and mechanical in nature and does not give rise to a conflict with any provision of this Agreement or the Hedging Agreement Security. 62 EUROPE/75885978v8

(g) If, at any time, the aggregate notional amount of the transactions in respect of the Hedging Agreements exceeds or, as a result of any repayment or prepayment under this Agreement, will exceed the aggregate of the Loan and any Available Commitment at that time, the Borrower must promptly notify the Facility Agent and must, at the request of the Facility Agent, reduce the aggregate notional amount of those transactions by an amount and in a manner satisfactory to the Facility Agent so that it no longer exceeds or will not exceed the aggregate of the Loan then or that will be outstanding and any Available Commitment. (h) Any reductions in the aggregate notional amount of the transactions in respect of the Hedging Agreements in accordance with paragraph (g) above will be apportioned as between those transactions pro rata. (i) Paragraph (g) above shall not apply to any transactions in respect of any Hedging Agreement under which the Borrower has no actual or contingent indebtedness. (j) A Hedge Counterparty may only suspend making payments under a transaction in respect of a Hedging Agreement if the Borrower is in breach of its payment obligations under any transaction in respect of that Hedging Agreement. (k) Each Hedge Counterparty consents to, and acknowledges notices of, the charging or assigning by way of security by the Borrower pursuant to the relevant Hedging Agreement Security of its rights under the Hedging Agreements to which it is party in favour of the Security Agent. (l) Any such charging or assigning by way of security is without prejudice to, and after giving effect to, the operation of any payment or close-out netting in respect of any amounts owing under any Hedging Agreement. (m) The Security Agent shall not be liable for the performance of the Borrower's obligations under a Hedging Agreement. (n) Neither the Borrower nor any Hedge Counterparty shall assign any of its rights or transfer any of its rights or obligations under a Hedging Agreement without the consent of the Security Agent. 9 INTEREST PERIODS 9.1 Selection of Interest Periods (a) The Borrower may select the Interest Period for (i) an Advance under the Revolving Facility and the Transition Facility and (ii) a Tranche under the Newbuild Facility, in the Utilisation Request for the first Advance in that Facility. Subject to Clause 9.2 (Changes to Interest Periods), the Borrower may select each subsequent Interest Period in respect of an Advance in a Selection Notice. (b) Each Selection Notice is irrevocable and must be delivered to the Facility Agent by the Borrower not later than the Specified Time. (c) The Borrower may select the Interest Period for each Advance under the Revolving Facility in the Utilisation Request for that Advance. An Advance under the Revolving Facility has one Interest Period only which shall start on its Utilisation Date. 63 EUROPE/75885978v8

(d) If the Borrower fails to select an Interest Period in the relevant Utilisation Request or, in the case of any Advance, fails to deliver a Selection Notice to the Facility Agent, the relevant Interest Period will (subject to Clause 9.2 (Changes to Interest Periods) in the case of any Tranche) be three Months. (e) Subject to this Clause 9 (Interest Periods), the Borrower may select an Interest Period of one or three Months or any other period agreed between the Borrower and the Facility Agent (acting on the instructions of all the Lenders). In addition, in relation to the Revolving Facility, the Borrower may select an Interest Period of a period of less than one Month, if necessary to ensure that (when aggregated with the Available Facility for the Revolving Facility) there are sufficient Advances under the Revolving Facility (with an aggregate amount equal to or greater than the Reduction Instalment) which have an Interest Period ending on a Reduction Date for the scheduled reduction to occur. (f) An Interest Period in respect of a Tranche, any part of a Tranche or an Advance under the Revolving Facility shall not extend beyond its applicable Termination Date. (g) (This paragraph is intentionally omitted.) (h) (This paragraph is intentionally omitted.) (i) (This paragraph is intentionally omitted.) (g) In respect of a Newbuild Facility Repayment Instalment, the Borrower may request in the relevant Selection Notice that an Interest Period for a part of the relevant Tranche equal to such Newbuild Facility Repayment Instalment shall end on the Repayment Date relating to it and, subject to paragraph (d) above, select a longer Interest Period for the remaining part of that Tranche. (h) The first Interest Period for each Tranche shall start on the first Utilisation Date relating to such Tranche and, each subsequent Interest Period shall start on the last day of its preceding Interest Period. (i) The first Interest Period for the second and any subsequent Advance under a Tranche shall start on the Utilisation Date of such Advance and end on the last day of the Interest Period applicable to that Tranche on the date on which such Advance is made. (j) Except for the purposes of Clause 9.2 (Changes to Interest Periods), each Tranche shall have one Interest Period only at any time. 9.2 Changes to Interest Periods (a) In respect of a Newbuild Facility Repayment Instalment, prior to determining the interest rate for the relevant Tranche, the Facility Agent may establish an Interest Period for a part of the relevant Tranche equal to such Newbuild Facility Repayment Instalment to end on the Repayment Date relating to it and the remaining part of that Tranche shall have the Interest Period selected in the relevant Selection Notice, subject to paragraph (d) of Clause 9.1 (Selection of Interest Periods). (a) (This paragraph is intentionally omitted.) (b) Prior to determining the interest rate for an Advance under the Revolving Facility, the Facility Agent may shorten the Interest Period for any Advance under the Revolving Facility 64 EUROPE/75885978v8 to ensure that, when aggregated with the Available Facility for the Revolving Facility, there are sufficient Advances under the Revolving Facility (with an aggregate amount equal to or greater than the Reduction Instalment) which have an Interest Period ending on a Reduction Date for the scheduled reduction to occur. (c) If the Facility Agent makes any change to an Interest Period referred to in this Clause 9.2 (Changes to Interest Periods), it shall promptly notify the Borrower and the Lenders. 9.3 Non-Business Days If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). 10 CHANGES TO THE CALCULATION OF INTEREST 10.1 Unavailability of Term SOFR (a) Interpolated Term SOFR: If no Term SOFR is available for the Interest Period of the Loan or any part of the Loan, the applicable Reference Rate shall be the Interpolated Term SOFR for a period equal in length to the Interest Period of the Loan or that part of the Loan. (b) Shortened Interest Period: If no Term SOFR is available for the Interest Period of the Loan or any part of the Loan and it is not possible to calculate the Interpolated Term SOFR, the Interest Period of the Loan or that part of the Loan shall (if it is longer than the applicable Fallback Interest Period) be shortened to the applicable Fallback Interest Period and the applicable Reference Rate for that shortened Interest Period shall be determined pursuant to the definition of "Reference Rate". (c) Shortened Interest Period and Historic Term SOFR: If paragraph (b)(b) above applies but no Term SOFR is available for the Interest Period of any Term SOFR Loan and it is not possible to calculate the Interpolated Term SOFR, the applicable Term SOFR Reference Rate shall be the Historic Term SOFR for that Term SOFR Loan. (d) Cost of funds: If paragraph (b) above applies but it is not possible to calculate the Reference Rate, there shall be no Reference Rate for the Loan or that part of the Loan (as applicable) and Clause 10.3 (Cost of funds) shall apply to the Loan or that part of the Loan for that Interest Period. 10.2 Market disruption If before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notification from a Lender or Lenders (whose participations in the Loan or the relevant part of the Loan equal or exceed 50 per cent. of the Loan or that part of the Loan as appropriate) that its cost of funds relating to its participation in the Loan or that part of the Loan would be in excess of the Market Disruption Rate then Clause 10.3 (Cost of funds) shall apply to the Loan or that part of the Loan (as applicable) for the relevant Interest Period. 65 EUROPE/75885978v8

10.3 Cost of funds (a) If this Clause 10.3 (Cost of funds) applies, the rate of interest on each Lender's share of the Loan or the relevant part of the Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of: (i) the Margin; and (ii) the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period to be that which expresses as a percentage rate per annum its costs of funds relating to its participation in the Loan or that part of the Loan. (b) If this Clause 10.3 (Cost of funds) applies and the Facility Agent or the Borrower so requires, the Facility Agent and the Borrower shall enter into negotiations (for a period of not more than 15 days) with a view to agreeing a substitute basis for determining the rate of interest or (as the case may be) an alternative basis for funding. (c) Subject to Clause 44.4 (Changes to reference rates), any substitute or alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties. (d) If paragraph (e) below does not apply and any rate notified to the Facility Agent under sub-paragraph (ii) of paragraph (a) above is less than zero, the relevant rate shall be deemed to be zero. (e) If this Clause 10.3 (Cost of funds) applies pursuant to Clause 10.2 (Market disruption) and: (i) a Lender's Funding Rate is less than the Market Disruption Rate; or (ii) a Lender does not notify a rate by the time specified in sub-paragraph (ii) of paragraph (a) above, that Lenders cost of funds relating to its participation in the Loan or the relevant part of the Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be the Market Disruption Rate. 10.4 Break Costs (a) The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of the Loan or Unpaid Sum being paid by the Borrower on a day prior to the last day of an Interest Period for the Loan, the relevant part of the Loan or that Unpaid Sum. (b) Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in respect of which they become or may become payable. 66 EUROPE/75885978v8

11 FEES 11.1 Commitment fee (a) The Borrower shall pay to the Facility Agent (for the account of each Lender) a commitment fee computed at the rate of 35 per cent. per annum of the applicable Margin on that Lender's Available Commitment in respect of each Facility from time to time from the date of this Agreement until: (i) in respect of the Revolving Facility, the Termination Date for the Revolving Facility; or (ii) in respect of the Transition Facility and the Newbuild Facility, the applicable Availability Period for that Facility. (b) The accrued commitment fee is payable on the last day of each successive period of three Months which ends during (i) the Termination Date for the Revolving Facility or (ii) the relevant Availability Period for the Transition Facility and the Newbuild Facility, on the last day of the relevant Termination Date or Availability Period and, if cancelled, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective. 11.2 Mandated Lead Arranger / Bookrunner fee The Borrower shall pay to the Mandated Lead Arrangers and the Bookrunners an arrangement fee in the amount and at the times agreed in a Fee Letter. 11.3 Lead Arranger fees The Borrower shall pay to the Lead Arrangers arrangement fees in the amount and at the times agreed in a Fee Letter. 67 EUROPE/75885978v8

68 EUROPE/75885978v8

SECTION 6 ADDITIONAL PAYMENT OBLIGATIONS 12 TAX GROSS UP AND INDEMNITIES 12.1 Definitions (a) In this Agreement: "Protected Party" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document. "Tax Credit" means a credit against, relief or remission for, or repayment of any Tax. "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction. "Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity). (b) Unless a contrary indication appears, in this Clause 12 (Tax Gross Up and Indemnities) reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination. (c) This Clause 12 (Tax Gross Up and Indemnities) shall not apply to any Hedging Agreement. 12.2 Tax gross-up (a) Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law. (b) The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Borrower and that Obligor. (c) If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. (d) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. (e) Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that 69 EUROPE/75885978v8

Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority. 12.3 Tax indemnity (a) The Obligors shall (within three Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document. (b) Paragraph (a) above shall not apply: (i) with respect to any Tax assessed on a Finance Party: (A) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or (B) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or (ii) to the extent a loss, liability or cost: (A) is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or (B) relates to a FATCA Deduction required to be made by a Party. (c) A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Obligors. (d) A Protected Party shall, on receiving a payment from an Obligor under this Clause 12.3 (Tax indemnity), notify the Facility Agent. 12.4 Tax Credit If an Obligor makes a Tax Payment and the relevant Finance Party determines that: (a) a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was received; and (b) that Finance Party has obtained and utilised and retained that Tax Credit, the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor. 70 EUROPE/75885978v8

12.5 Stamp taxes The Obligors shall pay and, within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability which that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document. 12.6 VAT (a) All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party). (b) If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration): (i) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this sub-paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and (ii) (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT. (c) Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part of it as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority. (d) Any reference in this Clause 12.6 (VAT) to any Party shall, at any time when that Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union or equivalent provisions imposed elsewhere) so that a reference to a Party shall be construed as a reference to that 71 EUROPE/75885978v8

Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or representative or head) of that group or unity at the relevant time (as the case may be). (e) In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply. 12.7 FATCA Information (a) Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party: (i) confirm to that other Party whether it is: (A) a FATCA Exempt Party; or (B) not a FATCA Exempt Party; and (ii) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and (iii) supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation or exchange of information regime. (b) If a Party confirms to another Party pursuant to sub-paragraph (i) of paragraph (a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly. (c) Paragraph (a) above shall not oblige any Finance Party to do anything and sub-paragraph (iii) of paragraph (a) above shall not oblige any other Party to do anything which would or might in its reasonable opinion constitute a breach of: (i) any law or regulation; (ii) any fiduciary duty; or (iii) any duty of confidentiality. (d) If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with sub-paragraphs (i) or (ii) of paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information. 72 EUROPE/75885978v8

12.8 FATCA Deduction (a) Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. (b) Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify each Obligor and the Facility Agent and the Facility Agent shall notify the other Finance Parties. 13 INCREASED COSTS 13.1 Increased costs (a) Subject to Clause 13.3 (Exceptions), the Borrower shall, within three Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of: (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or (ii) compliance with any law or regulation made, in each case after the date of this Agreement; or (iii) the implementation, application of or compliance with Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV. (b) In this Agreement: (i) "Basel III" means: (A) the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated; (B) the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and (C) any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III". (ii) "CRD IV" means: 73 EUROPE/75885978v8

(A) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012, as amended by Regulation (EU) 2019/876; (B) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, as amended by Directive (EU) 2019/878; and (C) any other law or regulation which implements Basel III. (iii) "Increased Costs" means: (A) a reduction in the rate of return from a Facility or on a Finance Party's (or its Affiliate's) overall capital; (B) an additional or increased cost; or (C) a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document. 13.2 Increased cost claims (a) A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrower. (b) Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs. 13.3 Exceptions Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is: (a) attributable to a Tax Deduction required by law to be made by an Obligor; (b) attributable to a FATCA Deduction required to be made by a Party; (c) compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied); (d) compensated for by any payment made pursuant to Clause 14.3 (Mandatory Cost); (e) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or 74 EUROPE/75885978v8

(f) incurred by a Hedge Counterparty in its capacity as such. 14 OTHER INDEMNITIES 14.1 Currency indemnity (a) If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of: (i) making or filing a claim or proof against that Obligor; or (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall, as an independent obligation, on demand, indemnify each Secured Party to which that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum. (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable. (c) This Clause 14.1 (Currency indemnity) does not apply to any sum due to a Hedge Counterparty in its capacity as such. 14.2 Other indemnities (a) Each Obligor shall, on demand, indemnify each Secured Party against any cost, loss or liability incurred by it as a result of: (i) the occurrence of any Event of Default; (ii) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 33 (Sharing among the Finance Parties); (iii) funding, or making arrangements to fund, its participation in an Advance requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Secured Party alone); or (iv) the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower. (b) Each Obligor shall, on demand, indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate (each such person for the purposes of this Clause 14.2 (Other indemnities) an "Indemnified Person"), against any documented cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by that Indemnified Person pursuant to or in 75 EUROPE/75885978v8 connection with any litigation, arbitration or administrative proceedings or regulatory enquiry, in connection with or arising out of the entry into and the transactions contemplated by the Finance Documents, having the benefit of any Security constituted by the Finance Documents or which relates to the condition or operation of, or any incident occurring in relation to, any Ship unless such cost, loss or liability is caused by the gross negligence or wilful misconduct of that Indemnified Person. (c) Without limiting, but subject to any limitations set out in paragraph (b) above, the indemnity in paragraph (b) above shall cover any documented cost, loss or liability incurred by each Indemnified Person in any jurisdiction: (i) arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions Laws; or (ii) in connection with any Environmental Claim. (d) Any Affiliate or any officer or employee of a Finance Party or of any of its Affiliates may rely on this Clause 14.2 (Other indemnities) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act. 14.3 Mandatory Cost The Borrower shall, on demand by the Facility Agent, pay to the Facility Agent for the account of the relevant Lender, such amount which any Lender certifies in a notice to the Facility Agent to be its good faith determination of the amount necessary to compensate it for complying with: (a) in the case of a Lender lending from a Facility Office in a Participating Member State, the minimum reserve requirements (or other requirements having the same or similar purpose) of the European Central Bank (or any other authority or agency which replaces all or any of its functions) in respect of loans made from that Facility Office; and (b) in the case of any Lender lending from a Facility Office in the United Kingdom, any reserve asset, special deposit or liquidity requirements (or other requirements having the same or similar purpose) of the Bank of England (or any other governmental authority or agency) and/or paying any fees to the Financial Conduct Authority and/or the Prudential Regulation Authority (or any other governmental authority or agency which replaces all or any of their functions), which, in each case, is referable to that Lender's participation in the Loan. 14.4 Indemnity to the Facility Agent Each Obligor shall, on demand, indemnify the Facility Agent against: (a) any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of: (i) investigating any event which it reasonably believes is a Default; or (ii) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or 76 EUROPE/75885978v8

(iii) instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents; and (b) any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Facility Agent (otherwise than by reason of the Facility Agent's gross negligence or wilful misconduct) or, in the case of any cost, loss or liability pursuant to Clause 34.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent in acting as Facility Agent under the Finance Documents. 14.5 Indemnity to the Security Agent (a) Each Obligor shall, on demand, indemnify the Security Agent and every Receiver and Delegate against any documented cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by any of them: (i) in relation to or as a result of: (A) any failure by the Borrower to comply with its obligations under Clause 16 (Costs and Expenses); (B) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; (C) the taking, holding, protection or enforcement of the Finance Documents and the Transaction Security; (D) the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law; (E) any default by any Transaction Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; (F) any action by any Transaction Obligor which vitiates, reduces the value of, or is otherwise prejudicial to, the Transaction Security; (G) instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents; and (H) investigating any event which it reasonably believes is a Default. (ii) acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Security Property or the performance of the terms of this Agreement or the other Finance Documents (otherwise, in each case, than by reason of the relevant Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct). (b) The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Security Assets in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 14.5 (Indemnity to the 77 EUROPE/75885978v8

Security Agent) and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it. 15 MITIGATION BY THE FINANCE PARTIES 15.1 Mitigation (a) Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax Gross Up and Indemnities), Clause 13 (Increased Costs) or paragraph (a) of Clause 14.3 (Mandatory Cost) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office. (b) Paragraph (a) above does not in any way limit the obligations of any Transaction Obligor under the Finance Documents. 15.2 Limitation of liability (a) Each Obligor shall, on demand, indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation). (b) A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if either: (i) a Default has occurred and is continuing; or (ii) in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it. 16 COSTS AND EXPENSES 16.1 Transaction expenses The Obligors shall, on demand, pay the Facility Agent, the Security Agent and the Arrangers, the Bookrunners, the Global Coordinator the amount of all costs and expenses (including legal fees) reasonably incurred by any Secured Party in connection with the negotiation, preparation, printing, execution, syndication and perfection of: (a) this Agreement and any other documents referred to in this Agreement or in a Security Document; and (b) any other Finance Documents executed after the date of this Agreement. 16.2 Amendment costs If: (a) an Obligor requests an amendment, waiver or consent; or (b) an amendment is required either pursuant to Clause 34.9 (Change of currency) or as contemplated in Clause 44.4 (Changes to reference rates); or 78 EUROPE/75885978v8

(c) an Obligor requests, and the Security Agent agrees to, the release of all or any part of the Security Assets from the Transaction Security, the Obligors shall, on demand, reimburse each of the Facility Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by each Secured Party in responding to, evaluating, negotiating or complying with that request or requirement. 16.3 Enforcement and preservation costs The Obligors shall, on demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by that Secured Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document or the Transaction Security and with any proceedings instituted by or against that Secured Party as a consequence of it entering into a Finance Document, taking or holding the Transaction Security, or enforcing those rights. 79 EUROPE/75885978v8

80 EUROPE/75885978v8

SECTION 7 GUARANTEE 17 GUARANTEE AND INDEMNITY 17.1 Guarantee and indemnity Each Guarantor irrevocably and unconditionally jointly and severally: (a) guarantees to each Finance Party punctual performance by the Borrower of all the Borrower's obligations under the Finance Documents; (b) undertakes with each Finance Party that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on written demand by the Facility Agent pay that amount as if it were the principal obligor; and (c) agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand by the Facility Agent against any cost, loss or liability it incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 17 (Guarantee and Indemnity) if the amount claimed had been recoverable on the basis of a guarantee. 17.2 Continuing guarantee This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by the Borrower under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part. 17.3 Reinstatement If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 17 (Guarantee and Indemnity) will continue or be reinstated as if the discharge, release or arrangement had not occurred. 17.4 Waiver of defences The obligations of each Guarantor under this Clause 17 (Guarantee and Indemnity) and in respect of any Transaction Security will not be affected or discharged by an act, omission, matter or thing which, but for this Clause 17.4 (Waiver of defences), would reduce, release or prejudice any of its obligations under this Clause 17 (Guarantee and Indemnity) or in 81 EUROPE/75885978v8

respect of any Transaction Security (without limitation and whether or not known to it or any Secured Party) including: (a) any time, waiver or consent granted to, or composition with, any Obligor or other person; (b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group; (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security; (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person; (e) any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security; (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or (g) any insolvency or similar proceedings. 17.5 Immediate recourse (a) Each Guarantor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person (including without limitation to commence any proceedings under any Finance Document or to enforce any Transaction Security) before claiming or commencing proceedings under this Clause 17 (Guarantee and Indemnity). This waiver applies irrespective of any law or any provision of a Finance Document to the contrary. (b) Each Guarantor acknowledges the right of the Facility Agent pursuant to Clause 27.18 (Acceleration) to enforce or direct the Security Agent to enforce or exercise any or all of its rights, remedies powers or discretions under any guarantee or indemnity contained in this Agreement. 17.6 Appropriations Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Secured Party (or any trustee or agent on its behalf) may: (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and 82 EUROPE/75885978v8

(b) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 17 (Guarantee and Indemnity). 17.7 Deferral of Guarantors' rights All rights which any Guarantor at any time has (whether in respect of this guarantee, a mortgage or any other transaction) against the Borrower, any other Obligor or their respective assets shall be fully subordinated to the rights of the Secured Parties under the Finance Documents and until the end of the Security Period and unless the Facility Agent otherwise directs, no Guarantor will exercise any rights which it may have (whether in respect of any Finance Document to which it is a Party or any other transaction) by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 17 (Guarantee and Indemnity): (a) to be indemnified by an Obligor; (b) to claim any contribution from any third party providing security for, or any other guarantor of, any Obligor's obligations under the Finance Documents; (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Secured Party; (d) to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 17.1 (Guarantee and indemnity); (e) to exercise any right of set-off against any Obligor; and/or (f) to claim or prove as a creditor of any Obligor in competition with any Secured Party. If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Secured Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 34 (Payment Mechanics). 17.8 Additional security This guarantee and any other Security given by a Guarantor is in addition to and is not in any way prejudiced by, and shall not prejudice, any other guarantee or Security or any other right of recourse now or subsequently held by any Secured Party or any right of set-off or netting or right to combine accounts in connection with the Finance Documents. 17.9 Applicability of provisions of Guarantee to other Security Clauses 17.2 (Continuing guarantee), 17.3 (Reinstatement), 17.4 (Waiver of defences), 17.5 (Immediate recourse), 17.6 (Appropriations), 17.7 (Deferral of Guarantors' rights) and 17.8 (Additional security) shall apply, with any necessary modifications, to any Security which a 83 EUROPE/75885978v8

Guarantor creates (whether at the time at which it signs this Agreement or at any later time) to secure the Secured Liabilities or any part of them. 84 EUROPE/75885978v8

85 EUROPE/75885978v8

SECTION 8 REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT 18 REPRESENTATIONS 18.1 General Each Obligor makes the representations and warranties set out in this Clause 18 (Representations) to each Finance Party on the date of this Agreement. 18.2 Status It is duly incorporated, validly existing and in good standing under the laws of Belgium. 18.3 Binding obligations The obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations. 18.4 Validity, effectiveness and ranking of Security (a) Each Finance Document to which it is a party does now or, as the case may be, will upon execution and delivery create, subject to the Perfection Requirements, the Security it purports to create over any assets to which such Security, by its terms, relates, and such Security will, when created or intended to be created, be valid and effective. (b) No third party has or will have any Security (except for Permitted Security) over any assets that are the subject of any Transaction Security granted by it. (c) Subject to the Perfection Requirements, the Transaction Security granted by it to the Security Agent or any other Secured Party has or will when created or intended to be created have first ranking priority or such other priority it is expressed to have in the Finance Documents and is not subject to any prior ranking or pari passu ranking Security. (d) No concurrence, consent or authorisation of any person is required for the creation of or otherwise in connection with any Transaction Security. 18.5 Non-conflict with other obligations The entry into and performance by it of, and the transactions contemplated by, each Transaction Document to which it is a party do not and will not conflict with: (a) any law or regulation applicable to it; (b) its constitutional documents; or (c) any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument. 86 EUROPE/75885978v8

18.6 Power and authority (a) It has the power to enter into, perform and deliver, and has taken all necessary action to authorise: (i) its entry into, performance and delivery of, each Transaction Document to which it is or will be a party and the transactions contemplated by those Transaction Documents; and (ii) in the case of Guarantor A, its registration of Ship 23 under its Approved Flag. (b) No limit on its powers will be exceeded as a result of the borrowing, granting of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party. 18.7 Validity and admissibility in evidence All Authorisations required or desirable: (a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and (b) to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions, have been obtained or effected and are in full force and effect. 18.8 Governing law and enforcement (a) The choice of governing law of each Transaction Document to which it is a party will be recognised and enforced in its Relevant Jurisdictions. (b) Any judgment obtained in relation to a Transaction Document to which it is a party in the jurisdiction of the governing law of that Transaction Document will be recognised and enforced in its Relevant Jurisdictions. 18.9 Insolvency No: (a) corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 27.8 (Insolvency proceedings); or (b) creditors' process described in Clause 27.9 (Creditors' process), has been taken or, to its knowledge, threatened in relation to a member of the Group; and none of the circumstances described in Clause 27.7 (Insolvency) applies to a member of the Group. 18.10 No filing or stamp taxes Under the laws of its Relevant Jurisdictions it is not necessary that the Finance Documents to which it is a party be registered, filed, recorded, notarised or enrolled with any court or 87 EUROPE/75885978v8 other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents to which it is a party or the transactions contemplated by those Finance Documents. 18.11 Deduction of Tax It is not required to make any Tax Deduction from any payment it may make under any Finance Document to which it is a party. 18.12 No default (a) No Event of Default and, on the date of this Agreement and on each Utilisation Date, no Default is continuing or might reasonably be expected to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document. (b) No other event or circumstance is outstanding which constitutes a default or a termination event (however described) under any other agreement or instrument which is binding on it or to which its assets are subject which is reasonably likely to have a Material Adverse Effect. 18.13 No misleading information (a) Any factual information provided by any member of the Group for the purposes of this Agreement was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated. (b) The financial projections contained in any such information have been prepared on the basis of recent historical information and on the basis of reasonable assumptions. (c) Nothing has occurred or been omitted from any such information and no information has been given or withheld that results in any such information being untrue or misleading in any material respect. 18.14 Financial Statements (a) Its Original Financial Statements were prepared in accordance with IFRS consistently applied. (b) Its Original Financial Statements fairly present its financial condition as at the end of the relevant financial year and its results of operations during the relevant financial year (consolidated in the case of the Borrower). (c) There has been no material adverse change in its assets, business or financial condition (or the assets, business or consolidated financial condition of the Group, in the case of the Borrower) since 31 December 2022. (d) Its most recent financial statements delivered pursuant to Clause 19.2 (Financial statements): (i) have been prepared in accordance with Clause 19.4 (Requirements as to financial statements); and 88 EUROPE/75885978v8

(ii) fairly present its financial condition as at the end of the relevant financial year and operations during the relevant financial year (consolidated in the case of the Borrower). (e) Since the date of the most recent financial statements delivered pursuant to Clause 19.2 (Financial statements) there has been no material adverse change in its business, assets or financial condition (or the business or consolidated financial condition of the Group, in the case of the Guarantor). 18.15 Pari passu ranking Its payment obligations under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally. 18.16 No proceedings pending or threatened (a) No litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) of or before any court, arbitral body or agency, which might reasonably be expected to have a Material Adverse Effect, have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it or any other Transaction Obligor. (b) No judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against it or any other Transaction Obligor. 18.17 Validity and completeness of the Deed of Release and Shipbuilding Contracts (a) Each of the Shipbuilding Contracts constitute legal, valid, binding and enforceable obligations of the relevant Builder. (b) The copies of the Deeds of Release and Shipbuilding Contracts delivered to the Facility Agent before the date of this Agreement are true and complete copies. (c) No amendments or additions to the Deeds of Release or Shipbuilding Contracts have been agreed nor have any rights under the Deeds of Release or Shipbuilding Contracts been waived. 18.18 No rebates etc. There is no agreement or understanding to allow or pay any rebate, premium, inducement, commission, discount or other benefit or payment (however described) to any Obligor, the Builder, the Seller or a third party in connection with the purchase by a Guarantor of a Ship, other than as disclosed to the Facility Agent in writing on or before the date of this Agreement. 18.19 Valuations (a) All information supplied by it or on its behalf to an Approved Valuer for the purposes of a valuation delivered to the Facility Agent in accordance with this Agreement was true and 89 EUROPE/75885978v8 accurate as at the date it was supplied or (if appropriate) as at the date (if any) at which it is stated to be given. (b) It has not omitted to supply any information to an Approved Valuer which, if disclosed, would adversely affect any valuation prepared by such Approved Valuer. (c) There has been no change to the factual information provided pursuant to paragraph (a) above in relation to any valuation between the date such information was provided and the date of that valuation which, in either case, renders that information untrue or misleading in any material respect. 18.20 No breach of laws It has not breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect. 18.21 No Charter Except as disclosed by the Borrower to the Security Agent in writing on or before the date of this Agreement, no Ship is subject to any Long Term Charter. 18.22 Compliance with Environmental Laws All Environmental Laws relating to the ownership, operation and management of each Ship and the business of each member of the Group (as now conducted and as reasonably anticipated to be conducted in the future) and the terms of all Environmental Approvals have been complied with. 18.23 No Environmental Claim No Environmental Claim has been made or threatened against any member of the Group or any Ship. 18.24 No Environmental Incident No Environmental Incident has occurred and no person has claimed that an Environmental Incident has occurred. 18.25 ISM and ISPS Code compliance All requirements of the ISM Code and the ISPS Code as they relate to the Borrower, each Guarantor, each Approved Technical Manager (in so far as the Ships are concerned) and each Ship have been complied with. 18.26 Taxes paid (a) It is not and no other member of the Group is materially overdue in the filing of any Tax returns and it is not (and no other member of the Group is) overdue in the payment of any amount in respect of Tax. (b) No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any other member of the Group) with respect to Taxes. 90 EUROPE/75885978v8

18.27 Overseas companies No Obligor has delivered particulars, whether in its name stated in the Finance Documents or any other name, of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or, if it has so registered, it has provided to the Facility Agent sufficient details to enable an accurate search against it to be undertaken by the Lenders at the Companies Registry. 18.28 Good title to assets It has good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted. 18.29 Ownership (a) The Borrower is the sole legal and beneficial owner of each of Ship (other than Ship 23, Ship 34, Ship 35 or Ship 36), its Earnings and its Insurances. (b) Guarantor A is the sole legal and beneficial owner of Ship 23, its Earnings and its Insurances. (c) On the Utilisation Date of the relevant Newbuild Advance under the Newbuild Facility, the Borrower will be the sole legal and beneficial owner of Ship 34,21 or Ship 35and Ship 3622 (as applicable), its Earnings and its Insurances. (d) With effect on and from the date of its creation or intended creation, each Obligor will be the sole legal and beneficial owner of any asset that is the subject of any Transaction Security created or intended to be created by such Obligor. (e) The constitutional documents of each Obligor do not and could not restrict or inhibit any transfer of the shares of the Obligors on creation or enforcement of the security conferred by the Security Documents. (f) The legal title to and beneficial interest in all the shares in Guarantor A is held by the Borrower free of any Security or any other claim. 18.30 Centre of main interests and establishments For the purposes of The Council of the European Union Regulation No. 2015/848 on Insolvency Proceedings (the "Regulation"), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in Belgium and it has no "establishment" (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction. 18.31 Place of business The Borrower will notify the Facility Agent if it has a place of business in any jurisdiction which would require a Finance Document to which it is a party to be registered, filed or recorded with any court or authority in that jurisdiction or if the centre of its main interests changes. 91 EUROPE/75885978v8

18.32 Sanctions (a) The Borrower has instituted and maintains policies and procedures designed to prevent sanctions violations (by the Borrower and their Subsidiaries and by persons associated with the Borrower and their Subsidiaries). (b) Each Sanctions Relevant Person has been and is in compliance with all Sanctions Laws and no Sanctions Relevant Person: (i) is a Restricted Party, or is involved in any transaction through which it is likely to become a Restricted Party; or (ii) has received formal notice in writing of any inquiry, claim, action, suit, proceeding or investigation against it with respect to Sanctions Laws. (c) No Sanctions Relevant Person is engaging or has engaged, directly or indirectly, in any transaction that evades or avoids, or has the purpose of evading or avoiding, or breaches or attempts to breach any Sanctions Laws. 18.33 No money laundering Without prejudice to the generality of Clause 3.1 (Purpose), in relation to the utilisation by the Borrower of the Advances granted or to be granted to it under this Agreement, the performance and discharge of its obligations and liabilities under the Finance Documents to which it is a party, and the transactions and other arrangements effected or contemplated by the Finance Documents to which it is a party, the Borrower confirms that it is acting for its own account and that the foregoing will not involve or lead to contravention of any law, official requirement or other regulatory measure or procedure implemented to combat "money laundering" (as defined in Article 1 of the Directive 2015/849/EC of the European Parliament and of the Council of the European Union of 20 May 2015). 18.34 Anti-Corruption Laws (a) The Borrower or its subsidiaries or, to the best of the Borrower's knowledge, any director, officer or employee, has conducted its business in compliance with all applicable Anti-Bribery and Corruption Laws and has not engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. (b) To the best of the Borrower's knowledge, no actions or investigations by any governmental or regulatory agency are ongoing or threatened against the Group or any of its directors, officers or employees in relation to an alleged breach of the Anti-Bribery and Corruption Laws. (c) The Borrower will not directly or indirectly use, lend or contribute the proceeds raised under the Agreement for any purpose that would breach the Anti-Bribery and Corruption Laws. 18.35 Anti-Money Laundering Laws The operations of the Borrower are and have been conducted at all times in compliance with all applicable anti-money laundering statutes of all jurisdictions in which the Borrower conduct business, the rules and regulations thereunder and any related or similar rules, 92 EUROPE/75885978v8 regulations or guidelines, issued, administered or enforced by any governmental agency including regulations governing predicate offences for money laundering (collectively, "Anti-Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Borrower or its management board with respect to Anti-Money Laundering Laws is pending and no such actions, suits or proceedings are threatened or contemplated. The Borrower has instituted and maintained, and will continue to maintain and enforce, policies and procedures which are designed to promote compliance with Anti-Money Laundering Laws. 18.36 US Tax Obligor No Obligor is a US Tax Obligor. 18.37 Repetition The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period. 19 INFORMATION UNDERTAKINGS 19.1 General The undertakings in this Clause 19 (Information Undertakings) remain in force throughout the Security Period unless the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders), may otherwise permit. 19.2 Financial statements The Borrower shall supply to the Facility Agent in sufficient copies for all the Lenders: (a) as soon as possible, but in no event later than 120 days after the end of each financial year of the Borrower from and including the financial year ending 31 December 2022, the audited consolidated accounts of the Group and audited individual accounts of the Borrower; (b) as soon as possible, but in no event later than 75 days after the end of each financial half-year of the Borrower (which half-year end shall, for the avoidance of doubt, occur annually), the unaudited consolidated balance sheet of the Group certified as to its correctness by the chief financial officer of the Borrower and the audited individual balance sheet of the Borrower certified as to its correctness by an officer or director of the Borrower; (c) as soon as possible, but in no event later than 60 days after the end of each financial quarter of the Borrower and provided that these documents have not been published on the Borrower's website or sent to the Lenders in the form of a press release, unaudited consolidated income statements of the Group certified as to their correctness by the chief financial officer of the Borrower and unaudited individual income statements of the Borrower certified as to their correctness by an officer or director of the Borrower; (d) as soon as possible, but not later than 120 days after the end of each financial year of the Borrower, a financial projection for the Borrower and the Group for the next 3 years in a format which is acceptable to the Facility Agent; 93 EUROPE/75885978v8

19.3 Compliance Certificate (a) The Borrower shall supply to the Facility Agent, with each set of financial statements delivered pursuant to paragraph (a)(a), paragraph or (b)(b) of Clause 19.2 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 20 (Financial Covenants) as at the date as at which those financial statements were drawn up. (b) Each Compliance Certificate shall be signed by the CFO of the Borrower and, if required to be delivered with the financial statements delivered pursuant to paragraph (a)(a) of Clause 19.2 (Financial statements), shall be reported on by the Borrower's auditors. 19.4 Requirements as to financial statements (a) Each set of financial statements delivered by the Borrower pursuant to Clause 19.2 (Financial statements) shall be certified by a director of the relevant company as fairly presenting its financial condition and operations as at the date as at which those financial statements were drawn up. (b) The Borrower shall procure that each set of financial statements delivered pursuant to Clause 19.2 (Financial statements) is prepared using IFRS. 19.5 DAC6 (a) In this Clause 19.5 (DAC6), "DAC6" means the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU or any replacement legislation applicable in the United Kingdom. (b) The Borrower shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests): (i) promptly upon the making of such analysis or the obtaining of such advice, any analysis made or advice obtained on whether any transaction contemplated by the Transaction Documents or any transaction carried out (or to be carried out) in connection with any transaction contemplated by the Transaction Documents contains a hallmark as set out in Annex IV of DAC6; and (ii) promptly upon the making of such reporting and to the extent permitted by applicable law and regulation, any reporting made to any governmental or taxation authority by or on behalf of any member of the Group or by any adviser to such member of the Group in relation to DAC6 or any law or regulation which implements DAC6 and any unique identification number issued by any governmental or taxation authority to which any such report has been made (if available). 19.6 Information: miscellaneous Each Obligor shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests): (a) all documents dispatched by it to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched; 94 EUROPE/75885978v8

(b) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect; (c) promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral tribunal body or agency which is made against any member of the Group and which might have a Material Adverse Effect; (d) promptly, its constitutional documents where these have been amended or varied; (e) promptly, such further information and/or documents regarding: (i) each Ship, goods transported on each Ship, its Earnings and its Insurances; (ii) the Security Assets; (iii) compliance of the Obligors with the terms of the Finance Documents; (iv) the financial condition, business and operations of any member of the Group, as any Finance Party (through the Facility Agent) may reasonably request; and (f) promptly, such further information and/or documents as any Finance Party (through the Facility Agent) may reasonably request so as to enable such Finance Party to comply with any laws applicable to it or as may be required by any regulatory authority. 19.7 Notification of Default (a) Each Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor). (b) Promptly upon a request by the Facility Agent, each Obligor shall supply to the Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it). 19.8 Use of websites (a) Each Obligor may satisfy its obligation under the Finance Documents to which it is a party to deliver any information in relation to those Lenders (the "Website Lenders") which accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Facility Agent (the "Designated Website") if: (i) the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method; (ii) both the relevant Obligor and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and 95 EUROPE/75885978v8

(iii) the information is in a format previously agreed between the relevant Obligor and the Facility Agent. If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically then the Facility Agent shall notify the Obligors accordingly and each Obligor shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event each Obligor shall supply the Facility Agent with at least one copy in paper form of any information required to be provided by it. (b) The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Obligors or any of them and the Facility Agent. (c) An Obligor shall promptly upon becoming aware of its occurrence notify the Facility Agent if: (i) the Designated Website cannot be accessed due to technical failure; (ii) the password specifications for the Designated Website change; (iii) any new information which is required to be provided under this Agreement is posted onto the Designated Website; (iv) any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or (v) if that Obligor becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software. If an Obligor notifies the Facility Agent under sub-paragraph (i) or (v) of paragraph (c) above, all information to be provided by the Obligors under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing. (d) Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Obligors shall comply with any such request within 10 Business Days. 19.9 "Know your customer" checks (a) If: (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (ii) any change in the status of a Transaction Obligor (or of a Holding Company of a Transaction Obligor) (including, without limitation, a change of ownership of an Obligor or of a Holding Company of a Transaction Obligor) after the date of this Agreement; or 96 EUROPE/75885978v8

(iii) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges a Finance Party (or, in the case of sub-paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of any Finance Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by a Servicing Party (for itself or on behalf of any other Finance Party) or any Lender (for itself or, in the case of the event described in sub-paragraph (iii) above, on behalf of any prospective new Lender) in order for such Finance Party or, in the case of the event described in sub-paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. (b) Each Lender shall promptly upon the request of a Servicing Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Servicing Party (for itself) in order for that Servicing Party to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. 20 FINANCIAL COVENANTS 20.1 Financial Covenants The Borrower will ensure that the consolidated financial position of the Group shall at all times during the Security Period be such that: (a) Consolidated Working Capital shall not be less than $0; (b) Free Liquid Assets are not less than the higher of: (i) $50,000,000; and (ii) 5 per cent. of Total Indebtedness; and (c) the ratio of Stockholders' Equity to Total Assets is not less than 30 per cent, save that the Borrower and its Subsidiaries shall, until (and including) 30 September 2024, have the ability to remedy a breach of this paragraph (c) by (i) having cash and cash equivalents of at least 10 per cent. of Total Indebtedness and (ii) until the 6 month anniversary of the first Utilisation Date, increasing the minimum required security cover pursuant to Clause 25.1 (Minimum required security cover) to 135 per cent.. In this Clause 20 (Financial Covenants): "Cash" means, at any date of determination under this Agreement, the aggregate value of the Group's credit balances on any deposit, savings or current account and cash in hand with recognised and reputable banks or financial institutions but excluding any such credit balances and cash subject to a Security Interest at any time with remaining maturities of less than six Months; 97 EUROPE/75885978v8

"Consolidated Current Assets" means, at any date of determination under this Agreement, the amount of the current assets of the Group determined on a consolidated basis in accordance with IFRS and as shown in the Latest Balance Sheet and including any amounts available under committed credit lines having remaining maturities of more than 12 months; "Consolidated Current Liabilities" means, at any date of determination under this Agreement, the amount of the current liabilities of the Group determined on a consolidated basis in accordance with IFRS and as shown in the Latest Balance Sheet; "Consolidated Working Capital" means Consolidated Current Assets less Consolidated Current Liabilities; "Free Liquid Assets" means, at any date of determination under this Agreement, the aggregate amount of cash and cash equivalents of the Group determined on a consolidated basis in accordance with IFRS and as shown in the Latest Balance Sheet but excluding any of those assets subject to Security (other than Security in favour of the Security Agent pursuant to this Agreement) at any time and, for the avoidance of doubt, "cash and cash equivalents" include any amounts available under committed credit lines having remaining maturities of more than 6 months; "Latest Balance Sheet" means, at any date, the consolidated balance sheet of the Group most recently delivered to the Facility Agent pursuant to Clause 18.14 (Financial Statements) and/or most recently made publicly available; "Stockholders' Equity" means, at any date of determination under this Agreement, the amount of the capital and reserves of the Group determined on a consolidated basis in accordance with IFRS and as shown in the Latest Balance Sheet; "Total Assets" means, at any date of determination under this Agreement, the amount of the total assets of the Group determined on a consolidated basis in accordance with IFRS and as shown in the Latest Balance Sheet; and "Total Indebtedness" means, at any date of determination under this Agreement, the amount of long-term loans (including finance leases, banks loans and other long-term loans) and short-term loans of the Group determined on a consolidated basis in accordance with IFRS and as shown in the Latest Balance Sheet. 20.2 Change in IFRS If, at any time after the date of this Agreement, any mandatory change is made to IFRS or any applicable law relating to the financial reporting (including but not limited to accounting bases, policies, practices and procedures or reference periods) of the Group generally or any member of the Group individually and the effect of complying with that change would result in the value for "Cash", "Consolidated Current Assets", "Consolidated Current Liabilities", "Consolidated Working Capital", "Free Liquid Assets", "Stockholders' Equity", "Total Assets" and/or "Total Indebtedness" being materially different from its value if calculated in accordance with IFRS and all applicable laws in effect at the date of this Agreement and of which the Lenders would reasonably expect to have been informed, the Borrower shall immediately notify the Facility Agent of that change and procure that, as soon as reasonably practicable thereafter, the Borrower's auditors deliver to the Facility Agent: 98 EUROPE/75885978v8

(a) a description of the change and what adjustments would need to be made to the financial statements of the Group following that change in order to reverse the effects of that change so that the values of "Cash", "Consolidated Current Assets", "Consolidated Current Liabilities", "Consolidated Working Capital", "Free Liquid Assets", "Stockholders' Equity", "Total Assets" and/or "Total Indebtedness" will be the same as if calculated in accordance with IFRS and all applicable laws in effect at the date of this Agreement; and (b) such information, in form and substance acceptable to the Facility Agent, as may be required: (i) to enable the Lenders to determine whether there is a breach of any of the financial covenants in respect of the Group set out in Clause 20 (Financial Covenants) (based on IFRS and all applicable laws in effect at the date of this Agreement); and (ii) to assist the Lenders in making an accurate comparison between the financial position of the Group indicated in the financial statements prepared following the change and those prepared prior to it. In the event that the Lenders are satisfied that, based on the information provided by the Borrower's auditors, the financial covenants in Clause 20.1 (Financial Covenants) have been complied with, the Lenders and the Borrower shall enter into discussions with a view to agreeing amendments to this Agreement so as to mitigate the effect of the change. 20.3 Change of accounting period The Borrower shall not change its fiscal year end date being 31 December. 21 GENERAL UNDERTAKINGS 21.1 General The undertakings in this Clause 20.121 (General Undertakings) remain in force throughout the Security Period and in the case of each Ship from the date on which a Mortgage is executed in respect of that Ship, except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit. 21.2 Authorisations Each Obligor shall, and shall procure that each other Transaction Obligor will, promptly: (a) obtain, comply with and do all that is necessary to maintain in full force and effect; (b) supply certified copies to the Facility Agent of, any Authorisation required under any law or regulation of a Relevant Jurisdiction or the state of the Approved Flag at any time of each Ship to enable it to: (i) perform its material obligations under the Transaction Documents to which it is a party; 99 EUROPE/75885978v8

(ii) ensure the legality, validity, enforceability or admissibility in evidence in any Relevant Jurisdiction or in the state of the Approved Flag at any time of each Ship of any Transaction Document to which it is a party; (iii) own and operate each Ship (in the case of the Borrower or the Guarantors); and (c) without prejudice to the generality of the above, ensure that if, but for the obtaining of an Authorisation, an Obligor would be in breach of any of the provisions of this Agreement which relate to Sanctions Laws or, by reason of Sanctions Laws, would be prohibited from performing any provision of this Agreement, such an Authorisation is obtained so as to avoid such breach or to enable such performance. 21.3 Compliance with laws Each Obligor shall comply in all respects with all laws and regulations to which it may be subject. 21.4 Environmental compliance Each Obligor shall: (a) comply with all Environmental Laws; (b) obtain, maintain and ensure compliance with all requisite Environmental Approvals; (c) implement procedures to monitor compliance with and to prevent liability under any Environmental Law. 21.5 Environmental Claims Each Obligor shall (through the Borrower) promptly upon becoming aware of the same, inform the Facility Agent in writing of: (a) any Environmental Claim against any member of the Group which is current, pending or threatened; and (b) any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group. 21.6 Taxation (a) Each Obligor shall pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that: (i) such payment is being contested in good faith; (ii) adequate reserves are maintained for those Taxes and the costs required to contest them and both have been disclosed in its latest financial statements delivered to the Facility Agent under Clause 19.2 (Financial statements); and (iii) such payment can be lawfully withheld. 100 EUROPE/75885978v8

(b) No Obligor changes its residence for Tax purposes. 21.7 Overseas companies Each Obligor shall promptly inform the Facility Agent if it delivers to the Registrar particulars required under the Overseas Regulations of any UK Establishment and it shall comply with any directions given to it by the Facility Agent regarding the recording of any Transaction Security on the register which it is required to maintain under The Overseas Companies (Execution of Documents and Registration of Charges) Regulations 2009. 21.8 No change to centre of main interests No Obligor shall change the location of its centre of main interest (as that term is used in Article 3(1) of the Regulation) from that stated in relation to it in Clause 18.30 (Centre of main interests and establishments) and it will create no "establishment" (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction. 21.9 Pari passu ranking Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies. 21.10 Title (a) The Borrower shall hold the legal title to, and own the entire beneficial interest in each Ship (other than Ship 23, 34, Ship 35 or Ship 36), its Earnings and its Insurances. (b) Guarantor A shall hold the legal title to, and own the entire beneficial interest in Ship 23, its Earnings and its Insurances; (c) From the Utilisation Date of the relevant Newbuild Advance under the Newbuild Facility, the Borrower shall hold the legal title to, and own the entire beneficial interest in Ship 34, Ship 3521 and Ship 3622, its Earnings and its Insurances. (d) With effect on and from its creation or intended creation, each Obligor shall hold the legal title to, and own the entire beneficial interest in any other assets the subject of any Transaction Security created or intended to be created by such Obligor. 21.11 Negative pledge (a) No Obligor shall create or permit to subsist any Security over any of its assets which are the subject of the Security created or intended to be created by the Finance Documents. (b) No Obligor shall:(This paragraph is intentionally omitted.) (i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor; (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms; 101 EUROPE/75885978v8

(iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or (iv) enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset. (c) ParagraphsParagraph (a) and (b) above dodoes not apply to any Permitted Security. (d) No Security shall be created or permitted to subsist in respect of the share capital of the Guarantors and no Obligor shall (and the Borrower shall procure that no other member of the Group shall) create or permit to subsist any Security in respect of the share capital of any wholly owned subsidiary of the Obligors which is an Approved Manager. (d) No Security shall be created in respect of the share capital of the Guarantors (e) Each ship in the A Fleet shall remain free from encumbrances from the Utilisation Date of the relevant Advance that refinances that part of the A Fleet Existing Indebtedness in relation to that A Fleet ship. 21.12 Disposals (a) No Obligor shall, enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset (including without limitation any Ship, its Earnings or its Insurances) except in the ordinary course of business and excluding the sale of the A Fleet. (b) Paragraph (a) above does not apply to any Charter as all Charters are subject to Clause 23.14 (Restrictions on chartering, appointment of managers etc.). 21.13 Merger No Obligor shall enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction other than with CMB.TECH Enterprises. 21.14 Change of business (a) The Borrower shall procure that no substantial change is made to the general nature of the business of the Borrower or the Group from that carried on at the date of this Agreement, except if as a consequence of the merger with CMB.TECH Enterprises. (b) No Guarantor shall engage in any business other than the ownership and operation of its Ship, except if as a consequence of the merger with CMB.TECH Enterprises. 21.15 Maintenance of status The Borrower will maintain its separate corporate existence under the laws of, and the centre of its main interests in, Belgium and the Borrower shall maintain its listing on the First Market of Euronext Brussels or the New York Stock Exchange or such other reputable international stock exchange approved by the Facility Agent (acting on the instructions of the Majority Lenders) in writing, such approval not to be unreasonably withheld or delayed. 102 EUROPE/75885978v8

21.16 Financial Indebtedness The Borrower shall not, without the prior consent of the Majority Lenders, incur any Financial Indebtedness or grant any guarantee in respect of Financial Indebtedness: (a) if as a result of incurring that Financial Indebtedness or incurring the contingent liability under that guarantee (as assessed in accordance with IFRS), an Event of Default would occur, or one or more of the financial covenants in respect of the Borrower set out in Clause 20 (Financial Covenants) would be breached, on the date of such incurrence; or (b) in the case of any Financial Indebtedness incurred with a subsidiarySubsidiary of the Borrower, unless such Financial Indebtedness is subordinated to all Financial Indebtedness incurred under the Finance Documents on terms acceptable to the Facility Agent (acting on the instructions of the Majority Lenders). 21.17 Dividends (a) The Borrower may: (i) declare or make any dividend payment or distribution, whether in cash or kind; (ii) repurchase any of its shares or undertake other similar transaction (including, but not limited to total return swaps related to shares in the Borrower); or (iii) grant any loans or make other distributions or transactions constituting a transfer of value to its shareholders, provided that: (iv) no Event of Default or Potential Event of Default has occurred and is continuing or would result upon payment of the proposed dividend, distribution or buy-back; (v) the payment of such dividend or distribution or completion of such buy-back would not cause any breach of any of the financial covenants set out in Clause 20 (Financial Covenants); and (vi) (This paragraph is intentionally omitted.) (vi) immediately after the payment of such dividend or distribution or completion of such buy-back the Borrower and its Subsidiaries maintain minimum Free Liquid Assets of $100,000,000. (b) For the purposes of this Clause 21.17 (Dividends), "Free Liquid Assets" means at any relevant time, the aggregate amount of cash and cash equivalents of the Borrower determined on a consolidated basis in accordance with IFRS and as shown in the Borrower's latest balance sheet, but excluding any of those assets subject to a security interest at any time and, “cash and cash equivalents” shall include any amounts available under committed credit lines having remaining maturities of more than 6 months. 21.18 Restriction on arrangements with Majority Shareholder (a) The Borrower will not (and will procure that no member of the Group will): 103 EUROPE/75885978v8

(i) enter into any cash pooling arrangements with any Majority Shareholder; (ii) subject to paragraph (b) be a creditor of any Majority Shareholder in respect of any Financial Indebtedness or provide any loan or other credit to any person with the intention that a corresponding loan or corresponding other credit may be provided to any Majority Shareholder; or (iii) subject to paragraph (c), charter, lease, sell or otherwise transfer the ownership of any assets to any Majority Shareholder. (b) Notwithstanding sub-paragraph (ii) of paragraph (a), the Borrower may be a creditor of any Majority Shareholder in respect of any Financial Indebtedness or provide any loan or other credit to any person with the intention that a corresponding loan or corresponding other credit may be provided to any Majority Shareholder in each case on arms’' length terms and provided that the aggregate value of: (i) the sum of such loans and other credit; and (ii) any other distributions to shareholders made in accordance with Clause 21.17 (Dividends), advanced or paid in any running 12 month period shall never exceed 80 per cent. of the net annual profit of the Borrower in that running 12 month period. (c) Notwithstanding sub-paragraph (iii) of paragraph (a) of this Clause 21.18 (Restriction on arrangements with Majority Shareholder), the Borrower may acquire assets from any Majority Shareholder and charter, lease, sell or otherwise transfer the ownership of any assets to any Majority Shareholder in each case provided that such acquisition, charter, lease, sale or transfer of ownership: (i) is on arms’' length terms; and (ii) does not result in a significant change in the Borrower’sBorrower's ability to perform its obligations under this Agreement. 21.19 Unlawfulness, invalidity and ranking; Security imperilled No Obligor shall do (or fail to do) or cause or permit another person to do (or omit to do) anything which is likely to: (a) make it unlawful or contrary to Sanctions Laws for an Obligor to perform any of its obligations under the Transaction Documents. (b) cause any obligation of a Transaction Obligor under the Transaction Documents to cease to be legal, valid, binding or enforceable; (c) cause any Transaction Document to cease to be in full force and effect; (d) cause any Transaction Security to rank after, or lose its priority to, any other Security; and (e) imperil or jeopardise the Transaction Security. 104 EUROPE/75885978v8

21.20 Compliance with Sanctions Laws The Borrower shall: (a) ensure that neither it, any Obligor nor any subsidiary of the Borrower is or will become a Restricted Party. (b) use reasonable endeavours to procure that no director, officer, employee, agent or representative of the Borrower, any Obligor or any subsidiary of the Borrower is or will become a Restricted Party; (c) procure that no proceeds of any Advance shall be made available, directly or indirectly, to or for the benefit of a Restricted Party nor shall they otherwise be applied in a manner or for a purpose that results or is reasonably likely to result in a violation of any Sanctions Laws; (d) and each other Obligor shall procure that no revenue or benefit derived from any activity or dealing with a Restricted Party shall be used, directly or indirectly in discharging any obligation due or owing to the Finance Parties to the extent such use would lead to non-compliance by it or any other Party with any applicable Sanctions Laws; (e) not, and shall procure that no other Obligor shall, have any business operations or other dealings in any country or territory which is the subject of Sanctions Laws; (f) procure that it will not (and the Borrower shall ensure that no other Sanctions Relevant Person will) cause any Obligor or any Finance Party to be in breach of Sanctions Laws and shall not, and shall procure that no Transaction Obligor shall take any action or make any omission that causes it or any Finance Party to become a Restricted Party; and (g) ensure that it and its Subsidiaries will comply in all respects with Sanctions Laws applicable to it or its Subsidiaries and shall ensure that appropriate controls and safeguards are in place designed to prevent any action being taken that would be contrary to the paragraphs of this Clause 21.20 (Compliance with Sanctions Laws). 21.21 Notification of Sanctions The Borrower shall: (a) supply to the Facility Agent, promptly upon becoming aware of them, the details of any inquiry, claim, action, suit, proceeding or investigation pursuant to Sanction Laws against (i) the Borrower, (ii) any other Sanctions Relevant Person or (iii) any owners of any Sanctions Relevant Person (other than any owner of the Borrower), as well as information on what steps are being taken with regards to answering or opposing the same; (b) inform the Facility Agent promptly upon becoming aware that any of (i) the Borrower, (ii) any other Sanctions Relevant Person or (iii) any owners of any Sanctions Relevant Person (other than any owner of the Borrower), has become or is likely to become a Restricted Party. 21.22 Further assurance (a) Each Obligor shall promptly, and in any event within the time period specified by the Security Agent do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of 105 EUROPE/75885978v8 all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgments, proxies and powers of attorney), as the Security Agent may specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)): (i) to create, perfect, vest in favour of the Security Agent or protect the priority of the Security or any right of any kind created or intended to be created under or evidenced by the Finance Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of any of the Secured Parties provided by or pursuant to the Finance Documents or by law; (ii) to confer on the Security Agent or confer on the Secured Parties Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Finance Documents; (iii) to facilitate or expedite the realisation and/or sale of, the transfer of title to or the grant of, any interest in or right relating to the assets which are, or are intended to be, the subject of the Transaction Security or to exercise any power specified in any Finance Document in respect of which the Security has become enforceable; and/or (iv) to enable or assist the Security Agent to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to any item of the Security Property. (b) Each Obligor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Secured Parties by or pursuant to the Finance Documents. (c) At the same time as an Obligor delivers to the Security Agent any document executed by itself pursuant to this Clause 21.22 (Further assurance), that Obligor shall deliver to the Security Agent reasonable evidence that that Obligor's execution of such document has been duly authorised by it. 21.23 Permitted Holders (a) The Permitted Holders shall: (i) at all times from the date of this Agreement to the date they become the legal and beneficial owner of the shares in the Borrower currently owned by Frontline Ltd / Famatown, own at least 25 per cent. of the share capital of the Borrower; and (ii) thereafter, own at least 34 per cent. of the share capital of the Borrower. (b) Marc Saverys, his direct lineal descendants, the personal estate of any of them and any trust or similar entity created for the sole benefit of any of those persons or their estates and family shall at all times: (i) own 100 per cent. of the share capital of CMB and/ or Saverco; and 106 EUROPE/75885978v8

(ii) have the right or the ability to control, either directly or indirectly, the affairs or composition of the majority of the board of directors (or equivalent) of CMB and/or Saverco. 21.24 Sale of the A Fleet The sale of the A Fleet shall be concluded by delivery of the A Fleet ships to the relevant buyer by 31 March 2024, or such later date as agreed by the Facility Agent acting on the instructions of the Majority Lenders. 21.24 Documents to be provided following renaming of Borrower as CMB.TECH NV No later than 30 days following the date on which the change of name of the Borrower to CMB.TECH NV is effective, the Borrower shall deliver to the Facility Agent the following documents and evidence in form and substance satisfactory to the Facility Agent: (a) documentary evidence that the change of name of the Borrower to CMB.TECH NV is effective; (b) documentary evidence that each Ship then subject to a Mortgage and owned by the Borrower is definitively and permanently registered in the name of the Borrower as CMB.TECH NV under the Approved Flag applicable to that Ship and that any applicable Mortgage remains duly registered or recorded (as relevant) as a valid first or second preferred or priority (as relevant) ship mortgage in accordance with the laws of the jurisdiction of that Ship's Approved Flag. 22 INSURANCE UNDERTAKINGS 22.1 General The undertakings in this Clause 22 (Insurance Undertakings) remain in force from the date of this Agreement and in the case of each Ship from the date on which a Mortgage is executed in respect of that Ship, throughout the rest of the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit. 22.2 Maintenance of obligatory insurances The Borrower and each Guarantor (as relevant) shall keep the Ship owned by it insured at its expense against: (a) fire and usual marine risks (including hull and machinery and excess risks); (b) war risks; (c) protection and indemnity risks; and (d) any other risks against which the Facility Agent acting on the instructions of the Majority Lenders considers, having regard to practices and other circumstances prevailing at the relevant time, it would be reasonable for the Borrower or a Guarantor to insure and which are specified by the Facility Agent by written notice to the Borrower or a Guarantor. 107 EUROPE/75885978v8

22.3 Terms of obligatory insurances The Borrower and each Guarantor shall effect such insurances: (a) in dollars; (b) in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of: (i) when aggregated with such insurances on the other Ships which are subject to a Mortgage, 125 per cent. of the Loan; and (ii) the Market Value of that Ship; (c) in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market; (d) in the case of protection and indemnity risks, in respect of the full tonnage of its Ship; (e) in the case of hull and machinery insured values of each Ship in an amount not less than 70 per cent. of the total insured value of that Ship; (f) on approved terms; and (g) through Approved Brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations. 22.4 Further protections for the Finance Parties In addition to the terms set out in Clause 22.3 (Terms of obligatory insurances), the Borrower or each Guarantor (as relevant) shall procure that the obligatory insurances effected by it shall: (a) subject always to paragraph (b), name the Borrower and/or that Guarantor and/or the Approved Technical Manager (as relevant) as the named insured(s) unless the interest of every other named insured is limited: (i) in respect of any obligatory insurances for hull and machinery and war risks; (A) to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on underwriters; and (B) to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and (ii) in respect of any obligatory insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against it; 108 EUROPE/75885978v8 and every other named insured has undertaken in writing to the Security Agent (in such form as it requires) that any deductible shall be apportioned between the Borrower and/or that Guarantor and every other named insured in proportion to the gross claims made or paid by each of them and that it shall do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances; (b) whenever the Facility Agent requires, name (or be amended to name) the Security Agent as additional named insured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Agent, but without the Security Agent being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance; (c) name the Security Agent as loss payee with such directions for payment as the Facility Agent may specify; (d) provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Agent shall be made without set off, counterclaim or deductions or condition whatsoever; (e) provide that the obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Agent or any other Finance Party; and (f) provide that the Security Agent may make proof of loss if that Obligor fails to do so. 22.5 Renewal of obligatory insurances Each Obligor shall: (a) at least 21 days before the expiry of any obligatory insurance effected by it: (i) notify the Facility Agent of the Approved Brokers (or other insurers) and any protection and indemnity or war risks association through or with which it proposes to renew that obligatory insurance and of the proposed terms of renewal; and (ii) obtain the Facility Agents' approval to the matters referred to in sub-paragraph (i) above; (b) before the expiry of any obligatory insurance, renew that obligatory insurance in accordance with the Facility Agent's approval pursuant to paragraph (a) above; and (c) procure that the Approved Brokers and/or the approved war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Facility Agent in writing of the terms and conditions of the renewal. 22.6 Copies of policies; letters of undertaking Each Obligor shall ensure that the Approved Brokers provide the Security Agent with: (a) pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew; and 109 EUROPE/75885978v8

(b) a letter or letters of undertaking in a form required by the Facility Agent and including undertakings by the Approved Brokers that: (i) they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 22.4 (Further protections for the Finance Parties); (ii) they will hold such policies, and the benefit of such insurances, to the order of the Security Agent in accordance with such loss payable clause; (iii) they will advise the Security Agent immediately of any material change to the terms of the obligatory insurances; (iv) they will, if they have not received notice of renewal instructions from the relevant Obligor or its agents, notify the Security Agent not less than 14 days before the expiry of the obligatory insurances; (v) if they receive instructions to renew the obligatory insurances, they will promptly notify the Facility Agent of the terms of the instructions; (vi) they will not set off against any sum recoverable in respect of a claim relating to the Ship owned by that Obligor under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts; and (vii) they will arrange for a separate policy to be issued in respect of the Ship owned by that Obligor forthwith upon being so requested by the Facility Agent. 22.7 Copies of certificates of entry Each Obligor shall ensure that any protection and indemnity and/or war risks associations in which the Ship owned by it is entered provide the Security Agent with: (a) a copy of the certificate of entry for that Ship; (b) a letter or letters of undertaking in such form as may be required by the Facility Agent; and (c) a copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to that Ship. 22.8 Deposit of original policies Each Obligor shall ensure that all policies relating to obligatory insurances effected by it are deposited with the Approved Brokers through which the insurances are effected or renewed. 110 EUROPE/75885978v8

22.9 Payment of premiums Each Obligor shall punctually pay all premiums or other sums payable in respect of the obligatory insurances effected by it and produce all relevant receipts when so required by the Facility Agent or the Security Agent. 22.10 Guarantees Each Obligor shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect. 22.11 Compliance with terms of insurances (a) No Obligor shall do or omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part. (b) Without limiting paragraph (a) above, each Obligor shall: (i) take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in sub-paragraph (iii) of paragraph (b) of Clause 22.6 (Copies of policies; letters of undertaking)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Facility Agent has not given its prior approval; (ii) not make any changes relating to the classification or classification society or manager or operator of the Ship owned by it approved by the underwriters of the obligatory insurances; (iii) make (and promptly supply copies to the Facility Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship owned by it is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and (iv) not employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify. 22.12 Alteration to terms of insurances No Obligor shall make or agree to any alteration to the terms of any obligatory insurance or waive any right relating to any obligatory insurance that shall have a material adverse effect on the position of the Lenders. 22.13 Settlement of claims Each Obligor shall: 111 EUROPE/75885978v8

(a) not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty; and (b) do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances. 22.14 Provision of copies of communications Each Obligor shall provide the Security Agent, at the time of each such communication, with copies of all material written communications between that Obligor and: (a) the Approved Brokers; (b) the approved protection and indemnity and/or war risks associations; and (c) the approved insurance companies and/or underwriters, which relate directly or indirectly to: (i) that Obligor's obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and (ii) any credit arrangements made between that Obligor and any of the persons referred to in paragraphs (a) or (b) above relating wholly or partly to the effecting or maintenance of the obligatory insurances. 22.15 Provision of information Each Obligor shall promptly provide the Facility Agent (or any persons which it may designate) with any information which the Facility Agent (or any such designated person) reasonably requests for the purpose of: (a) obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or (b) effecting, maintaining or renewing any such insurances as are referred to in Clause 22.16 (Mortgagee's interest and additional perils insurances) or dealing with or considering any matters relating to any such insurances, and the Obligors shall, forthwith upon demand, indemnify the Security Agent in respect of all fees and other expenses reasonably incurred by or for the account of the Security Agent in connection with any such report as is referred to in paragraph (a) above. 22.16 Mortgagee's interest and additional perils insurances (a) The Security Agent shall be entitled from time to time to effect, maintain and renew a mortgagee's interest marine insurance and a mortgagee's interest additional perils insurance in an amount not exceeding 110 per cent. of the Loan, on such terms, through such insurers and generally in such manner as the Security Agent may from time to time consider appropriate. 112 EUROPE/75885978v8

(b) The Obligors shall upon demand fully indemnify the Security Agent in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any insurance referred to in paragraph (a) above or dealing with, or considering, any matter arising out of any such insurance. 23 GENERAL SHIP UNDERTAKINGS 23.1 General The undertakings in this Clause 23 (General Ship Undertakings) remain in force on and from the date of this Agreement and throughout the rest of the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit. 23.2 Ships' names and registration The Borrower and each Guarantor shall, in respect of the Ship owned by it: (a) keep that Ship registered in its name under the Approved Flag from time to time at its port of registration; (b) not do or allow to be done anything as a result of which such registration might be suspended, cancelled or imperilled; (c) not enter into any dual flagging arrangement in respect of that Ship, without the consent of the Majority Lenders; and (d) not change the name of that Ship, provided that any agreed change of name or flag of a Ship shall be subject to: (i) that Ship remaining subject to Security securing the Secured Liabilities created by a first priority or preferred ship mortgage on that Ship and, if appropriate, a first priority deed of covenant collateral to that mortgage (or equivalent first priority Security) on substantially the same terms as the Mortgage on that Ship and if relevant related Deed of Covenant and on such other terms and in such other form as the Facility Agent, acting with the authorisation of the Majority Lenders, shall approve or require; and (ii) the execution of such other documentation amending and supplementing the Finance Documents as the Facility Agent, acting with the authorisation of the Majority Lenders, shall approve or require. 23.3 Repair and classification The Borrower and each Guarantor shall keep the Ship owned by it in a good and safe condition and state of repair: (a) consistent with first class ship ownership and management practice; and (b) so as to maintain the Approved Classification free of overdue recommendations and conditions affecting that Ship's class. 113 EUROPE/75885978v8

23.4 Modifications Neither the Borrower nor Guarantor shall make any modification or repairs to, or replacement of, any Ship or equipment installed on it which would or might materially and adversely alter the structure, type or performance characteristics of that Ship or reduce its value. 23.5 Removal and installation of parts (a) Subject to paragraph (b) below, neither the Borrower nor a Guarantor shall remove any material part of any Ship, or any item of equipment installed on any Ship unless: (i) the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed; (ii) the replacement part or item is free from any Security other than a Permitted Security in favour of any person other than the Security Agent; and (iii) the replacement part or item becomes, on installation on that Ship, the property of the Borrower or that Guarantor and subject to the security constituted by the Mortgage on that Ship and if relevant the related Deed of Covenant. (b) The Borrower or a Guarantor (as relevant) may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship owned by the Borrower or that Guarantor. 23.6 Surveys The Borrower and each Guarantor shall submit the Ship owned by it regularly to all periodic or other surveys which may be required for classification purposes and, if so required by the Facility Agent, provide the Facility Agent, with copies of all survey reports. 23.7 Inspection The Borrower and each Guarantor shall permit the Security Agent (acting through surveyors or other persons appointed by it for that purpose) to board the Ship owned by it at all reasonable times (however, without interfering with that Ship’sShip's operations or sailing schedule) to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections. 23.8 Prevention of and release from arrest (a) The Borrower and each Guarantor shall, in respect of the Ship owned by it, promptly discharge: (i) all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against that Ship, its Earnings or its Insurances; (ii) all Taxes, dues and other amounts charged in respect of that Ship, its Earnings or its Insurances; and (iii) all other outgoings whatsoever in respect of that Ship, its Earnings or its Insurances. 114 EUROPE/75885978v8

(b) The Borrower and each Guarantor shall immediately upon receiving notice of the arrest of the Ship owned by it or of its detention in exercise or purported exercise of any lien or claim, take all steps necessary to procure its release by providing bail or otherwise as the circumstances may require. 23.9 Compliance with laws etc. The Borrower and each Guarantor shall: (a) comply, or procure compliance with all laws or regulations: (i) relating to its business generally; and (ii) relating to the Ship owned by it, its ownership, employment, operation, management and registration, including, but not limited to: (A) the ISM Code; (B) the ISPS Code; (C) all Environmental Laws; (D) all Anti-Bribery and Corruption Laws; (E) all Sanctions Laws; and (F) the laws of the Approved Flag; and (b) obtain, comply with and do all that is necessary to maintain in full force and effect any Environmental Approvals. (c) The Borrower shall, and shall procure that each other Obligor that is a member of the Group shall, and shall ensure that all their respective directors, officers, or employees shall not directly or indirectly use the proceeds from this arrangement for any purpose that would constitute a breach of Anti-Money Laundering Laws (as such term is defined in Clause 18.35 (Anti-Money Laundering Laws)). 23.10 ISPS Code Without limiting paragraph (a) of Clause 23.9 (Compliance with laws etc.), the Borrower and each Guarantor shall: (a) procure that the Ship owned by it and the company responsible for that Ship's compliance with the ISPS Code comply with the ISPS Code; and (b) maintain an ISSC for that Ship; and (c) notify the Facility Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC. 115 EUROPE/75885978v8

23.11 Trading in war zones or excluded areas Neither the Borrower nor a Guarantor shall cause or permit any Ship to enter or trade to any zone which is declared a war zone by any government or by that Ship's war risks insurers or which is otherwise excluded from the scope of coverage of the obligatory insurances unless: (a) the prior written consent of the Security Agent has been given; and (b) the Borrower or that Guarantor (as relevant) has (at its expense) effected any special, additional or modified insurance cover which the Security Agent may require. 23.12 Provision of information Without prejudice to Clause 19.6 (Information: miscellaneous) the Borrower and each Guarantor shall, in respect of the Ship owned by it, promptly provide the Facility Agent with any information which it reasonably requests regarding: (a) that Ship, its employment, position and engagements; (b) the Earnings and payments and amounts due to its master and crew; (c) any expenditure incurred, or likely to be incurred, in connection with the operation, maintenance or repair of that Ship and any payments made by it in respect of that Ship; (d) any towages and salvages; and (e) its compliance, the Approved Manager's compliance and the compliance of that Ship with the ISM Code and the ISPS Code, and, upon the Facility Agent's request, promptly provide copies of any current Charter relating to that Ship, of any current guarantee of any such Charter, the Ship's Safety Management Certificate and any relevant Document of Compliance. 23.13 Notification of certain events Each Obligor shall, in respect of the Ship owned by it, immediately notify the Facility Agent by email, confirmed forthwith by letter, of: (a) any casualty to that Ship which is or is likely to be or to become a Major Casualty; (b) any occurrence as a result of which that Ship has become or is, by the passing of time or otherwise, likely to become a Total Loss; (c) any requisition of that Ship for hire; (d) any requirement or recommendation made in relation to that Ship by any insurer or classification society or by any competent authority which is not immediately complied with; (e) any arrest or detention of that Ship exceeding seven days or any exercise or purported exercise of any lien on that Ship or the Earnings; (f) any intended dry docking of that Ship; 116 EUROPE/75885978v8

(g) any Environmental Claim made against that Obligor or in connection with that Ship, or any Environmental Incident; (h) any claim for breach of the ISM Code or the ISPS Code being made against that Obligor, an Approved Manager or otherwise in connection with that Ship; or (i) any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with; (j) any notice, or the Borrower or that Guarantor becoming aware, of any claim, action, suit, proceeding or investigation against any Obligor, any of its Subsidiaries or any of their respective directors, officers, employees or agents with respect to Sanctions Laws; or (k) any circumstances which could give rise to a breach of any representation or undertaking in this Agreement, or any Event of Default, relating to Sanctions Laws, and the Borrower and each Guarantor shall keep the Facility Agent advised in writing on a regular basis and in such detail as the Facility Agent shall require as to the Borrower and/or that Guarantor's, any such Approved Manager's or any other person's response to any of those events or matters. 23.14 Restrictions on chartering, appointment of managers etc. No Obligor shall, in relation to the Ship owned by it: (a) let that Ship on demise charter for any period; (b) enter into any charter in relation to any Ship under which more than 2 months' hire (or the equivalent) is payable in advance; (c) charter any Ship otherwise than on bona fide arm's length terms at the time when that Ship is fixed; (d) appoint a manager of any Ship other than the Approved Managers or agree to any material alteration to the terms of an Approved Manager's appointment; or (e) put any Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $5,000,000 (or the equivalent in any other currency) unless either: (i) that person has first given to the Security Agent and in terms satisfactory to it a written undertaking not to exercise any lien on that Ship or its Earnings for the cost of such work or for any other reason; or (ii) the cost of such work is covered by insurances; or (iii) the Borrower owning the relevant Ship establishes to the reasonable satisfaction of the Facility Agent that it has sufficient funds to pay for the cost of such work. 23.15 Notice of Mortgage Each Obligor shall keep the relevant Mortgage registered against the Ship owned by it as a valid first priority or preferred (as relevant) mortgage, carry on board that Ship a certified 117 EUROPE/75885978v8 copy of the relevant Mortgage and place and maintain in a conspicuous place in the navigation room and the master's cabin of that Ship a framed printed notice stating that that Ship is mortgaged by that Obligor to the Security Agent. 23.16 Sharing of Earnings No Obligor shall enter into any agreement or arrangement for the sharing of any Earnings other than for the purposes of this Agreement or pursuant to Permitted Pooling Agreement. 23.17 Poseidon Principles Each Obligor shall at the cost of the Borrower, on or before 31st July in each calendar year, supply or procure the supply to the Facility Agent of all information necessary in order for any Lender to comply with its obligations under the Poseidon Principles in respect of the preceding year, including, without limitation, all ship fuel oil consumption data required to be collected and reported in accordance with Regulation 22A of Annex VI and any Statement of Compliance, in each case relating to the Ship owned by it for the preceding calendar year provided always that, for the avoidance of doubt, such information shall be "Confidential Information" for the purposes of Clause 45 (Confidential Information) but the Borrower and the Guarantors acknowledge that, in accordance with the Poseidon Principles, such information will form part of the information published regarding the relevant Lender's portfolio climate alignment. 23.18 Inventory of Hazardous Materials The Borrower and each Guarantor shall maintain an Inventory of Hazardous Materials in respect of the Ship owned by it. 23.19 Green scrapping The Borrower and each Guarantor (as relevant) shall maintain a policy that provides that each vessel owned by any member of the Group or sold to an intermediary with the intention of being scrapped: (a) is recycled at a recycling yard which conducts its recycling business in a socially and environmentally responsible manner, in accordance with the provisions of The Hong Kong Convention and/or the EU Ship Recycling Regulation; or (b) to the extent that the Hong Kong Convention has not been ratified or otherwise is not yet in force at the time of such scrapping, the Borrower shall use best endeavors to ensure that such vessel is scrapped in compliance with the Hong Kong Convention and/or the EU Ship Recycling Regulation. 23.20 Russian oil price cap (a) Each Obligor undertakes that it will at all times comply, and require compliance by: (i) all charterers and sub-charterers of any Ship owned by it; and (ii) all parties with whom an Obligor, a charterer or a sub-charterer enters into a contract of carriage in respect of the Ship owned by it, 118 EUROPE/75885978v8 with the Russian Oil Price Cap Measures. (b) Without prejudice to the generality of paragraph (a) above, each Obligor undertakes that it will prior to the Ship owned by it commencing loading (including any ship-to-ship or similar transfer) of Russian Oil Products obtain: (i) price information demonstrating that the Russian Oil Products were purchased at or below the applicable price cap; or (ii) a signed attestation from its applicable counterparty that the Russian Oil Products were purchased at or below the applicable price cap; or (iii) documentary evidence that the purchase of the Russian Oil Products was pursuant to a licence or an exception granted by the relevant authority in each applicable jurisdiction. (c) Without prejudice to the generality of paragraph (a) above, each Obligor shall promptly, and in any event no later than 28 days after the Ship owned by it commencing loading (including any ship-to-ship or similar transfer) of Russian Oil Products provide to the Facility Agent (at the Facility Agent's option): (i) price information demonstrating that the Russian Oil Products were purchased at or below the applicable price cap; and/or (ii) an attestation in the form set out in Schedule 13 (Form of Attestation to be issued by an Obligor); and/or (iii) documentary evidence that the purchase of the Russian Oil Products was pursuant to a licence or an exception granted by the relevant authority in each applicable jurisdiction. (d) Without prejudice to the generality of paragraph (a) above, each Obligor undertakes to the Facility Agent that it will ensure that each charterparty or contract of carriage in respect of the Ship owned by it will include for the benefit of that Obligor provisions requiring the charterer, sub-charterer or person with whom that Obligor has entered into a contract of carriage to comply with the Russian Oil Price Cap Measures and to provide such information and documentation at such times as is necessary for each Obligor to comply with this Clause 23.20 (Russian oil price cap). (e) Each Obligor undertakes that it will: (i) provide the Facility Agent with such information, and at such times, as it may require for the purposes of the Facility Agent or any Finance Party satisfying any record keeping obligations applicable to it under the Russian Oil Price Cap Measures; (ii) within 28 days of any request provide the Facility Agent with such other information in relation to compliance with the Russian Oil Price Cap Measures as the Facility Agent may from time to time reasonably request including without limitation any information relating to ancillary costs as may be specified from time to time pursuant to the Russian Oil Price Cap Measures; and (iii) comply with such further or additional requirements as the Facility Agent may from time to time require in writing, acting reasonably, in response to changes to any of 119 EUROPE/75885978v8 the Russian Oil Price Cap Measures, or the introduction of similar measures relating to Russian Oil Products, or changes to any guidance, application, interpretation or market practice in respect of the Russian Oil Price Cap Measures. The obligations in this paragraph (e) are continuing and, in particular, shall survive and remain binding on each Obligor until all attestations and such other information as may be requested pursuant to this paragraph (e) have been received in satisfactory form by the Facility Agent. (f) Each Obligor shall undertake appropriate due diligence on its counterparties to satisfy itself, based on the information available, of the reliability and accuracy of any information provided by such counterparties for the purposes of or relating to satisfying the requirements of paragraph (b) above. (g) Each Obligor agrees that each Finance Party may forward all attestations and other documents which that Obligor may from time to time deliver to the Facility Agent or such Finance Party pursuant to paragraphs (c) and (e) above to any applicable regulators or to any other party to which the Facility Agent or such Finance Party may be required to forward or disclose such attestations or other documents in accordance with the Russian Oil Price Cap Measures. 23.21 23.20 Notification of compliance The Borrower and each Guarantor shall promptly provide the Facility Agent from time to time with evidence (in such form as the Facility Agent requires) that it is complying with this Clause 23 (General Ship Undertakings). 24 ANTI-BOYCOTT REGULATIONS 24.1 Anti-Boycott Regulations (Lender) The representations, undertakings and Events of Default relating to Sanctions Laws shall not apply in favour of or for the benefit of any Lender that informs the Facility Agent that it is subject to the EU Blocking Regulation or Section 7 of the German Foreign Trade Ordinance (§ 7 Außenwirtschaftsverordnung) or a similar applicable anti-boycott law or regulation of any applicable jurisdiction (together with the EU Blocking Regulation and Section 7 of the of the German Foreign Trade Ordinance, and any similar successor EU law, the "Anti-Boycott Regulations"), to the extent that compliance with those provisions would violate some or all of the Anti-Boycott Regulations. 24.2 Restricted Lender (a) In connection with any amendment, waiver, determination or direction relating to any part of the representations, undertakings or Events of Default relating to Sanctions Laws of which a Lender does not have the benefit because such benefit would result in a violation by the Lender of any Anti-Boycott Regulations (for the purpose of this paragraph (a), each a "Restricted Lender"), that Restricted Lender will, subject to paragraph (b) below, be excluded for the purpose of determining whether the consent of all Lenders or the Majority Lenders (whichever is required) has been obtained or whether the amendment, waiver, determination or direction by all the Lenders or the Majority Lenders (whichever is required) has been made or given. 120 EUROPE/75885978v8

(b) The Facility Agent is only permitted to exclude the relevant Lender pursuant to paragraph (a), above for the purpose of determining whether the consent of all the Lenders or the Majority Lenders (whichever is required) has been obtained or whether the amendment, waiver, determination or direction by all the Lenders or the Majority Lenders (whichever is required) has been made or given, if following the Facility Agent's request for such consent, amendment, waiver, determination or direction by all the Lenders or the Majority Lenders (whichever is required) the respective Lender notifies the Facility Agent that it is a Restricted Lender for such purpose. 25 SECURITY COVER 25.1 Minimum required security cover Clause 25.2 (Provision of additional security; prepayment) applies if, (a) from the First Utilisation Date until the six Month anniversary thereof, the Facility Agent notifies the Borrower that: (i) the aggregate Market Value of each Ship then subject to a Mortgage; plus (ii) the net realisable value of additional Security previously provided under this Clause 25 (Security Cover), is below 125 per cent. of the Loan; and (b) at any time thereafter, the Facility Agent notifies the Borrower that: (i) the aggregate Market Value of each Ship then subject to a Mortgage; plus (ii) the net realisable value of additional Security previously provided under this Clause 25 (Security Cover), is below 135 per cent. of the Loan. 25.2 Provision of additional security; prepayment (a) If the Facility Agent serves a notice on the Borrower under Clause 25.1 (Minimum required security cover), the Borrower shall, on or before the date falling one Month after the date (the "Prepayment Date") on which the Facility Agent's notice is served, prepay such part of the Loan as shall eliminate the shortfall. (b) The Borrower may, instead of making a prepayment as described in paragraph (a) above, provide, or ensure that a third party has provided, additional security which, in the opinion of the Facility Agent acting on the instructions of the Majority Lenders: (i) has a net realisable value at least equal to the shortfall; and (ii) is documented in such terms as the Facility Agent may approve or require, before the Prepayment Date; and conditional upon such security being provided in such manner, it shall satisfy such prepayment obligation. 121 EUROPE/75885978v8

25.3 Value of additional vessel security The net realisable value of any additional security which is provided under Clause 25.2 (Provision of additional security; prepayment) which constitutes a first preferred or first priority mortgage over a vessel shall be the Market Value of the vessel concerned. 25.4 Valuations binding Any valuation under this Clause 25 (Security Cover) shall be binding and conclusive as regards the Borrower. 25.5 Provision of information (a) Each Obligor shall promptly provide the Facility Agent and any shipbroker acting under this Clause 25 (Security Cover) with any information which the Facility Agent or the shipbroker may request for the purposes of the valuation. (b) If an Obligor fails to provide the information referred to in paragraph (a) above by the date specified in the request, the valuation may be made on any basis and assumptions which the shipbroker or the Facility Agent considers prudent. 25.6 Prepayment mechanism Any prepayment pursuant to Clause 25.2 (Provision of additional security; prepayment) shall be made in accordance with the relevant provisions of Clause 7 (Prepayment and Cancellation) and shall be treated as a voluntary prepayment pursuant to Clause 7.4 (Voluntary prepayment of Term Facility) (but ignoring any restriction as to prepayments being made on the last day of the Interest Period) and provided that if any such prepayment is applied to all or any part of an Advance under the Revolving Facility, the Revolving Commitments shall be reduced by an amount equal to such prepayment. 25.7 Provision of valuations (a) The Market Value of a Ship at any date is that shown by the mean of two or, if specified below, three valuations: (i) in dollars; (ii) as at a date not more than 30 days previously or 60 days prior to a Utilisation Date; (iii) by an Approved Shipbroker; (iv) without physical inspection of that Ship; (v) on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment; (vi) after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale, 122 EUROPE/75885978v8 and if such valuations in respect of a Ship is carried out by Vessels Value or they differ by more than 10 per cent. the Market Value of that Ship shall be that shown by the mean of three such valuations. (b) The Borrower shall provide (at their own cost) the valuations addressed to the Facility Agent of each Ship which are required to determine its Market Value pursuant to this Clause 25.7 (Provision of valuations): (i) twice each year at the earlier of: (A) the same time as the Borrower provides to the Facility Agent the compliance certificates pursuant to Clause 19.2 (Financial Statements); and (B) if a compliance certificate has not been provided within 120 days after the end of a financial year of the Borrower, 150 days after the end of that financial year or, if a compliance certificate has not been provided within 75 days after the end of the first financial half-year of the Borrower in a financial year, 105 days after the end of that financial half-year; and (ii) after the occurrence of an Event of Default which is continuing, whenever requested by the Facility Agent. The Majority Lenders may at any time instruct the Facility Agent to arrange valuations to determine the Market Value of any Ship which is subject to a Mortgage. The cost of arranging such valuations shall be borne by the instructing Majority Lenders unless such valuations indicate a breach of the requirements of this Clause 25 (Security Cover), in which case the cost of such valuations shall be for the Borrower's account. 26 ACCOUNTS AND APPLICATION OF EARNINGS 26.1 Payment of Earnings Each Obligor shall ensure that, subject only to the provisions of the General Assignment to which it is a party, all the Earnings in respect of the Ship owned by it are paid in to its Earnings Account, Provided that the Earnings in respect of each Ship shall be available to the Borrower or the Guarantor as relevant unless an Event of Default has occurred and is continuing. 26.2 Location of Accounts Each Obligor shall promptly: (a) comply with any requirement of the Facility Agent as to the location or relocation of any Earnings Account; and (b) execute any documents which the Facility Agent specifies to create or maintain in favour of the Security Agent Security over (and/or rights of set-off, consolidation or other rights in relation to) the Earnings Accounts. 123 EUROPE/75885978v8

27 EVENTS OF DEFAULT 27.1 General Each of the events or circumstances set out in this Clause 27 (Events of Default) is an Event of Default except for Clause 27.18 (Acceleration) and Clause 27.19 (Enforcement of security). 27.2 Non-payment An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless: (a) its failure to pay is caused by: (i) administrative or technical error; or (ii) a Disruption Event; and (b) payment is made within three Business Days of its due date. 27.3 Specific obligations A breach occurs of Clause 4.4 (Waiver of conditions precedent), Clause 18.32 (Sanctions), Clause 21.10 (Title), Clause 21.11 (Negative pledge), Clause 21.18 (Unlawfulness, invalidity and ranking; Security imperilled), Clause 21.20 (Delivery Security and other documentation and evidence), Clause 21.20 (Compliance with Sanctions Laws), Clause 22.2 (Maintenance of obligatory insurances), Clause 22.3 (Terms of obligatory insurances), Clause 22.5 (Renewal of obligatory insurances), Clause 21.21 (Notification of Sanctions), Clause 23.9 (Compliance with laws etc.) to the extent it relates to Sanctions Laws and Anti-Bribery and Corruption Laws, Clause 23.20 (Russian oil price cap) or, save to the extent such breach is a failure to pay and therefore subject to Clause 27.2 (Non-payment), Clause 25 (Security Cover). 27.4 Other obligations (a) An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 27.2 (Non-payment) and Clause 27.3 (Specific obligations)). (b) No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 30 days of the Facility Agent giving notice to the Borrower or (if earlier) any Obligor becoming aware of the failure to comply. 27.5 Misrepresentation Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made. 27.6 Cross default (a) Any Financial Indebtedness of any Obligor is not paid when due nor within any originally applicable grace period. 124 EUROPE/75885978v8

(b) Any Financial Indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described). (c) Any commitment for any Financial Indebtedness of any Obligor is cancelled or suspended by a creditor of any Obligor as a result of an event of default (however described). (d) Any creditor of any Obligor becomes entitled to declare any Financial Indebtedness of any Obligor due and payable prior to its specified maturity as a result of an event of default (however described). (e) No Event of Default will occur under this Clause 27.6 (Cross default) in respect of a person other than an Obligor if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than $10,000,000 (or its equivalent in any other currency). 27.7 Insolvency (a) An Obligor: (i) is unable or admits inability to pay its debts as they fall due; (ii) is deemed to, or is declared to, be unable to pay its debts under applicable law; (iii) suspends or threatens to suspend making payments on any of its debts; or (iv) by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness. (b) The value of the assets of any Obligor is less than its liabilities. (c) A moratorium is declared in respect of any indebtedness of any Obligor. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium. 27.8 Insolvency proceedings (a) Any corporate action, legal proceedings or other procedure or step is taken in relation to: (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor; (ii) a composition, compromise, assignment or arrangement with any creditor of any Obligor; (iii) the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Obligor or any of its assets; or (iv) enforcement of any Security over any assets of any Obligor, 125 EUROPE/75885978v8 or any analogous procedure or step is taken in any jurisdiction. (b) Paragraph (a) above shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement. 27.9 Creditors' process Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of an Obligor having an aggregate value of $10,000,000 (other than an arrest or detention of a Ship referred to in Clause 27.13 (Arrest)). 27.10 Unlawfulness, invalidity and ranking (a) It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents. (b) Any obligation of an Obligor under the Finance Documents is not or ceases to be legal, valid, binding or enforceable. (c) Any Finance Document ceases to be in full force and effect or to be continuing or is or purports to be determined or any Transaction Security is alleged by a party to it (other than a Finance Party) to be ineffective. (d) Any Transaction Security proves to have ranked after, or loses its priority to, any other Security. 27.11 Security imperilled Any Security created or intended to be created by a Finance Document is in any way imperilled or in jeopardy. 27.12 Cessation of business Any Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business. 27.13 Arrest Any arrest of a Ship or its detention in the exercise or the purported exercise of any lien or claim unless it is redelivered to the full control of the relevant Obligor within 60 days of such arrest or detention. 27.14 Expropriation The authority or ability of any member of the Group to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any member of the Group or any of its assets other than: (a) an arrest or detention of a Ship referred to in Clause 27.13 (Arrest); or 126 EUROPE/75885978v8

(b) any Requisition. 27.15 Repudiation and rescission of agreements An Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Transaction Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Transaction Document or any Transaction Security. 27.16 Litigation Any litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency are started or threatened, or any judgment or order of a court, arbitral body or agency is made, in relation to any of the Transaction Documents or the transactions contemplated in any of the Transaction Documents or against any member of the Group or its assets which has or is reasonably likely to have a Material Adverse Effect. 27.17 Material adverse change Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect. 27.18 Acceleration On and at any time after the occurrence of an Event of Default the Facility Agent may, and shall if so directed by the Majority Lenders: (a) by notice to the Borrower: (i) cancel the Available Commitment of each Lender, whereupon they shall immediately be cancelled; (ii) declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon it shall become immediately due and payable; and/or (iii) declare that all or part of the Loan be payable on demand, whereupon it shall immediately become payable on demand by the Facility Agent acting on the instructions of the Majority Lenders; and/or (b) exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents, and the Facility Agent may serve notices under sub-paragraphs (i), (ii) and (iii) of paragraph (a) above simultaneously or on different dates and any Servicing Party may take any action referred to in paragraph (b) above or Clause 27.19 (Enforcement of security) if no such notice is served or simultaneously with or at any time after the service of any of such notice. 27.19 Enforcement of security On and at any time after the occurrence of an Event of Default which is continuing the Security Agent may, and shall if so directed by the Majority Lenders, take any action which, as a result of the Event of Default or any notice served under Clause 27.18 (Acceleration), 127 EUROPE/75885978v8 the Security Agent is entitled to take under any Finance Document or any applicable law or regulation. 128 EUROPE/75885978v8

129 EUROPE/75885978v8

SECTION 9 CHANGES TO PARTIES 28 CHANGES TO THE LENDERS AND HEDGE COUNTERPARTIES 28.1 Assignments and transfers by the Lenders Subject to this Clause 28 (Changes to the Lenders and Hedge Counterparties), a Lender (the "Existing Lender") may: (a) assign any of its rights; or (b) transfer by novation any of its rights and obligations, under the Finance Documents to another bank or financial institution, insurer or re-insurer, or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender"). 28.2 Conditions of assignment or transfer (a) The consent of the Borrower is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is: (i) to another Lender or an Affiliate of a Lender; (ii) if the Existing Lender is a fund, to a fund which is a Related Fund; or (iii) made at a time when an Event of Default is continuing or a Sanctions Event has occurred and is continuing. (b) The consent of the Borrower to an assignment or transfer must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Borrower within that time. (c) The consent of the Borrower to an assignment or transfer must not be withheld solely because the assignment or transfer may result in an increase to any amount payable under Clause 14.3 (Mandatory Cost). (d) Without prejudice to the foregoing, any such transfer by a Lender shall be subject to the following further conditions: (i) the amount of the Contribution and/or Commitment of the Lender which is to be transferred shall not be less than $10,000,000 or, if less, the remaining amount of its Contribution and Commitment, unless the Agent agrees otherwise; (ii) payment of the fee in accordance with Clause 28.3 (Assignment or transfer fee); and 130 EUROPE/75885978v8

(iii) no transfer shall be made to a distressed debt fund (commonly known as a vulture fund). (e) An assignment will only be effective on: (i) receipt by the Facility Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Secured Parties as it would have been under if it had been an Original Lender; and (ii) performance by the Facility Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender. (f) Each Obligor on behalf of itself and each Transaction Obligor agrees that all rights and interests (present, future or contingent) which the Existing Lender has under or by virtue of the Finance Documents are assigned to the New Lender absolutely, free of any defects in the Existing Lender's title and of any rights or equities which the Borrower or any other Transaction Obligor had against the Existing Lender. (g) A transfer will only be effective if the procedure set out in Clause 28.5 (Procedure for transfer) is complied with. (h) If: (i) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax Gross Up and Indemnities) or under that clause as incorporated by reference or in full in any other Finance Document or Clause 13 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (h) shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facilities. (i) Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender. 131 EUROPE/75885978v8

(j) For the purposes of this Clause 28.2 (Conditions of assignment or transfer), the definition of "Affiliate" in respect of Crédit Agricole Corporate and Investment Bank shall, for the avoidance of doubt, include any other member of Crédit Agricole Group, and in particular: (i) Crédit Agricole S.A.; (ii) Caisses Régionales de Crédit Agricole; (iii) Crédit Agricole Assurances; (iv) LCL SA; and/or (v) any company or legal entity in which one or more of the companies or entities referred to in paragraphs (i)(i) to (iv)(iv) above, together or separately, owns a direct majority interest. 28.3 Assignment or transfer fee The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of $5,000. 28.4 Limitation of responsibility of Existing Lenders (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for: (i) the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents; (ii) the financial condition of any Obligor; (iii) the performance and observance by any Transaction Obligor of its obligations under the Transaction Documents or any other documents; or (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document, and any representations or warranties implied by law are excluded. (b) Each New Lender confirms to the Existing Lender and the other Finance Parties and the Secured Parties that it: (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities throughout the Security Period. 132 EUROPE/75885978v8

(c) Nothing in any Finance Document obliges an Existing Lender to: (i) accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 28 (Changes to the Lenders and Hedge Counterparties); or (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Transaction Obligor of its obligations under the Transaction Documents or otherwise. 28.5 Procedure for transfer (a) Subject to the conditions set out in Clause 28.2 (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with this Agreement and delivered in accordance with this Agreement, execute that Transfer Certificate. (b) The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender. (c) Subject to Clause 28.10 (Pro rata interest settlement), on the Transfer Date: (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security, each of the Transaction Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the "Discharged Rights and Obligations"); (ii) each of the Transaction Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Transaction Obligor and the New Lender have assumed and/or acquired the same in place of that Transaction Obligor and the Existing Lender; (iii) the Facility Agent, the Security Agent, the Arrangers, the Bookrunners, the Global Coordinator the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Security Agent, the Arrangers, the Bookrunners, the Global Coordinator and the Existing Lenders shall each be released from further obligations to each other under the Finance Documents; and 133 EUROPE/75885978v8

(iv) the New Lender shall become a Party as a "Lender". 28.6 Procedure for assignment (a) Subject to the conditions set out in Clause 28.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement. (b) The Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender. (c) Subject to Clause 28.10 (Pro rata interest settlement), on the Transfer Date: (i) the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement; (ii) the Existing Lender will be released from the obligations (the "Relevant Obligations") expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and (iii) the New Lender shall become a Party as a "Lender" and will be bound by obligations equivalent to the Relevant Obligations. (d) Lenders may utilise procedures other than those set out in this Clause 28.6 (Procedure for assignment) to assign their rights under the Finance Documents (but not, without the consent of the relevant Transaction Obligor or unless in accordance with Clause 28.5 (Procedure for transfer), to obtain a release by that Transaction Obligor from the obligations owed to that Transaction Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 28.2 (Conditions of assignment or transfer). 28.7 Copy of Transfer Certificate or Assignment Agreement to Borrower The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement. 28.8 Additional Hedge Counterparties (a) The Borrower or a Lender may request that a Lender or an Affiliate of a Lender becomes an Additional Hedge Counterparty, with the prior approval of the Majority Lenders and (in the case of a request by a Lender) the Borrower, by delivering to the Facility Agent a duly executed Hedge Counterparty Accession Letter. 134 EUROPE/75885978v8

(b) The relevant Lender or Affiliate will become an Additional Hedge Counterparty when (i) the Facility Agent enters into the relevant Hedge Counterparty Accession Letter and (ii) the Borrower and relevant Obligors have entered into any supplemental documentation and/or addenda to any Mortgage as reasonably required by the Facility Agent (which the Borrower and those Obligors shall do upon the Facility Agent's request). 28.9 Security over Lenders' rights In addition to the other rights provided to Lenders under this Clause 28 (Changes to the Lenders and Hedge Counterparties), each Lender may without consulting with or obtaining consent from any Transaction Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation: (a) any charge, assignment or other Security to secure obligations to a federal reserve or central bank including, without limitation, any transfer of rights to a special purpose vehicle where Security over securities issued by such special purpose vehicle is to be created in favour of a federal reserve or central bank (including, for the avoidance of doubt, the European Central Bank); and (b) any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall: (i) release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or (ii) require any payments to be made by a Transaction Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents. 28.10 Pro rata interest settlement (a) If the Facility Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 28.5 (Procedure for transfer) or any assignment pursuant to Clause 28.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period): (i) any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date ("Accrued Amounts") and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and (ii) The rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt: 135 EUROPE/75885978v8

(A) when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and (B) the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 28.10 (Pro rata interest settlement), have been payable to it on that date, but after deduction of the Accrued Amounts. (b) In this Clause 28.10 (Pro rata interest settlement) references to "Interest Period" shall be construed to include a reference to any other period for accrual of fees. (c) An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 28.10 (Pro rata interest settlement) but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents. 29 CHANGES TO THE OBLIGORS 29.1 Assignment or transfer by Obligors No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents. 29.2 Release of security (a) If a disposal of any asset subject to security created by a Security Document is made in the following circumstances: (i) the disposal is permitted by the terms of any Finance Document; (ii) the Lenders agree to the disposal; (iii) the disposal is being made at the request of the Security Agent in circumstances where any security created by the Security Documents has become enforceable; or (iv) the disposal is being effected by enforcement of a Security Document, the Security Agent may release the asset(s) being disposed of from any security over those assets created by a Security Document. However, the proceeds of any disposal (or an amount corresponding to them) must be applied in accordance with the requirements of the Finance Documents (if any). (b) If the Security Agent is satisfied that a release is allowed under this Clause 29.2 (Release of security) (at the request and expense of the Borrower) each Finance Party must enter into any document and do all such other things which are reasonably required to achieve that release. Each other Finance Party irrevocably authorises the Security Agent to enter into any such document. Any release will not affect the obligations of any other Transaction Obligor under the Finance Documents. 136 EUROPE/75885978v8

(c) 137 EUROPE/75885978v8

SECTION 10 THE FINANCE PARTIES 30 THE FACILITY AGENT AND THE ARRANGERS 30.1 Appointment of the Facility Agent (a) Each of the Arrangers, the Bookrunners, the Global Coordinator, the Lenders and the Hedge Counterparties appoints the Facility Agent to act as its agent under and in connection with the Finance Documents. (b) Each of the Arrangers, the Bookrunners, the Global Coordinator, the Lenders and the Hedge Counterparties authorises the Facility Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions. (c) As long as ING Bank, a branch of ING-DiBa AG is a Lender it releases the Facility Agent from restrictions of multi-representation of 181 Alt. 2 German Civil Code and similar applicable laws. 30.2 Instructions (a) The Facility Agent shall: (i) unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by: (A) all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and (B) in all other cases, the Majority Lenders; and (ii) not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or, if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties). (b) The Facility Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Facility Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested. (c) Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Facility Agent by the Majority 138 EUROPE/75885978v8

Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties. (d) Paragraph (a) above shall not apply: (i) where a contrary indication appears in a Finance Document; (ii) where a Finance Document requires the Facility Agent to act in a specified manner or to take a specified action; (iii) in respect of any provision which protects the Facility Agent's own position in its personal capacity as opposed to its role of Facility Agent for the relevant Finance Parties. (e) If giving effect to instructions given by the Majority Lenders would in the Facility Agent's opinion have an effect equivalent to an amendment or waiver referred to in Clause 44 (Amendments and Waivers), the Facility Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Facility Agent) whose consent would have been required in respect of that amendment or waiver. (f) In exercising any discretion to exercise a right, power or authority under the Finance Documents where it has not received any instructions as to the exercise of that discretion the Facility Agent shall do so having regard to the interests of all the Finance Parties. (g) The Facility Agent may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions. (h) Without prejudice to the remainder of this Clause 30.2 (Instructions), in the absence of instructions, the Facility Agent shall not be obliged to take any action (or refrain from taking action) even if it considers acting or not acting to be in the best interests of the Finance Parties. The Facility Agent may act (or refrain from acting) as it considers to be in the best interest of the Finance Parties. (i) The Facility Agent is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents. 30.3 Duties of the Facility Agent (a) The Facility Agent's duties under the Finance Documents are solely mechanical and administrative in nature. (b) Subject to paragraph (c) below, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party. 139 EUROPE/75885978v8

(c) Without prejudice to Clause 28.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), paragraph (b) above shall not apply to any Transfer Certificate or any Assignment Agreement. (d) Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party. (e) If the Facility Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties. (f) If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent, the Arrangers, the Bookrunners, the Global Coordinator, or the Security Agent) under this Agreement, it shall promptly notify the other Finance Parties. (g) The Facility Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied). 30.4 Role of the Arrangers Except as specifically provided in the Finance Documents, the Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document. 30.5 No fiduciary duties (a) Nothing in any Finance Document constitutes the Facility Agent or the Arrangers as a trustee or fiduciary of any other person. (b) Neither the Facility Agent nor the Arrangers shall be bound to account to other Finance Party for any sum or the profit element of any sum received by it for its own account. 30.6 Application of receipts Except as expressly stated to the contrary in any Finance Document, any moneys which the Facility Agent receives or recovers in its capacity as Facility Agent shall be applied by the Facility Agent in accordance with Clause 34.5 (Application of receipts; partial payments). 30.7 Business with the Group The Facility Agent and the Arrangers may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group. 30.8 Rights and discretions (a) The Facility Agent may: (i) rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised; 140 EUROPE/75885978v8

(ii) assume that: (A) any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents; and (B) unless it has received notice of revocation, that those instructions have not been revoked; and (iii) rely on a certificate from any person: (A) as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or (B) to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate. (b) The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Finance Parties) that: (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 27.2 (Non-payment)); (ii) any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and (iii) any notice or request made by the Borrower (other than a Utilisation Request or a Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors. (c) The Facility Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts. (d) Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Facility Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Facility Agent (and so separate from any lawyers instructed by the Lenders) if the Facility Agent in its reasonable opinion deems this to be desirable. (e) The Facility Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Facility Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying. (f) The Facility Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not: (i) be liable for any error of judgment made by any such person; or 141 EUROPE/75885978v8

(ii) be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person, unless such error or such loss was directly caused by the Facility Agent's gross negligence or wilful misconduct. (g) Unless a Finance Document expressly provides otherwise the Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under the Finance Documents. (h) Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Arrangers are obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. (i) Notwithstanding any provision of any Finance Document to the contrary, the Facility Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it. 30.9 Responsibility for documentation Neither the Facility Agent nor the Arrangers are responsible or liable for: (a) the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Agent, the Arrangers, the Bookrunners, the Global Coordinator, a Transaction Obligor or any other person in, or in connection with, any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; (b) the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or (c) any determination as to whether any information provided or to be provided to any Finance Party or Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise. 30.10 No duty to monitor The Facility Agent shall not be bound to enquire: (a) whether or not any Default has occurred; (b) as to the performance, default or any breach by any Transaction Obligor of its obligations under any Transaction Document; or (c) whether any other event specified in any Transaction Document has occurred. 142 EUROPE/75885978v8

30.11 Exclusion of liability (a) Without limiting paragraph (b) below (and without prejudice to paragraph (e) of Clause 34.11 (Disruption to Payment Systems etc.) or any other provision of any Finance Document excluding or limiting the liability of the Facility Agent), the Facility Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for: (i) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct; (ii) exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Transaction Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or (iii) any shortfall which arises on the enforcement or realisation of the Security Property; or (iv) without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of: (A) any act, event or circumstance not reasonably within its control; or (B) the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action. (b) No Party other than the Facility Agent may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property and any officer, employee or agent of the Facility Agent may rely on this paragraph (b) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act. (c) The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to 143 EUROPE/75885978v8 comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose. (d) Nothing in this Agreement shall oblige the Facility Agent, the Arrangers, the Bookrunners, or the Global Coordinator, to carry out: (i) any "know your customer" or other checks in relation to any person; or (ii) any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party, on behalf of any Finance Party and each Finance Party confirms to the Facility Agent, the Arrangers, the Bookrunners and the Global Coordinator that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent, the Arrangers, the Bookrunners or the Global Coordinator. (e) Without prejudice to any provision of any Finance Document excluding or limiting the Facility Agent's liability, any liability (including, without limitation, for negligence or any other category of liability whatsoever) of the Facility Agent arising under or in connection with any Transaction Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Facility Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Facility Agent at any time which increase the amount of that loss. In no event shall the Facility Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Facility Agent has been advised of the possibility of such loss or damages. 30.12 Lenders' indemnity to the Facility Agent (a) Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Facility Agent (otherwise than by reason of the Facility Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 34.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by an Obligor pursuant to a Finance Document). (b) Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Facility Agent pursuant to paragraph (a) above. (c) Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Facility Agent to an Obligor. 144 EUROPE/75885978v8

30.13 Resignation of the Facility Agent (a) The Facility Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower. (b) Alternatively, the Facility Agent may resign by giving 30 days' notice to the other Finance Parties and the Borrower, in which case the Majority Lenders may appoint a successor Facility Agent. (c) If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Facility Agent may appoint a successor Facility Agent. (d) If the Facility Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Facility Agent is entitled to appoint a successor Facility Agent under paragraph (c) above, the Facility Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Facility Agent to become a party to this Agreement as Facility Agent) agree with the proposed successor Facility Agent amendments to this Clause 30 (The Facility Agent and the Arrangers) and any other term of this Agreement dealing with the rights or obligations of the Facility Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Facility Agent's normal fee rates and those amendments will bind the Parties. (e) The retiring Facility Agent shall make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents. The Borrower shall, within three Business Days of demand, reimburse the retiring Facility Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance. (f) The Facility Agent's resignation notice shall only take effect upon the appointment of a successor. (g) Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 14.4 (Indemnity to the Facility Agent) and this Clause 30 (The Facility Agent and the Arrangers) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Facility Agent. Any fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. (h) The Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (e) above shall be for the account of the Borrower. 145 EUROPE/75885978v8

(i) The consent of the Borrower (or any other Obligor) is not required for an assignment or transfer of rights and/or obligations by the Facility Agent. 30.14 Confidentiality (a) In acting as Facility Agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments. (b) If information is received by a division or department of the Facility Agent other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Facility Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party. (c) Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Arrangers nor the Bookrunners nor the Global Coordinator are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty. 30.15 Relationship with the other Finance Parties (a) Subject to Clause 28.10 (Pro rata interest settlement), the Facility Agent may treat the person shown in its records as Lender or Hedge Counterparty at the opening of business (in the place of the Facility Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office or, as the case may be, the Hedge Counterparty: (i) entitled to or liable for any payment due under any Finance Document on that day; and (ii) entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days' prior notice from that Lender or Hedge Counterparty to the contrary in accordance with the terms of this Agreement. (b) Each Finance Party shall supply the Facility Agent with any information that the Security Agent may reasonably specify (through the Facility Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Finance Party shall deal with the Security Agent exclusively through the Facility Agent and shall not deal directly with the Security Agent and any reference to any instructions being given by or sought from any Finance Party or group of Finance Parties by or to the Security Agent in this Agreement must be given or sought through the Facility Agent. (c) Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address and (where communication by electronic mail or other electronic means is permitted under Clause 37.5 (Electronic communication)) electronic mail address and/or any other information required 146 EUROPE/75885978v8 to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 37.2 (Addresses) and sub-paragraph (ii) of paragraph (a) of Clause 37.5 (Electronic communication) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender. 30.16 Credit appraisal by the Finance Parties Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Transaction Document, each Finance Party confirms to the Facility Agent, the Arrangers, the Bookrunners and the Global Coordinator, that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Transaction Document including but not limited to: (a) the financial condition, status and nature of each member of the Group; (b) the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property; (c) whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Transaction Document, the Security Property, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property; (d) the adequacy, accuracy or completeness of any information provided by the Facility Agent, any Party or by any other person under, or in connection with, any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and (e) the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets. 30.17 Facility Agent's management time (a) Any amount payable to the Facility Agent under Clause 14.4 (Indemnity to the Facility Agent), Clause 16 (Costs and Expenses) and Clause 30.12 (Lenders' indemnity to the Facility Agent) shall include the cost of utilising the Facility Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Borrower and the other Finance Parties, and is in addition to any fee paid or payable to the Facility Agent under Clause 11 (Fees). 147 EUROPE/75885978v8

30.18 Deduction from amounts payable by the Facility Agent If any Party owes an amount to the Facility Agent under the Finance Documents, the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted. 30.19 Reliance and engagement letters Each Secured Party confirms that each of the Arrangers, the Bookrunners, the Global Coordinator, and the Facility Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arrangers, the Bookrunners, the Global Coordinator, or the Facility Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters. 30.20 Full freedom to enter into transactions Without prejudice to Clause 30.7 (Business with the Group) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Facility Agent shall be absolutely entitled: (a) to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Finance Document); (b) to deal in and enter into and arrange transactions relating to: (i) any securities issued or to be issued by any Transaction Obligor or any other person; or (ii) any options or other derivatives in connection with such securities; and (c) to provide advice or other services to any Obligor or any person who is a party to, or referred to in, a Finance Document, and, in particular, the Facility Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters. 148 EUROPE/75885978v8

30.21 Amounts paid in error (a) If the Facility Agent pays an amount to another Party and the Facility Agent notifies that Party that such payment was an Erroneous Payment then the Party to whom that amount was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds. (b) Neither: (i) the obligations of any Party to the Facility Agent; nor (ii) the remedies of the Facility Agent, (whether arising under this Clause 30.21 or otherwise) which relate to an Erroneous Payment will be affected by any act, omission, matter or thing which, but for this paragraph (b), would reduce, release or prejudice any such obligation or remedy (whether or not known by the Facility Agent or any other Party). (c) All payments to be made by a Party to the Facility Agent (whether made pursuant to this Clause 30.21 or otherwise) which relate to an Erroneous Payment shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. (d) In this Agreement, "Erroneous Payment" means a payment of an amount by the Facility Agent to another Party which the Facility Agent determines (in its sole discretion) was made in error. 31 THE SECURITY AGENT 31.1 Trust (a) The Security Agent declares that it holds the Security Property on trust for the Secured Parties on the terms contained in this Agreement and shall deal with the Security Property in accordance with this Clause 31 (The Security Agent) and the other provisions of the Finance Documents. (b) Each other Finance Party authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions. (c) As long as ING Bank, a branch of ING-DiBa AG is a Finance Party it releases the Security Agent from restrictions of multi-representation of 181 Alt. 2 German Civil Code and similar applicable laws. 31.2 Parallel Debt (Covenant to pay the Security Agent) (a) Each Obligor irrevocably and unconditionally undertakes to pay to the Security Agent its Parallel Debt which shall be amounts equal to, and in the currency or currencies of, its Corresponding Debt. (b) The Parallel Debt of an Obligor: 149 EUROPE/75885978v8

(i) shall become due and payable at the same time as its Corresponding Debt; (ii) is independent and separate from, and without prejudice to, its Corresponding Debt. (c) For purposes of this Clause 31.2 (Parallel Debt (Covenant to pay the Security Agent)), the Security Agent: (i) is the independent and separate creditor of each Parallel Debt; (ii) acts in its own name and not as agent, representative or trustee of the Finance Parties and its claims in respect of each Parallel Debt shall not be held on trust; and (iii) shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding). (d) The Parallel Debt of an Obligor shall be: (i) decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged; and (ii) increased to the extent that its Corresponding Debt has increased, and the Corresponding Debt of an Obligor shall be decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged, in each case provided that the Parallel Debt of an Obligor shall never exceed its Corresponding Debt. (e) All amounts received or recovered by the Security Agent in connection with this Clause 31.2 (Parallel Debt (Covenant to pay the Security Agent)) to the extent permitted by applicable law, shall be applied in accordance with Clause 34.5 (Application of receipts; partial payments). (f) This Clause 31.2 (Parallel Debt (Covenant to pay the Security Agent)) shall apply, with any necessary modifications, to each Finance Document. 31.3 Security Agent as French agent des sûretés (a) Each other Secured Party: (i) appoints the Security Agent to act as security agent (agent des sûretés) pursuant to articles 2488-6 et seq. of the French Code Civil acting in such a capacity in respect of the French law Mortgages; (ii) acknowledges and agrees that in accordance with such appointment as agent des sûretés, the provisions of this Clause 31.331.3 (Security Agent as French agent des sûretés) set forth the capacity in which the Security Agent as been so appointed, the purpose and the term of such appointment and the scope of its powers in connection with such appointment, for the purposes of article 2488-7 of the French Code Civil; 150 EUROPE/75885978v8

(iii) irrevocably authorises the Security Agent acting in such capacity within the meaning of article 2488-6 of the French Code Civil without limitation: (A) to negotiate, accept and execute in its own name and for the benefit of each other Secured Party the French law Mortgages; (B) to take, register, administer and enforce any Security created or expressed to be created pursuant to the French law Mortgages; (C) to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the French law Mortgages, and more generally to take any action and exercise any right, power, prerogative and discretion upon the terms and conditions set out in this Agreement or under or in connection with the French law Mortgages and to protect the rights of the Secured Parties under or in connection with any Security and/or guarantee created thereunder, in each case together with any other right, power, prerogative and discretion which are incidental thereto; (D) as provided in the Transaction Documents, to release the Security and/or guarantee granted under the French law Mortgages; and (E) to take any action and exercise any right, power, authorities and discretion in accordance with this Agreement and the Transaction Documents. (b) The Security Agent accepts its appointment as “"agent des sûretés”" pursuant to this Clause and declares that it holds in its own name the Security created or expressed to be created pursuant to the French law Mortgages in its capacity as Security Agent (Agent des Sûretés) pursuant to articles 2488-6 et seq. of the French Code Civil for the benefit of the Finance Parties on the terms contained in this Agreement and the French law Mortgages and, accordingly, any action taken by the Security Agent in connection with or for the purposes of the Security and the French law Mortgages in accordance with this Agreement and the French law Mortgages shall be deemed to be taken by the Security Agent acting as “"agent des sûretés”" in its own name and for the benefit of the Finance Parties. (c) The appointment of the Security Agent as “"agent des sûretés”" pursuant to this Clause 31.331.3 (Security Agent as French agent des sûretés) shall remain in force and effect until full payment and discharge of all the Secured Obligations (as such term is defined in the French law Mortgagees) under the French law Mortgagees in accordance with the Finance Documents, regardless of any payment or discharge in whole or in part of any Secured Obligation (as such term is defined in the French law Mortgagees) or the waiver by any of the Finance Parties of their rights to any security created under or pursuant to the Finance Documents. (d) The parties acknowledge that the rights and assets acquired by the Security Agent in carrying out its functions hereunder constitute separate property (patrimoine affecté) allocated thereto, distinct from the Security Agent’sAgent's own property (patrimoine propre); (e) To the fullest extent permitted by law, the Security Agent appointed pursuant to this Clause shall be entitled to exercise all rights and benefit from all protections conferred upon the Security Agent under this Agreement and any other Security Documents. 151 EUROPE/75885978v8

(f) Any change of the Security Agent (remplacement conventionnel or remplacement judiciaire) appointed pursuant to this Clause shall be made in accordance with this Agreement and article 2488-11 of the French Code Civil. 31.4 Enforcement through Security Agent only The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Security Documents except through the Security Agent.] 31.5 Instructions (a) The Security Agent shall: (i) unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by: (A) all Lenders (or the Facility Agent on their behalf) if the relevant Finance Document stipulates the matter is an all Lender decision; and (B) in all other cases, the Majority Lenders (or the Facility Agent on their behalf); and (ii) not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties). (b) The Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or the Facility Agent on their behalf) (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested. (c) Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Security Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties. (d) Paragraph (a) above shall not apply: (i) where a contrary indication appears in a Finance Document; (ii) where a Finance Document requires the Security Agent to act in a specified manner or to take a specified action; 152 EUROPE/75885978v8

(iii) in respect of any provision which protects the Security Agent's own position in its personal capacity as opposed to its role of Security Agent for the relevant Secured Parties. (iv) in respect of the exercise of the Security Agent's discretion to exercise a right, power or authority under any of: (A) Clause 31.29 (Application of receipts); (B) Clause 31.30 (Permitted Deductions); and (C) Clause 31.31 (Prospective liabilities). (e) If giving effect to instructions given by the Majority Lenders would in the Security Agent's opinion have an effect equivalent to an amendment or waiver referred to in Clause 44 (Amendments and Waivers), the Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Agent) whose consent would have been required in respect of that amendment or waiver. (f) In exercising any discretion to exercise a right, power or authority under the Finance Documents where either: (i) it has not received any instructions as to the exercise of that discretion; or (ii) the exercise of that discretion is subject to sub-paragraph (iv) of paragraph (d) above, the Security Agent shall do so having regard to the interests of all the Secured Parties. (g) The Security Agent may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions. (h) Without prejudice to the remainder of this Clause 31.5 (Instructions), in the absence of instructions, the Security Agent may (but shall not be obliged to) take such action in the exercise of its powers and duties under the Finance Documents as it considers in its discretion to be appropriate. (i) The Security Agent is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents. 31.6 Duties of the Security Agent (a) The Security Agent's duties under the Finance Documents are solely mechanical and administrative in nature. 153 EUROPE/75885978v8

(b) The Security Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party. (c) Except where a Finance Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party. (d) If the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties. (e) The Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied). 31.7 No fiduciary duties (a) Nothing in any Finance Document constitutes the Security Agent as an agent, trustee or fiduciary of any Obligor. (b) The Security Agent shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account. 31.8 Business with the Group The Security Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group. 31.9 Rights and discretions (a) The Security Agent may: (i) rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised; (ii) assume that: (A) any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents; (B) unless it has received notice of revocation, that those instructions have not been revoked; (C) if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Finance Documents for so acting have been satisfied; and (iii) rely on a certificate from any person: (A) as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or 154 EUROPE/75885978v8

(B) to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate. (b) The Security Agent shall be entitled to carry out all dealings with the other Finance Parties through the Facility Agent and may give to the Facility Agent any notice or other communication required to be given by the Security Agent to any Finance Party. (c) The Security Agent may assume (unless it has received notice to the contrary in its capacity as security agent for the Secured Parties) that: (i) no Default has occurred; (ii) any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and (iii) any notice or request made by the Borrower (other than a Utilisation Request or a Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors. (d) The Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts. (e) Without prejudice to the generality of paragraph (c) above or paragraph (f) below, the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Security Agent (and so separate from any lawyers instructed by the Facility Agent or the Lenders) if the Security Agent in its reasonable opinion deems this to be desirable. (f) The Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying. (g) The Security Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not: (i) be liable for any error of judgment made by any such person; or (ii) be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person, unless such error or such loss was directly caused by the Security Agent's gross negligence or wilful misconduct. (h) Unless a Finance Document expressly provides otherwise the Security Agent may disclose to any other Party any information it reasonably believes it has received as security agent under the Finance Documents. 155 EUROPE/75885978v8

(i) Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. (j) Notwithstanding any provision of any Finance Document to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it. 31.10 Responsibility for documentation None of the Security Agent, any Receiver or Delegate is responsible or liable for: (a) the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Agent, the Arrangers, the Bookrunners, the Global Coordinator, a Transaction Obligor or any other person in, or in connection with, any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; (b) the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or (c) any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise. 31.11 No duty to monitor The Security Agent shall not be bound to enquire: (a) whether or not any Default has occurred; (b) as to the performance, default or any breach by any Transaction Obligor of its obligations under any Transaction Document; or (c) whether any other event specified in any Transaction Document has occurred. 31.12 Exclusion of liability (a) Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Security Agent or any Receiver or Delegate), none of the Security Agent nor any Receiver or Delegate will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for: (i) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in 156 EUROPE/75885978v8 connection with any Transaction Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct; (ii) exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Transaction Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or (iii) any shortfall which arises on the enforcement or realisation of the Security Property; or (iv) without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of: (A) any act, event or circumstance not reasonably within its control; or (B) the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action. (b) No Party other than the Security Agent, that Receiver or that Delegate (as applicable) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this paragraph (b) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act. (c) The Security Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Security Agent if the Security Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Security Agent for that purpose. (d) Nothing in this Agreement shall oblige the Security Agent to carry out: (i) any "know your customer" or other checks in relation to any person; or (ii) any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party, 157 EUROPE/75885978v8 on behalf of any Finance Party and each Finance Party confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent. (e) Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Security Agent or any Receiver, any liability (including, without limitation, for negligence or any other category of liability whatsoever) of the Security Agent or any Receiver or Delegate arising under or in connection with any Transaction Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Agent, Receiver or Delegate or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Agent, any Receiver or Delegate at any time which increase the amount of that loss. In no event shall the Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Agent, the Receiver or Delegate has been advised of the possibility of such loss or damages. 31.13 Lenders' indemnity to the Security Agent (a) Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Security Agent and every Receiver, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by any of them (otherwise than by reason of the Security Agent's or Receiver's gross negligence or wilful misconduct) in acting as Security Agent or Receiver under the Finance Documents (unless the Security Agent or Receiver has been reimbursed by an Obligor pursuant to a Finance Document). (b) Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Security Agent pursuant to paragraph (a) above. (c) Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Security Agent to an Obligor. 31.14 Resignation of the Security Agent (a) The Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower. (b) Alternatively, the Security Agent may resign by giving 30 days' notice to the other Finance Parties and the Borrower, in which case the Majority Lenders may appoint a successor Security Agent. (c) If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Security Agent may appoint a successor Security Agent. 158 EUROPE/75885978v8

(d) The retiring Security Agent shall make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents. The Borrower shall, within three Business Days of demand, reimburse the retiring Security Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance. (e) The Security Agent's resignation notice shall only take effect upon: (i) the appointment of a successor; and (ii) the transfer, by way of a document expressed as a deed, of all the Security Property to that successor. (f) Upon the appointment of a successor, the retiring Security Agent shall be discharged, by way of a document executed as a deed, from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 31.26 (Winding up of trust) and paragraph (d) above) but shall remain entitled to the benefit of Clause 14.5 (Indemnity to the Security Agent) and this Clause 31 (The Security Agent) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Security Agent. Any fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on) that date. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. (g) The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (d) above shall be for the account of the Borrower. (h) The consent of the Borrower (or any other Obligor) is not required for an assignment or transfer of rights and/or obligations by the Security Agent. 31.15 Confidentiality (a) In acting as Security Agent for the Finance Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments. (b) If information is received by a division or department of the Security Agent other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Security Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party. (c) Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty. 159 EUROPE/75885978v8

31.16 Credit appraisal by the Finance Parties Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Transaction Document, each Finance Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Transaction Document including but not limited to: (a) the financial condition, status and nature of each member of the Group; (b) the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property; (c) whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Transaction Document, the Security Property, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property; (d) the adequacy, accuracy or completeness of any information provided by the Security Agent, any Party or by any other person under, or in connection with, any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and (e) the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets. 31.17 Security Agent's management time (a) Any amount payable to the Security Agent under Clause 14.5 (Indemnity to the Security Agent), Clause 16 (Costs and Expenses) and Clause 31.13 (Lenders' indemnity to the Security Agent) shall include the cost of utilising the Security Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Security Agent may notify to the Borrower and the other Finance Parties, and is in addition to any fee paid or payable to the Security Agent under Clause 11 (Fees). (b) Without prejudice to paragraph (a) above, in the event of: (i) a Default; (ii) the Security Agent being requested by an Obligor or the Majority Lenders to undertake duties which the Security Agent and the Borrower agree to be of an exceptional nature or outside the scope of the normal duties of the Security Agent under the Finance Documents; or (iii) the Security Agent and the Borrower agreeing that it is otherwise appropriate in the circumstances, 160 EUROPE/75885978v8 the Borrower shall pay to the Security Agent any additional remuneration (together with any applicable VAT) that may be agreed between them or determined pursuant to paragraph (c) below. (c) If the Security Agent and the Borrower fail to agree upon the nature of the duties, or upon the additional remuneration referred to in paragraph (b) above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Borrower or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Borrower) and the determination of any investment bank shall be final and binding upon the Parties. 31.18 Reliance and engagement letters Each Secured Party confirms that the Security Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Security Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters. 31.19 No responsibility to perfect Transaction Security The Security Agent shall not be liable for any failure to: (a) require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Security Assets; (b) obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security; (c) register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security; (d) take, or to require any Transaction Obligor to take, any step to perfect its title to any of the Security Assets or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or (e) require any further assurance in relation to any Finance Document. 31.20 Insurance by Security Agent (a) The Security Agent shall not be obliged: (i) to insure any of the Security Assets; (ii) to require any other person to maintain any insurance; or 161 EUROPE/75885978v8

(iii) to verify any obligation to arrange or maintain insurance contained in any Finance Document, and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance. (b) Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Lenders request it to do so in writing and the Security Agent fails to do so within 14 days after receipt of that request. 31.21 Custodians and nominees The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person. 31.22 Delegation by the Security Agent (a) Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such. (b) That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties. (c) No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of any such delegate or sub delegate. 31.23 Additional Security Agents (a) The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it: (i) if it considers that appointment to be in the interests of the Secured Parties; or (ii) for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or (iii) for obtaining or enforcing any judgment in any jurisdiction, and the Security Agent shall give prior notice to the Borrower and the Finance Parties of that appointment. 162 EUROPE/75885978v8

(b) Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment. (c) The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent. 31.24 Acceptance of title The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Obligor may have to any of the Security Assets and shall not be liable for or bound to require any Transaction Obligor to remedy any defect in its right or title. 31.25 Releases Upon a disposal of any of the Security Assets pursuant to the enforcement of the Transaction Security by a Receiver, a Delegate or the Security Agent, the Security Agent is irrevocably authorised (at the cost of the Obligors and without any consent, sanction, authority or further confirmation from any other Secured Party) to release, without recourse or warranty, that property from the Transaction Security and to execute any release of the Transaction Security or other claim over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable. 31.26 Winding up of trust If the Security Agent, with the approval of the Facility Agent determines that: (a) all of the Secured Liabilities and all other obligations secured by the Security Documents have been fully and finally discharged; and (b) no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Transaction Obligor pursuant to the Finance Documents, then (i) the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents; and (ii) any Security Agent which has resigned pursuant to Clause 31.14 (Resignation of the Security Agent) shall release, without recourse or warranty, all of its rights under each Security Document. 31.27 Powers supplemental to Trustee Acts The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and 163 EUROPE/75885978v8

the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise. 31.28 Disapplication of Trustee Acts Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement and the other Finance Documents. Where there are any inconsistencies between (i) the Trustee Acts 1925 and 2000 and (ii) the provisions of this Agreement and any other Finance Document, the provisions of this Agreement and any other Finance Document shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement and any other Finance Document shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000. 31.29 Application of receipts All amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Document, under Clause 31.2 (Parallel Debt (Covenant to pay the Security Agent)) or in connection with the realisation or enforcement of all or any part of the Security Property (for the purposes of this Clause 31 (The Security Agent), the "Recoveries") shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the remaining provisions of this Clause 31 (The Security Agent)), in the following order of priority: (a) in discharging any sums owing to the Security Agent (in its capacity as such) (other than pursuant to Clause 31.2 (Parallel Debt (Covenant to pay the Security Agent))) or any Receiver or Delegate; (b) in payment or distribution to the Facility Agent, on its behalf and on behalf of the other Secured Parties, for application towards the discharge of all sums due and payable by any Obligor under any of the Finance Documents in accordance with Clause 34.5 (Application of receipts; partial payments); (c) if none of the Transaction Obligors is under any further actual or contingent liability under any Finance Document, in payment or distribution to any person to whom the Security Agent is obliged to pay or distribute in priority to any Transaction Obligor; and (d) the balance, if any, in payment or distribution to the relevant Transaction Obligor. 31.30 Permitted Deductions The Security Agent may, in its discretion: (a) set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and (b) pay all Taxes which may be assessed against it in respect of any of the Security Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent 164 EUROPE/75885978v8 under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement). 31.31 Prospective liabilities Following enforcement of any of the Transaction Security, the Security Agent may, in its discretion, or at the request of the Facility Agent, hold any Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) for later payment to the Facility Agent for application in accordance with Clause 31.29 (Application of receipts) in respect of: (a) any sum to the Security Agent, any Receiver or any Delegate; and (b) any part of the Secured Liabilities, that the Security Agent or, in the case of paragraph (b) only, the Facility Agent, reasonably considers, in each case, might become due or owing at any time in the future. 31.32 Investment of proceeds Prior to the payment of the proceeds of the Recoveries to the Facility Agent for application in accordance with Clause 31.29 (Application of receipts) the Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the payment from time to time of those moneys in the Security Agent's discretion in accordance with the provisions of Clause 31.29 (Application of receipts). 31.33 Currency conversion (a) For the purpose of, or pending the discharge of, any of the Secured Liabilities the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at a market rate of exchange. (b) The obligations of any Transaction Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion. 31.34 Good discharge (a) Any payment to be made in respect of the Secured Liabilities by the Security Agent may be made to the Facility Agent on behalf of the Secured Parties and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent. (b) The Security Agent is under no obligation to make the payments to the Facility Agent under paragraph (a) above in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated. 31.35 Amounts received by Obligors If any of the Obligors receives or recovers any amount which, under the terms of any of the Finance Documents, should have been paid to the Security Agent, that Obligor will hold the 165 EUROPE/75885978v8 amount received or recovered on trust for the Security Agent and promptly pay that amount to the Security Agent for application in accordance with the terms of this Agreement. 31.36 Application and consideration In consideration for the covenants given to the Security Agent by each Obligor in relation to Clause 31.2 (Parallel Debt (Covenant to pay the Security Agent)), the Security Agent agrees with each Obligor to apply all moneys from time to time paid by such Obligor to the Security Agent in accordance with the foregoing provisions of this Clause 31 (The Security Agent). 31.37 Full freedom to enter into transactions Without prejudice to Clause 31.8 (Business with the Group) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Security Agent shall be absolutely entitled: (a) to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Finance Document); (b) to deal in and enter into and arrange transactions relating to: (i) any securities issued or to be issued by any Transaction Obligor or any other person; or (ii) any options or other derivatives in connection with such securities; and (c) to provide advice or other services to the Borrower or any person who is a party to, or referred to in, a Finance Document, and, in particular, the Security Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters. 32 CONDUCT OF BUSINESS BY THE FINANCE PARTIES No provision of this Agreement will: (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit; (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or 166 EUROPE/75885978v8

(c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax. 33 SHARING AMONG THE FINANCE PARTIES 33.1 Payments to Finance Parties If a Finance Party (other than a Hedge Counterparty) (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 34 (Payment Mechanics) (a "Recovered Amount") and applies that amount to a payment due to it under the Finance Documents then: (a) the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Facility Agent; (b) the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 34 (Payment Mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and (c) the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 34.5 (Application of receipts; partial payments). 33.2 Redistribution of payments The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it among the Finance Parties (other than the Recovering Finance Party) (the "Sharing Finance Parties") in accordance with Clause 34.5 (Application of receipts; partial payments) towards the obligations of that Obligor to the Sharing Finance Parties. 33.3 Recovering Finance Party's rights On a distribution by the Facility Agent under Clause 33.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor. 33.4 Reversal of redistribution If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then: (a) each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the "Redistributed Amount"); and 167 EUROPE/75885978v8

(b) as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor. 33.5 Exceptions (a) This Clause 33 (Sharing among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor. (b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if: (i) it notified that other Finance Party of the legal or arbitration proceedings; and (ii) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings. 168 EUROPE/75885978v8

169 EUROPE/75885978v8

SECTION 11 ADMINISTRATION 34 PAYMENT MECHANICS 34.1 Payments to the Facility Agent (a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make an amount equal to such payment available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment. (b) Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Facility Agent) and with such bank as the Facility Agent, in each case, specifies. 34.2 Distributions by the Facility Agent Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 34.3 (Distributions to an Obligor) and Clause 34.4 (Clawback and pre-funding) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London), as specified by that Party or, in the case of an Advance, to such account of such person as may be specified by the Borrower in a Utilisation Request. 34.3 Distributions to an Obligor The Facility Agent may (with the consent of the Obligor or in accordance with Clause 35 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied. 34.4 Clawback and pre-funding (a) Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum. (b) Unless paragraph (c) below applies, if the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together 170 EUROPE/75885978v8 with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds. (c) If the Facility Agent is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Facility Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower: (i) the Borrower shall on demand refund it to the Facility Agent; and (ii) the Lender by whom those funds should have been made available or, if the Lender fails to do so, the Borrower shall on demand pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender. 34.5 Application of receipts; partial payments (a) If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order: (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of, and any other amounts owing to, the Facility Agent, the Security Agent, any Receiver or any Delegate under the Finance Documents; (ii) secondly, in or towards payment of any accrued interest and fees due but unpaid to the Lenders under this Agreement; (iii) thirdly, in or towards payment of any principal due but unpaid to the Lenders under this Agreement; (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents; (v) fifthly, in or towards payment of any periodical payments (not being payments as a result of termination or closing out) due but unpaid to the Hedge Counterparties under the Hedging Agreements; and (vi) sixthly, in or towards payment of any payments as a result of termination or closing out due but unpaid to the Hedge Counterparties under the Hedging Agreements. (b) The Facility Agent shall, if so directed by the Lenders and the Hedge Counterparties, vary, or instruct the Security Agent to vary (as applicable), the order set out in sub-paragraphs (ii) to (vi) of paragraph (a) above. (c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor. 171 EUROPE/75885978v8

34.6 No set-off by Obligors (a) All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. (b) Paragraph (a) above shall not affect the operation of any payment or close-out netting in respect of any amounts owing under any Hedging Agreement. 34.7 Business Days (a) Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). (b) During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date. 34.8 Currency of account (a) Subject to paragraphs (b) and (c) below, dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document. (b) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred. (c) Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency. 34.9 Change of currency (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then: (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Borrower); and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably). (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency. 172 EUROPE/75885978v8

34.10 Currency Conversion (a) For the purpose of, or pending any payment to be made by any Servicing Party under any Finance Document, such Servicing Party may convert any moneys received or recovered by it from one currency to another, at a market rate of exchange. (b) The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion. 34.11 Disruption to Payment Systems etc. If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Borrower that a Disruption Event has occurred: (a) the Facility Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facilities as the Facility Agent may deem necessary in the circumstances; (b) the Facility Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes; (c) the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances; (d) any such changes agreed upon by the Facility Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 44 (Amendments and Waivers); (e) the Facility Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 34.11 (Disruption to Payment Systems etc.); and (f) the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above. 35 SET-OFF A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. 173 EUROPE/75885978v8

36 BAIL-IN Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties to a Finance Document, each Party acknowledges and accepts that any liability of any party to a Finance Document under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of: (a) any Bail-In Action in relation to any such liability, including (without limitation): (i) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability; (ii) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and (iii) a cancellation of any such liability; and (b) a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability. 37 NOTICES 37.1 Communications in writing Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by letter. 37.2 Addresses The address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents are: (a) in the case of the Borrower, that specified in Schedule 1 (The Parties); (b) in the case of each Lender, each Hedge Counterparty or any other Obligor, that specified in Schedule 1 (The Parties) or, if it becomes a Party after the date of this Agreement, that notified in writing to the Facility Agent on or before the date on which it becomes a Party; (c) in the case of the Facility Agent, that specified in Schedule 1 (The Parties); and (d) in the case of the Security Agent, that specified in Schedule 1 (The Parties), or any substitute address, or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days' notice. 37.3 Delivery (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post 174 EUROPE/75885978v8 postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 37.2 (Addresses), if addressed to that department or officer. (b) Any communication or document to be made or delivered to a Servicing Party will be effective only when actually received by that Servicing Party and then only if it is expressly marked for the attention of the department or officer of that Servicing Party specified in Schedule 1 (The Parties) (or any substitute department or officer as that Servicing Party shall specify for this purpose). (c) All notices from or to an Obligor shall be sent through the Facility Agent unless otherwise specified in any Finance Document. (d) Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors. (e) Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day. 37.4 Notification of address Promptly upon receipt of notification of an address or change of address pursuant to Clause 37.2 (Addresses) or changing its own address, the Facility Agent shall notify the other Parties. 37.5 Electronic communication (a) Any communication to be made or document to be delivered by one Party to another under or in connection with the Finance Documents may be made or delivered by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties: (i) notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and (ii) notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice. (b) Any such electronic communication or delivery as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication or delivery. (c) Any such electronic communication or document as specified in paragraph (a) above made or delivered by one Party to another will be effective only when actually received (or made available) in readable form and in the case of any electronic communication or document made or delivered by a Party to the Facility Agent or the Security Agent only if it is addressed in such a manner as the Facility Agent or the Security Agent shall specify for this purpose. (d) Any electronic communication or document which becomes effective, in accordance with paragraph (c) above, after 5.00 p.m. in the place in which the Party to whom the relevant 175 EUROPE/75885978v8 communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day. (e) Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this Clause 37.5 (Electronic communication). 37.6 English language (a) Any notice given under or in connection with any Finance Document must be in English. (b) All other documents provided under or in connection with any Finance Document must be: (i) in English; or (ii) if not in English, and if so required by the Facility Agent, accompanied by a certified English translation prepared by a translator approved by the Facility Agent and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document. 37.7 Hedging Agreement Notwithstanding anything in Clause 1.1 (Definitions), references to the Finance Documents or a Finance Document in this Clause do not include any Hedging Agreement entered into by the Borrower with a Hedge Counterparty in connection with the Facilities. 38 CALCULATIONS AND CERTIFICATES 38.1 Accounts In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate. 38.2 Certificates and determinations Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates. 38.3 Day count convention Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice. 39 PARTIAL INVALIDITY If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the 176 EUROPE/75885978v8 legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired. 40 REMEDIES AND WAIVERS (a) No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of a Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law. (b) No variation or amendment of a Finance Document shall be valid unless in writing and signed by or on behalf of all the relevant Finance Parties in accordance with the provisions of Clause 44 (Amendments and waivers). 41 ENTIRE AGREEMENT (a) This Agreement, in conjunction with the other Finance Documents, constitutes the entire agreement between the Parties and supersedes all previous agreements, understandings and arrangements between them, whether in writing or oral, in respect of its subject matter. (b) Each Obligor acknowledges that it has not entered into this Agreement or any other Finance Document in reliance on, and shall have no remedies in respect of, any representation or warranty that is not expressly set out in this Agreement or in any other Finance Document. 42 SETTLEMENT OR DISCHARGE CONDITIONAL Any settlement or discharge under any Finance Document between any Finance Party and any Obligor shall be conditional upon no security or payment to any Finance Party by any Obligor or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise. 43 IRREVOCABLE PAYMENT If the Facility Agent considers that an amount paid or discharged by, or on behalf of, an Obligor or by any other person in purported payment or discharge of an obligation of that Obligor to a Secured Party under the Finance Documents is capable of being avoided or otherwise set aside on the liquidation or administration of that Obligor or otherwise, then that amount shall not be considered to have been unconditionally and irrevocably paid or discharged for the purposes of the Finance Documents. 44 AMENDMENTS AND WAIVERS 44.1 Required consents (a) Subject to Clause 44.2 (All Lender matters) and Clause 44.3 (Other exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and, in the case of an amendment, the Obligors and any such amendment or waiver will be binding on all Parties. 177 EUROPE/75885978v8

(b) The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 44 (Amendments and Waivers). (c) Without prejudice to the generality of Clause 30.8 (Rights and discretions), the Facility Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement. (d) Paragraph (c) of Clause 28.10 (Pro rata interest settlement) shall apply to this Clause 44 (Amendments and Waivers). 44.2 All Lender matters Subject to Clause 44.4 (Changes to reference rates), an amendment of or waiver or consent in relation to any term of any Finance Document that has the effect of changing or which relates to: (a) the definition of "Majority Lenders" in Clause 1.1 (Definitions); (b) a postponement to or extension of the date of payment of any amount under the Finance Documents; (c) a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable; (d) a change in currency of payment of any amount under the Finance Documents; (e) an increase in any Commitment or the Total Commitments, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments rateably under the relevant Facility or Tranche; (f) a change to any Obligor other than in accordance with Clause 29 (Changes to the Obligors); (g) any provision which expressly requires the consent of all the Lenders; (h) this Clause 44 (Amendments and Waivers); (i) any change to the preamble (Background), Clause 2 (The Facilities), Clause 3 (Purpose), Clause 5 (Utilisation), Clause 6.7 (Effect of cancellation and prepayment on scheduled repayments and reductions), Clause 7.6 (Mandatory prepaymentcancellation on default under Shipbuilding Contract), Clause 7.7 (Mandatory prepayment on sale or Total Loss) or Clause 7.8 (Mandatory prepayment of Hedging Prepayment Proceeds), Clause 8 (Interest), Clause 18.33 (No money laundering), Clause 18.34 (Anti-Corruption Laws), Clause 23.9 (Compliance with laws etc.), Clause 21.20 (Compliance with Sanctions Laws), Clause 21.21 (Notification of Sanctions), Clause 23.20 (Russian oil price cap), Clause 26 (Accounts and application of Earnings), Clause 28 (Changes to the Lenders and Hedge Counterparties), Clause 33 (Sharing among the Finance Parties), Clause 48 (Governing Law) or Clause 49 (Enforcement); (j) (other than as expressly permitted by the provisions of any Finance Document), the nature or scope of: 178 EUROPE/75885978v8

(i) the guarantees and indemnities granted under Clause 17 (Guarantee and Indemnity) or any other guarantee and indemnity forming part of the Finance Documents; (ii) the Security Assets; or (iii) the manner in which the proceeds of enforcement of the Transaction Security are distributed, (except in the case of sub-paragraphs (ii) and (iii) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document); (k) the release or any material variation of the guarantees and indemnities granted under Clause 17 (Guarantee and Indemnity) or of any Transaction Security or any guarantee, indemnity or subordination arrangement set out in a Finance Document unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document, shall not be made, or given, without the prior consent of all the Lenders. 44.3 Other exceptions (a) An amendment or waiver which relates to the rights or obligations of a Servicing Party, the Arrangers, the Bookrunners or the Global Coordinator (each in their capacity as such) may not be effected without the consent of that Servicing Party, the Arrangers, the Bookrunners or the Global Coordinator, as the case may be. (b) An amendment or waiver which relates to and would adversely affect the rights or obligations of a Hedge Counterparty (in its capacity as such) may not be effected without the consent of that Hedge Counterparty. (c) The Borrower and the Facility Agent, the Arrangers, the Bookrunners, the Global Coordinator, or the Security Agent, as applicable, may amend or waive a term of a Fee Letter to which they are party. (d) The relevant Hedge Counterparty and the relevant Borrower may amend, supplement or waive the terms of any Hedging Agreement if permitted by paragraph (f) of Clause 8.5 (Hedging). 44.4 Changes to reference rates (a) Subject to Clause 44.3 (Other exceptions), if a Published Rate Replacement Event has occurred in relation to any Published Rate, amendment or waiver which relates to: (i) providing for the use of a Replacement Reference Rate in place of that Published Rate; and (ii) 179 EUROPE/75885978v8

(A) aligning any provision of any Finance Document to the use of that Replacement Reference Rate; (B) enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement); (C) implementing market conventions applicable to that Replacement Reference Rate; (D) providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or (E) adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Facility Agent (acting on the instructions of the Majority Lenders) and the Borrower. (b) If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) above within 10 Business Days (or such longer time period in relation to any request which the Borrower and the Facility Agent may agree) of that request being made: (i) its Commitment or its participation in the Loan (as the case may be) shall not be included for the purpose of calculating the Total Commitments or the amount of the Loan (as applicable) when ascertaining whether any relevant percentage of Total Commitments or the aggregate of participations in the Loan (as applicable) has been obtained to approve that request; and (ii) its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request. (c) In this Clause 44.4 (Changes to reference rates): "Published Rate" means: (a) SOFR; or (b) Term SOFR for any Quoted Tenor. "Quoted Tenor" means, in relation to Term SOFR, any period for which that rate is customarily displayed on the relevant page or screen of an information service. 180 EUROPE/75885978v8

"Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board. "Replacement Reference Rate" means a reference rate which is: (a) formally designated, nominated or recommended as the replacement for a Published Rate by: (i) the administrator of that Published Rate; or (ii) any Relevant Nominating Body, and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Reference Rate" will be the replacement under paragraph (ii)(ii) above; (b) in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor or alternative to a Published Rate; or (c) in the opinion of the Majority Lenders and the Borrower, an appropriate successor or alternative to a Published Rate. 44.5 Obligor Intent Without prejudice to the generality of Clauses 1.2 (Construction) and 17.4 (Waiver of defences), each Obligor expressly confirms that it intends that any guarantee contained in this Agreement or any other Finance Document and any Security created by any Finance Document shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing. 45 CONFIDENTIAL INFORMATION 45.1 Confidentiality Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 45.2 (Disclosure of Confidential Information) and Clause 45.4 (Disclosure to numbering service providers) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information. 45.2 Disclosure of Confidential Information Any Finance Party may disclose: 181 EUROPE/75885978v8

(a) to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, insurers, insurance advisors, insurance brokers, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information; (b) to any person: (i) to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Facility Agent or Security Agent and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers; (ii) with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers; (iii) appointed by any Finance Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 30.15 (Relationship with the other Finance Parties)); (iv) who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in sub-paragraph (i) or (ii) of paragraph (b) above; (v) to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; (vi) to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitrations, administrative or other investigations, proceedings or disputes; (vii) to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 28.9 (Security over Lenders' rights); (viii) which is a classification society or other entity which a Lender has engaged to make the calculations necessary to enable that Lender to comply with its reporting obligations under the Poseidon Principles; 182 EUROPE/75885978v8

(ix) who is a Party, a member of the Group or any related entity of an Obligor; (x) as a result of the registration of any Finance Document as contemplated by any Finance Document or any legal opinion obtained in connection with any Finance Document; or (xi) with the consent of the Borrower; in each case, such Confidential Information as that Finance Party shall consider appropriate if: (A) in relation to sub-paragraphs (i), (ii) and (iii) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information; (B) in relation to sub-paragraphs (iv) and (viii) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; (C) in relation to sub-paragraphs (v), (vi) and (vii) of paragraph (b) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; (c) to any person appointed by that Finance Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered in to a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/ Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party; (d) to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information. 45.3 DAC6 Nothing in any Finance Document shall prevent disclosure of any Confidential Information or 183 EUROPE/75885978v8

other matter to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Finance Documents or any transaction carried out in connection with any transaction contemplated by the Finance Documents to become an arrangement described in Part II A 1 of Annex IV of Directive 2011/16/EU. 45.4 Disclosure to numbering service providers (a) Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information: (i) names of Obligors; (ii) country of domicile of Obligors; (iii) place of incorporation of Obligors; (iv) date of this Agreement; (v) Clause 48 (Governing Law); (vi) the names of the Facility Agent, the Arrangers, the Bookrunners and the Global Coordinator,; (vii) date of each amendment and restatement of this Agreement; (viii) amounts of, and names of, the Facilities (and any Tranches); (ix) amount of Total Commitments; (x) currency of the Facilities; (xi) type of Facilities; (xii) ranking of Facilities; (xiii) Termination Date(s) for Facilities; (xiv) changes to any of the information previously supplied pursuant to sub-paragraphs (i) to (xiii) above; and (xv) such other information agreed between such Finance Party and the Borrower, to enable such numbering service provider to provide its usual syndicated loan numbering identification services. (b) The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider. (c) Each Obligor represents, that none of the information set out in sub-paragraphs (i) to (xv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information. 184 EUROPE/75885978v8

(d) The Facility Agent shall notify the Borrower and the other Finance Parties of: (i) the name of any numbering service provider appointed by the Facility Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and (ii) the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider. 45.5 Entire agreement This Clause 45 (Confidential Information) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information. 45.6 Inside information Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose. 45.7 Notification of disclosure Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower: (a) of the circumstances of any disclosure of Confidential Information made pursuant to sub-paragraph (v) of paragraph (b) of Clause 45.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and (b) upon becoming aware that Confidential Information has been disclosed in breach of this Clause 45 (Confidential Information). 45.8 Continuing obligations The obligations in this Clause 45 (Confidential Information) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of: (a) the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and (b) the date on which such Finance Party otherwise ceases to be a Finance Party. 185 EUROPE/75885978v8

46 CONFIDENTIALITY OF FUNDING RATES 46.1 Confidentiality and disclosure (a) The Facility Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and(c) below. (b) The Facility Agent may disclose: (i) any Funding Rate to the Borrower pursuant to Clause 8.4 (Notification of rates of interest); and (ii) any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Facility Agent and the relevant Lender. (c) The Facility Agent and each Obligor may disclose any Funding Rate, to: (i) any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives, if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate is otherwise bound by requirements of confidentiality in relation to it; (ii) any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; (iii) any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and (iv) any person with the consent of the relevant Lender. 46.2 Related obligations (a) The Facility Agent and each Obligor acknowledge that each Funding Rate is or may be price sensitive information and that its use may be regulated or prohibited by applicable 186 EUROPE/75885978v8 legislation including securities law relating to insider dealing and market abuse and the Facility Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose. (b) The Facility Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender: (i) of the circumstances of any disclosure made pursuant to sub-paragraph (ii) of paragraph (c) of Clause 46.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and (ii) upon becoming aware that any information has been disclosed in breach of this Clause 46 (Confidentiality of Funding Rates). 46.3 No Event of Default No Event of Default will occur under Clause 27.4 (Other obligations) by reason only of an Obligor's failure to comply with this Clause 46 (Confidentiality of Funding Rates and Reference Bank Quotations). 47 COUNTERPARTS Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document. 187 EUROPE/75885978v8

188 EUROPE/75885978v8

SECTION 12 GOVERNING LAW AND ENFORCEMENT 48 GOVERNING LAW (a) This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. (b) Clause 2.3 (Security Agent as joint and several creditor) shall be governed by, and construed in accordance with, Belgian law. (c) Clause 31.3 (Security Agent as French agent des sûretés) shall be governed by, and construed in accordance with, French law. 49 ENFORCEMENT 49.1 Jurisdiction (a) Save as provided for in Clause 31.3 (Security Agent as French agent des sûretés), unless specifically provided in another Finance Document in relation to that Finance Document, the courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with any Finance Document (including a dispute regarding the existence, validity or termination of any Finance Document or any non-contractual obligation arising out of or in connection with any Finance Document) (a "Dispute"). (b) All disputes arising out of or in connection with Clause 31.3 (Security Agent as French agent des sûretés) above or its interpretation or performance shall, as far as it relates to the French law Mortgages governed by French law, shall be heard before the relevant court within the jurisdiction of the Court of Appeal (cour d'appel) of Paris. (c) The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary. (d) To the extent allowed by law, this Clause 49.1 (Jurisdiction) is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions. 49.2 Service of process (a) Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales): (i) irrevocably appoints Euronav (UK) AgenciesCMB.TECH Technology & Development Centre Ltd at its registered office for the time being, presently at 10 Bressenden Place, 1st Floor, Verde, SW1E 5DH, LondonProspect Way, Hutton, Brentwood, Essex, CM13 1XA, England as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and 189 EUROPE/75885978v8

(ii) agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned. (b) If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower (on behalf of all the Obligors) must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose. This Agreement has been entered into and amended and restated on the datedates stated at the beginning of this Agreement. 190 EUROPE/75885978v8

191 EUROPE/75885978v8

192 EUROPE/75885978v8 Name of Borrower Euronav NV Name of Guarantor Place of Incorporation Belgium Registration number (or equivalent, if any) Place of Incorporation Address for Communication 0860.402.767 SCHEDULE 1 THE PARTIES PART A THE OBLIGORS De Gerlachekaai 20, B-2000 Antwerp, Belgium Registration number (or equivalent, if any) Euronav Shipping NV Address for Communication Belgium 0544.986.976 De Gerlachekaai 20, B-2000 Antwerp, Belgium

193 EUROPE/75885978v8 $72,674,4 19.00 $9,20 5,426. 00 TotalRevolving Facility (as at the Amendment and Restatement Date) $9,205, 426.00 $9,205,4 26.00 $9,205,42 7.00 $140,503,876.00 $250,000,000.00202,990,5 99 Name of Original Lender Hamburger Allee 1 60486 Frankfurt am Main Germany Telephone: +49 69 27222 62 – 360/-350 Nordea Bank Abp, filial i Norge Transition Facility (as at the date of this Agreemen t) KBC Bank NV $87,209,3 02.00 $47,965,1 16.00 $6,07 5,582. 00 $11,0 46,51 2.00 $6,075, 582.00 Tranc he A $6,075,5 82.00 $11,046 ,512.00 $6,075,58 0.00 Commitment $92,732,558.00 $11,046, 512.00 $165,000,000.00133,973,7 99 Tranche B Havenlaan 2 1080 Brussels Telephone: +3232029081 $11,046,5 11.00 PART B THE ORIGINAL LENDERS DNB (UK) Limited $168,604,651.00 $46,511,6 28.00 Tranche C $5,89 1,473. 00 $300,000,000.00243,588,7 22 $5,891, 473.00 Address for Communication $5,891,4 73.00 Postal address: PO Box 1166 Sentrum, N-0107 Oslo, Norway $5,891,47 2.00 Tranche D $89,922,481.00 $160,000,000.00129,913,9 85 8th Floor The Walbrook Building 25 Walbrook ING Bank, a branch of ING-DiBa AG Revolving Facility (as at the date of this Agreement)

194 EUROPE/75885978v8 Kungsträdgårdsgatan 8 111 47 Stockholm Sweden Société Générale $36,337,2 09.00 $4,60 2,713. 00 London EC4N 8AF Telephone: 0207 621 1111 Telefax: 0207 283 6931 $4,602, 713.00 Crédit Agricole Corporate and Investment Bank $4,602,7 13.00 $4,602,71 4.00 $36,337,2 09.00 $70,251,938.00 $125,000,000.00101,495,3 00 $4,60 2,713. 00 29 Boulevard Haussmann 75009 Paris France $4,602, 713.00 Belfius Bank NV/SA Skandinaviska Enskilda Banken AB (publ) $5,813,95 4.00 $4,602,7 13.00 $736, 434.0 0 $736,43 4.00 $4,602,71 4.00 $736,434 .00 $42,151,1 63.00 $736,434. 00 $70,251,938.00 $11,240,310.00 $20,000,000.0016,239,248 $125,000,000.00101,495,3 00 Rogierplein 11 B-1210 Brussels Belgium Telephone: +32 473 925 904 $5,33 9,147. 00 12, place des Etats-Unis CS 70052 92547 Montrouge Cedex France $5,339, 147.00 $5,339,1 47.00 $5,339,14 8.00 $81,492,248.00 $145,000,000.00117,734,5 47

THE ORIGINAL HEDGE COUNTERPARTIES

Name of Original Hedge Counterparty	Address for Communication
Belfius Bank NV/SA	Rogierplein 11 B-1210 Brussels Belgium Telephone: +32 2 250 71 16
DNB Bank ASA, London Branch	8th Floor The Walbrook Building 25 Walbrook London EC4N 8AF Telephone: 0207 621 1111 Telefax: 0207 283 6931
ING Bank NV	Foppingadreef 7 P.O. Box 1800 NL-1000 BV Amsterdam The Netherlands Attention: Operations / Derivatives / TRC 00.13 Email: Trade.Processing.Derivatives.AMS@INGBank.com Telephone: +31-20-563-8222
KBC Bank NV	Havenlaan 2 1080 – Brussels Belgium Telephone: +3224174592
Nordea Bank Abp	c/o Nordea Danmark, Filial af Nordea Bank Abp, Finland 7288 Derivatives Services Postbox 850 DK-0900 Copenhagen C Denmark Tel: +45 55 47 51 71 Email: otc@nordea.com Legal and Documentation: c/o Nordea Danmark, Filial af Nordea Bank Abp, Finland Attn: Group Legal – Large Corporates & Institutions Legal Grønjordsvej 10 Postbox 850 DK-0900 Copenhagen C Denmark Tel: +45 70 33 33 33

195

196 Skandinaviska Enskilda Banken AB (publ) Kungsträdgårdsgatan 8 111 47 Stockholm Sweden

PART C

THE SERVICING PARTIES

Name of Facility Agent	Address for Communication
Nordea Bank ABp, Filial i Norge	Loan Operations Dept: Structured Loan Services E-mail: sls.norway@nordea.com PO Box 1166 Sentrum, N-0107 Oslo, Norway Attention: Structured Loans and Collateral Services, Norway Agency Matters E-mail: agency.soosid@nordea.com PO Box 1166 Sentrum, N-0107 Oslo, Norway Attention: Loan Agency Team - NO

Name of Security Agent	Address for Communication
Nordea Bank ABp, Filial i Norge	Essendrops gate 7, 0368 Oslo, Norway Attn: Loan Agency Team - Norway

197 EUROPE/75885978v8

198

SCHEDULE 2 CONDITIONS PRECEDENT PART A CONDITIONS PRECEDENT TO INITIAL UTILISATION REQUEST 1 Obligors 1.1 Copies of the certificate of incorporation of the constitutional documents of each Obligor. 1.2 In each case if required for the provisions of the legal opinions referred to in paragraph 5, a copy of a resolution of the board of directors of each Obligor: (a) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party; (b) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, a Utilisation Request and each Selection Notice) to be signed and/or despatched by it under, or in connection with, the Finance Documents to which it is a party. 1.3 If required for the provision of the legal opinions or by an Approved Flag for the purposes of registering a Mortgage, a copy or an original of the power of attorney of any Obligor authorising a specified person or persons to execute the Finance Documents to which it is a party. 1.4 A certificate of each Obligor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on that Obligor to be exceeded. 1.5 A certificate of each Obligor that is incorporated outside the UK (signed by a director) certifying either that (i) it has not delivered particulars of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or (ii) it has a UK Establishment and specifying the name and registered number under which it is registered with the Registrar of Companies. 1.6 A certificate of an authorised signatory of the relevant Obligor certifying that each copy document relating to it specified in this Part A of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement. 2 Other Documents 2.1 If relevant copies of each Hedging Agreement executed by a Hedge Counterparty and the Borrower. 3 Finance Documents 199

3.1 A duly executed original of any Finance Document not otherwise referred to in this Schedule 2 (Conditions Precedent). 3.2 A duly executed original of any other document required to be delivered by each Finance Document if not otherwise referred to in this Schedule 2 (Conditions Precedent). 4 Security 4.1 A duly executed original of the Account Security in relation to each Account (and of each document to be delivered under it). 4.2 If relevant, a duly executed original of the Hedging Agreement Security in respect of the Borrower (and of each document to be delivered under it). 5 Legal opinions 5.1 A legal opinion of Watson Farley & Williams LLP, legal advisers to the Arrangers, the Bookrunners, the Global Coordinator, the Facility Agent and the Security Agent in England, substantially in the form distributed to the Original Lenders before signing this Agreement. 5.2 If an Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Arrangers, the Bookrunners, the Global Coordinator, the Facility Agent and the Security Agent in the relevant jurisdiction, substantially in the form distributed to the Original Lenders before signing this Agreement. 6 Other documents and evidence 6.1 Evidence that any process agent referred to in Clause 49.2 (Service of process), if not an Obligor, has accepted its appointment. 6.2 A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document. 6.3 The Original Financial Statements of the Borrower. 6.4 The original of any mandates or other documents required in connection with the opening or operation of the Accounts. 6.5 Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date. 6.6 Such evidence as the Facility Agent may require for the Finance Parties to be able to satisfy each of their "know your customer" or similar identification procedures in relation to the transactions contemplated by the Finance Documents. 200

PART B CONDITIONS PRECEDENT TO INITIAL UTILISATION OF REVOLVING FACILITY 1 Borrower A certificate of an authorised signatory of the Borrower certifying that each copy document which it is required to provide under this Part B of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at the Utilisation Date of the initial Advance under the Revolving Facility. 2 Release of Existing Security An original of the relevant Deed(s) of Release and of each document to be delivered under or pursuant to it, together with evidence satisfactory to the Facility Agent of its due execution by the parties to it. 3 Ship and other security 3.1 A duly executed original of the General Assignment, the Mortgage and if relevant the Deed of Covenant in respect of each Core Ship and of each document to be delivered under or pursuant to each of them together with documentary evidence that the Mortgage in respect of each Core Ship has been duly registered or recorded (as relevant) as a valid first preferred or priority (as relevant) ship mortgage in accordance with the laws of the jurisdiction of its Approved Flag. 3.2 Documentary evidence that each Core Ship: (a) is definitively and permanently registered in the name of the Borrower or Guarantor (as relevant) under the Approved Flag applicable to that Core Ship; (b) is in the absolute and unencumbered ownership of the Borrower or Guarantor (as relevant) save as contemplated by the Finance Documents; (c) maintains the Approved Classification with the Approved Classification Society free of all overdue recommendations and conditions of the Approved Classification Society; and (d) is insured in accordance with the provisions of this Agreement and all requirements in this Agreement in respect of insurances have been complied with. 3.3 Documents establishing that each Core Ship will, as from the Utilisation Date of the initial Advance under the Revolving Facility, be managed commercially by its Approved Commercial Manager and managed technically by its Approved Technical Manager on terms acceptable to the Facility Agent acting with the authorisation of all of the Lenders, together with: (a) a Manager's Undertaking for each of the Approved Technical Manager and the Approved Commercial Manager of each Core Ship; and (b) copies of the Inventory of Hazardous Materials relating to each Core Ship, the relevant Approved Technical Manager's Document of Compliance and of each Core Ship's Safety Management Certificate (together with any other details of the applicable Safety 201

Management System which the Facility Agent requires), and of any other documents required under the ISM Code and the ISPS Code in relation to each Core Ship including without limitation an ISSC. 3.4 An opinion from an independent insurance consultant acceptable to the Facility Agent on such matters relating to the Insurances as the Facility Agent may require. 3.5 A valuation of each Core Ship, addressed to the Facility Agent on behalf of the Finance Parties, stated to be for the purposes of this Agreement and dated not earlier than 60 days before the Utilisation Date for the initial Advance under the Revolving Facility from an Approved Valuer. 4 Legal opinions Legal opinions of the legal advisers to the Arrangers, the Bookrunners, the Global Coordinator, the Facility Agent and the Security Agent in the jurisdiction of the Approved Flag of each Core Ship and such other relevant jurisdictions as the Facility Agent may require. 5 Other documents and evidence 5.1 Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the Utilisation Date for the initial Advance under the Revolving Facility. 5.2 A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document referred to in Paragraph 3 (Ship and other security) above or for the validity and enforceability of any such Transaction Document. 202

PART C CONDITIONS PRECEDENT TO UTILISATION – TRANSITION FACILITY 1 Borrower A certificate of an authorised signatory of the Borrower certifying that each copy document which it is required to provide under this Part B of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at the Utilisation Date of the Advance under the Transition Facility. 2 Release of Existing Security An original of the relevant Deed(s) of Release and of each document to be delivered under or pursuant to it, together with evidence satisfactory to the Facility Agent of its due execution by the parties to it. 3 Ship and other security 3.1 A duly executed original of the General Assignment, the Mortgage and if relevant the Deed of Covenant in respect of each Transition Ship and of each document to be delivered under or pursuant to each of them together with documentary evidence that the Mortgage in respect of each Transition Ship has been duly registered or recorded (as relevant) as a valid first preferred or priority (as relevant) ship mortgage in accordance with the laws of the jurisdiction of its Approved Flag. 3.2 Documentary evidence that each Transition Ship: (a) is definitively and permanently registered in the name of the Borrower or Guarantor (as relevant) under the Approved Flag applicable to that Transition Ship; (b) is in the absolute and unencumbered ownership of the Borrower or Guarantor (as relevant) save as contemplated by the Finance Documents; (c) maintains the Approved Classification with the Approved Classification Society free of all overdue recommendations and conditions of the Approved Classification Society; and (d) is insured in accordance with the provisions of this Agreement and all requirements in this Agreement in respect of insurances have been complied with. 3.3 Documents establishing that each Transition Ship will, as from the Utilisation Date of the Advance under the Transition Facility, be managed commercially by its Approved Commercial Manager and managed technically by its Approved Technical Manager on terms acceptable to the Facility Agent acting with the authorisation of all of the Lenders, together with: (a) a Manager's Undertaking for each of the Approved Technical Manager and the Approved Commercial Manager of each Transition Ship; and (b) copies of the Inventory of Hazardous Materials relating to each Transition Ship, the relevant Approved Technical Manager's Document of Compliance and of each Transition Ship's Safety 203

Management Certificate (together with any other details of the applicable Safety Management System which the Facility Agent requires), and of any other documents required under the ISM Code and the ISPS Code in relation to each Transition Ship including without limitation an ISSC. 3.4 An opinion from an independent insurance consultant acceptable to the Facility Agent on such matters relating to the Insurances as the Facility Agent may require. 3.5 A valuation of each Transition Ship, addressed to the Facility Agent on behalf of the Finance Parties, stated to be for the purposes of this Agreement and dated not earlier than 60 days before the Utilisation Date for the Advance under the Transition Facility from an Approved Valuer. 4 Legal opinions Legal opinions of the legal advisers to the Arrangers, the Bookrunners, the Global Coordinator, the Facility Agent and the Security Agent in the jurisdiction of the Approved Flag of each Transition Ship and such other relevant jurisdictions as the Facility Agent may require. 5 Other documents and evidence 5.1 Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the Utilisation Date for the Advance under the Transition Facility. 5.2 A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document referred to in Paragraph 3 (Ship and other security) above or for the validity and enforceability of any such Transaction Document. 204

PART D CONDITIONS PRECEDENT TO UTILISATION – NEWBUILD FACILITYADVANCE 1 Borrower A certificate of an authorised signatory of the Borrower certifying that each copy document which it is required to provide under this Part D of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at the Utilisation Date for an Advance under the Newbuild Facility. 2 Ship and other security 2.1 A duly executed original of the General Assignment, the Mortgage and if applicable the Deed of Covenant in respect of the relevant Newbuild Ship and of each document to be delivered under or pursuant to each of them together with documentary evidence that the Mortgage in respect of that Newbuild Ship has been duly registered or recorded (as relevant) as a valid first preferred or priority (as relevant) ship mortgage in accordance with the laws of the jurisdiction of its Approved Flag. 2.2 Documentary evidence that the relevant Newbuild Ship: (a) has been unconditionally delivered by the Builder to, and accepted by, the Borrower or the Guarantor as relevant under the relevant Shipbuilding Contract and that the full purchase price payable and all other sums due to the Builder under that Shipbuilding Contract, other than the sums to be financed pursuant to the Utilisation of this Advance, have been paid to the Builder; (b) is definitively and permanently registered in the name of the Borrower or the Guarantor as relevant under the Approved Flag. (c) is in the absolute and unencumbered ownership of the Borrower or the Guarantor as relevant save as contemplated by the Finance Documents; (d) maintains the Approved Classification with the Approved Classification Society free of all overdue recommendations and conditions of the Approved Classification Society; and (e) is insured in accordance with the provisions of this Agreement and all requirements in this Agreement in respect of insurances have been complied with. 2.3 Documents establishing that the relevant Newbuild Ship will, as from the Utilisation Date of the Advance, be managed commercially by its Approved Commercial Manager and managed technically by its Approved Technical Manager on terms acceptable to the Facility Agent acting with the authorisation of all of the Lenders, together with: (a) a Manager's Undertaking for each of the Approved Technical Manager and the Approved Commercial Manager for the relevant Newbuild Ship; and 205

(b) copies of the Inventory of Hazardous Materials relating to the relevant Newbuild Ship, the relevant Approved Technical Manager's Document of Compliance and of the relevant Newbuild Ship's Safety Management Certificate (together with any other details of the applicable Safety Management System which the Facility Agent requires) and of any other documents required under the ISM Code and the ISPS Code in relation to that Newbuild Ship including without limitation an ISSC. 2.4 An opinion from an independent insurance consultant acceptable to the Facility Agent on such matters relating to the Insurances as the Facility Agent may require. 2.5 A valuation of the relevant Newbuild Ship, addressed to the Facility Agent on behalf of the Finance Parties, stated to be for the purposes of this Agreement and dated not earlier than 60 days before the Utilisation Date for the Advance from an Approved Valuer. 3 Legal opinions Legal opinions of the legal advisers to the Arrangers, the Bookrunners, the Global Coordinator, the Facility Agent and the Security Agent in the jurisdiction of the Approved Flag of the relevant Newbuild Ship and such other relevant jurisdictions as the Facility Agent may require. 4 Other documents and evidence 4.1 Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the Utilisation Date for the Advance. 4.2 A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document referred to in Paragraph 2 (Ship and other security) above or for the validity and enforceability of any such Transaction Document. 206

207

SCHEDULE 3 REQUESTS PART A UTILISATION REQUEST From: Euronav NV To: Nordea Bank Abp, filial i Norge Dated: [●] Euronav NV – $1,340,846,156.88 (originally $1,290,000,000) Facilities Agreement dated [●] 2023 as amended and restated by an amendment and restatement agreement dated [●] June 2024 (the "Agreement") 1 We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request. 2 We wish to borrow [the][an] Advance under [Tranche [A][B][C][D] of the Newbuild Facility] [the Transition Facility] [the Revolving Facility] on the following terms: Proposed Utilisation Date: [●] (or, if that is not a Business Day, the next Business Day) Amount: $ [●] or, if less, the Available Facility Interest Period for the [first] Advance: [●] 3 The Advance is [not a Newbuild Advance][the Newbuild Advance in relation to Ship [21][22]]. 4 3 We confirm that each condition specified in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent) of the Agreement as they relate to the Advance to which this Utilisation Request refers is satisfied on the date of this Utilisation Request. 5 4 [The [net] proceeds of this Advance should be credited to [account]][This Advance is to be made in [whole][part] for the purpose of refinancing [identify maturing Advance under Revolving Facility]. 6 5 This Utilisation Request is irrevocable. Yours faithfully ____________________ 208

[●] authorised signatory for Euronav NV 209

PART B SELECTION NOTICE From: Euronav NV To: Nordea Bank Abp, filial i Norge Dated: [●] Euronav NV – $1,340,846,156.88 (originally $1,290,000,000) Facilities Agreement dated [●] 2023 as amended and restated by an amendment and restatement agreement dated [●] June 2024 (the "Agreement") 1 We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice. 2 We request [that the next Interest Period for the [Transition] [Newbuild] Facility be [●]. 3 This Selection Notice is irrevocable. Yours faithfully ____________________ [●] authorised signatory for Euronav NV 210

211

212 $ 298,813,215.65 293,414,656.88 3 $ 375,000,000.00 368,225,000.00 $ 38,093,392.1837,40 5,171.56 Repayment $ 260,719,823.47 256,009,485.32 SCHEDULE 4 TRANSITION FACILITY REPAYMENT SCHEDULE 4 1 $ 38,093,392.1837,40 5,171.56 Outstanding Amount $ 222,626,431.30 218,604,313.76 $ 38,093,392.1837,40 5,171.56 5 $ 336,906,607.82 330,819,828.44 $ 38,093,392.1837,40 5,171.56 $ 184,533,039.12 181,199,142.20 6 2 $ 38,093,392.18 181,199,142.20 $ 146,439,646.95 0 $ 38,093,392.1837,40 5,171.56 #

SCHEDULE 5

REVOLVING FACILITY REPAYMENT SCHEDULE

#	Repayment	Outstanding Amount
		$ 725,000,000.00
1	$ 39,558,591.48	$ 685,441,408.52
2	$ 39,558,591.48	$ 645,882,817.04
3	$ 39,558,591.48	$ 606,324,225.56
4	$ 39,558,591.48	$ 566,765,634.08
5	$ 39,558,591.48	$ 527,207,042.60
6	$ 39,558,591.48	$ 487,648,451.13
7	$ 39,558,591.48	$ 448,089,859.65
8	$ 39,558,591.48	$ 408,531,268.17
9	$ 39,558,591.48	$ 368,972,676.69
10	$ 39,558,591.48	$ 329,414,085.21

(This schedule is intentionally omitted.)

213

SCHEDULE 6 FORM OF TRANSFER CERTIFICATE To: Nordea Bank Abp, filial i Norge as Facility Agent From: [The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender") Dated: [●] Euronav NV – $1,340,846,156.88 (originally $1,290,000,000) Facilities Agreement dated [●] 2023 as amended and restated by an amendment and restatement agreement dated [●] June 2024 (the "Agreement") 1 We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate. 2 We refer to Clause 28.5 (Procedure for transfer) of the Agreement: (a) The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all of the Existing Lender's rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitment and participation in the Loan under the Agreement as specified in the Schedule in accordance with Clause 28.5 (Procedure for transfer) of the Agreement. (b) The proposed Transfer Date is [●]. (c) The Facility Office and address, attention details for notices of the New Lender for the purposes of Clause 37.2 (Addresses) of the Agreement are set out in the Schedule. 3 The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 28.4 (Limitation of responsibility of Existing Lenders) of the Agreement. 4 This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate. 5 This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law. 6 This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate. Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to 214 arrange for execution of those documents and completion of those formalities. 215

THE SCHEDULE Commitment/rights and obligations to be transferred [insert relevant details] [Facility Office address and attention details for notices and account details for payments.] [Existing Lender] [New Lender] By: [●] By: [●] This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [●]. [Facility Agent] By: [●] 216

217

SCHEDULE 7 FORM OF ASSIGNMENT AGREEMENT To: Nordea Bank Abp, filial i Norge as Facility Agent and Euronav NV as Borrower, for and on behalf of each Obligor From: [the Existing Lender] (the "Existing Lender") and [the New Lender] (the "New Lender") Dated: [●] Euronav NV – $1,340,846,156.88 (originally $1,290,000,000) Facilities Agreement dated [●] 2023 as amended and restated by an amendment and restatement agreement dated [●] June 2024 (the "Agreement") 1 We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement. 2 We refer to Clause 28.6 (Procedure for assignment) of the Agreement: (a) The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender's Commitment and participations in the Loan under the Agreement as specified in the Schedule. (b) The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Commitments and participations in the Loan under the Agreement specified in the Schedule. (c) The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above. (d) All rights and interests (present, future or contingent) which the Existing Lender has under or by virtue of the Finance Documents are assigned to the New Lender absolutely, free of any defects in the Existing Lender's title and of any rights or equities which the Borrower or any other Transaction Obligor had against the Existing Lender. 3 The proposed Transfer Date is [●]. 4 On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender. 5 The Facility Office and address and attention details for notices of the New Lender for the purposes of Clause 37.2 (Addresses) of the Agreement are set out in the Schedule. 6 The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 28.4 (Limitation of responsibility of Existing Lenders) of the Agreement. 218

7 This Assignment Agreement acts as notice to the Facility Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 28.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower) of the Agreement, to the Borrower (on behalf of each [Transaction] Obligor) of the assignment referred to in this Assignment Agreement. 8 This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement. 9 This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. 10 This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement. Note: The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities. 219

THE SCHEDULE Commitment rights and obligations to be transferred by assignment, release and accession [insert relevant details] [Facility office address and attention details for notices and account details for payments] [Existing Lender] [New Lender] By: [●] By: [●] This Assignment Agreement is accepted by the Facility Agent and the Transfer Date is confirmed as [●]. Signature of this Assignment Agreement by the Facility Agent constitutes confirmation by the Facility Agent of receipt of notice of the assignment referred to herein, which notice the Facility Agent receives on behalf of each Finance Party. [Facility Agent] By: 220

221

SCHEDULE 8 FORM OF HEDGE COUNTERPARTY ACCESSION LETTER To: Nordea Bank Abp, filial i Norge as Facility Agent From: [Additional Hedge Counterparty] (the "Additional Hedge Counterparty") Dated: [●] Euronav NV – $1,340,846,156.88 (originally $1,290,000,000) Facilities Agreement dated [●] 2023 as amended and restated by an amendment and restatement agreement dated [●] June 2024 (the "Agreement") 1 We refer to the Agreement. This is a Hedge Counterparty Accession Letter. Terms defined in the Agreement have the same meaning in this Hedge Counterparty Accession Letter unless given a different meaning in this Hedge Counterparty Accession Letter. 2 We refer to clause 28.8Clause 28.8 (Additional Hedge Counterparties). The Additional Hedge Counterparty agrees to become an Additional Hedge Counterparty and to be bound by the terms of the Agreement as an Additional Hedge Counterparty. 3 This Hedge Counterparty Accession Letter and any non-contractual obligations arising out of or in connection with it are governed by English law. Yours faithfully ______________________________ [Additional Hedge Counterparty] By: [●] ______________________________ [Facility Agent] By: [●]] 222

223

224 SCHEDULE 9 FORM OF COMPLIANCE CERTIFICATE To: Nordea Bank Abp, filial i Norge as Facility Agent From: Euronav NV Dated: [●] Euronav NV – $1,340,846,156.88 (originally $1,290,000,000) Facilities Agreement dated [●] 2023 as amended and restated by an amendment and restatement agreement dated [●] June 2024 (the "Agreement") 1 We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate. 2 We confirm that: [Insert details of covenants to be certified] 3 [We confirm that no Default is continuing.]1 Signed: ________________________ ________________________ Director Director of of Euronav NV Euronav NV [insert applicable certification language] ________________________ for and on behalf of [name of auditors of the Borrower] 1 If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

225

226 EUROPE/75885978v8 Euronav NV Euronav Ship Management (Hellas) Ltd. Approved Technical Manager Type 2 DONOUSSA Euronav NV PART APART A – CORE SHIPS (INCLUDING NEWBUILD SHIPS) Crude Oil Tanker GRT 15709 2 10121 3 Ship French 1 DNV NRT 1A1 Tanker for oil BIS BWM(T) Clean COAT-PSPC(B) Crane CSR E0 ESP SPM TMON VCS(2) AEGEAN Euronav NV Euronav Ship Management (Hellas) Ltd. Euronav NV Approved Flag 3 Oil Tanker ALSACE Ship name Euronav NV 15413 3 Crude Oil Tanker Approved Classificatio n Society 16162 5 10774 4 11008 6 SCHEDULE 10 DETAILS OF THE SHIPS French Belgian Lloyds Register Approved Classification 100A1 Double Hull Oil Tanker, CSR, ESP, ShipRight (CM, ACS(B)), DNV Euronav NV Name of the Borrower / Guaranto r owner Euronav Ship Management (Hellas) Ltd. 1A Tanker for oil BIS BWM(T) Clean COAT-PSPC(B) CSR E0 ESP Recyclable SPM TMON(oil lubricated) VCS(2) Approved Commercial Manager

227 EUROPE/75885978v8 Technical manager: Euronav Ship Management SAS Sub-technical manger: Euronav Ship Management (Hellas) Ltd. *IWS, LI, DSPM4 ✠ LMC, IGS, UMS, NAV1, BWTS*, EGCS(Open,Partial) 5 DIA Euronav NV Crude Oil Tanker 15709 2 4 10095 0 French ANTIGONE DNV 1A1 Tanker for oil BIS BWM(T) Clean COAT-PSPC(B) Crane CSR E0 ESP SPM TMON VCS(2) Euronav NV Euronav NV Euronav Ship Management (Hellas) Ltd. Oil Tanker 6 15437 9 HIRADO Euronav NV 10770 4 Oil Carrier 15980 6 GreekFrench 99190 Greek (transfer to French flag due to take place on 6 November) Lloyds Register DNV 1A Tanker for oil E0 ESP TMON(oil lubricated) 100A1 Double Hull Oil Tanker, CSR, ESP, ShipRight ACS(B, C), *IWS, LI, SPM4 ECO(TOC) ✠ LMC, IGS, UMS, BWTS* Euronav NV Euronav Ship Management (Hellas) Ltd. Euronav NV

228 EUROPE/75885978v8 Oil Tanker Technical manager: Euronav Ship Management SAS Sub-technical manger: Euronav Ship Management (Hellas) Ltd. 9 7 INGRID Euronav NV 15699 0 Oil Tanker 8 16071 6 11034 9 ILMA Belgian 10142 1 DNV Euronav NV 1A Tanker for oil BIS BWM(E(s)) Clean COAT-PSPC(B) CSR E0 ESP NAUT(OC) Recyclable SPM TMON(oil lubricated) VCS(2) HOJO Euronav NV Oil Tanker Euronav Ship Management (Hellas) Ltd. BelgianFrenc h 16071 6 10 IRIS 11034 9 Euronav NV DNV Oil Tanker Belgian 16071 6 Euronav NV 11034 9 DNV Belgian 1A1 Tanker for oil BIS COAT-PSPC(B) CSR E0 ESP Recyclable DNV 1A1 Tanker for oil BIS BWM(E(s)) Clean COAT-PSPC(B) CSR E0 ESP NAUT(OC) Recyclable SPM TMON(oil lubricated) VCS(2) 1A Tanker for oil BIS BWM(E(s)) Clean COAT-PSPC(B) CSR E0 ESP NAUT(OC) Euronav NV Euronav NV Euronav Ship Management (Hellas) Ltd. Euronav NV Euronav Ship Management (Hellas) Ltd.

229 EUROPE/75885978v8 11 CAP CORPUS CHRISTI Euronav NV Oil Tanker 82099 51760 Greek Lloyds Register 100A1 Double Hull Oil Tanker, CSR, ESP, ShipRight (CM, ACS(B,C)), DSPM4, *IWS, LI, Occasional Helicopter Landing Area, ECO(BWT, EAL, GW, IBTS, OW, SEEMP, P, VECS-L, EEDI-2) Ice Class 1C FS Max/Min draughts(m): Forward 18.600 / 5.800m. Amidships: 17.700/7.500m Aft: 17.300 / 9.100m. Power required: 10889 kw; Power Installed: 16300kw ✠ LMC, IGS, UMS, NAV1 Euronav NV Euronav Ship Management (Hellas) Ltd. Recyclable SPM TMON(oil lubricated) VCS(2)

12	CAP PEMBROKE	Euronav NV	Oil Tanker	82099	51760	Greek	Lloyds Register	100A1 Double Hull Oil Tanker, CSR, ESP, ShipRight (CM, ACS(B,C)), DSPM4, *IWS, LI, Occasional Helicopter Landing Area, (BWT, EAL, GW, IBTS, OW, SEEMP, P, VECS-L, EEDI) Ice Class 1C FS Max/Min draughts(m): Forward 18.600 / 5.800m. Amidships: 17.700/7.500m Aft: 17.300 / 9.100m. Power Required: 10889 kw; Power Installed: 16300kw LMC, IGS, UMS, NAV1	Euronav NV	Euronav Ship Management (Hellas) Ltd.

230

EUROPE/75885978v8

13	CAP PORT ARTHUR	Euronav NV	Oil Tanker	82099	51760	Greek	Lloyds Register	100A1 Double Hull Oil Tanker, ESP, ShipRight (CM, ACS(B,C)), DSPM4, *IWS, LI, Occasional Helicopter Landing Area, ECO(BWT, EAL, GW, IBTS, OW, SEEMP, P, VECS-L, EEDI-2) Ice Class 1C FS Max/Min draughts(m): Forward 18.600 / 5.800m. Amidships: 17.700/7.500m Aft: 17.300 / 9.100m. Power Required: 10889 kw; Power Installed: 16300kw LMC, IGS, UMS, NAV1	Euronav NV	Euronav Ship Management (Hellas) Ltd.

231

EUROPE/75885978v8

14	CAP QUEBEC	Euronav NV	Oil Tanker	82099	51760	Greek	Lloyds Register	100A1 Double Hull Oil Tanker, CSR, ESP, ShipRight (CM, ACS(B,C)), DSPM4, *IWS, LI, Occasional Helicopter Landing Area, ECO (BWT, EAL, GW, IBTS, OW, SEEMP, P, VECS-L, EEDI) Ice Class 1C FS Max/Min draughts(m): Forward 18.600 / 5.800m. Amidships: 17.700/7.500m Aft: 17.300 / 9.100m. Power Required: 10889 kw; Power Installed: 16300kw LMC, IGS, UMS, NAV1	Euronav NV	Euronav Ship Management (Hellas) Ltd.
15	BRUGGE (H8135)	Euronav NV	Oil Tanker	80222	49960	Belgian	DNV	1A Tanker for oil BIS BWM(T) Clean CMON COAT-PSPC(B) CSR E0 ESP LCS SPM TMON(oil lubricated) VCS(2) ER(EGCS Open, SCR, TIER III)	Euronav NV	Euronav Ship Management (Hellas) Ltd.

232

EUROPE/75885978v8

16	CAPTAIN MICHAEL	Euronav NV	Oil Tanker	81482	51258	Greek	Lloyds Register	100A1 Double Hull Oil Tanker, CSR, ESP, ShipRight ACS(B), *IWS, LI, SPM4, LMC, IGS, UMS, BWTS	Euronav NV	Euronav Ship Management (Hellas) Ltd.
17	MARIA	Euronav NV	Oil Tanker	81482	51258	Greek	Lloyds Register	100A1 Double Hull Oil Tanker, CSR, ESP, LI, ShipRight ACS(B), *IWS, LI, SPM4, LMC, IGS, UMS	Euronav NV	Euronav Ship Management (Hellas) Ltd.
18	STELLA	Euronav NV	Oil Tanker	84735	54305	Greek	DNV	1A1 Tanker for oil BIS E0 ESP TMON VCS(2)	Euronav NV	Euronav Ship Management (Hellas) Ltd.
19	BREST (ex Hull 8136)	Euronav NV	Oil Tanker	80222	49960	Greek	DNV	1A Tanker for oil BIS BWM(T) Clean CMON COAT-PSPC(B, C) CSR E0 ESP LCS SPM TMON(oil lubricated) VCS(2) ER(EGCS Open, SCR TIER III)	Euronav NV	Euronav Ship Management (Hellas) Ltd.

233

EUROPE/75885978v8

20	BRISTOL (ex Hull 8137)	Euronav NV	Oil Tanker	80222	49960	Greek	DNV	1A Tanker for oil BIS BWM(T) Clean CMON COAT-PSPC(B, C) CSR E0 ESP LCS SPM TMON(oil lubricated) VCS(2) ER(EGCS Open, SCR TIER III)	Euronav NV	Euronav Ship Management (Hellas) Ltd.
21	Hull 5088 (tbn HELIOS)	Euronav NV				Greek (expected flag)			Euronav NV	Euronav Ship Management (Hellas) Ltd.
22	Hull 5089 (tbn ORION)	Euronav NV				Greek (expected flag)			Euronav NV	Euronav Ship Management (Hellas) Ltd.
PART BPART B - TRANSITION SHIPS										

234

EUROPE/75885978v8

235 EUROPE/75885978v8 51277CAP FELIX Liberian Lloyds Register Euronav NV 100A1 Double Hull Oil Tanker, ESP, LI, SPM4 Ice Class 1C FS at Draught of 17.000m. Max/Min Draughts: Forward 17.000 / 6.085m. Aft: 17.000 / 8785m. Power Required: 15,582kw; Power Installed: 16,891kw ✠ LMC, IGS, UMS, BWTS* Euronav NVOil Tanker Euronav Ship Management (Hellas) Ltd. 192 3 81409

236 EUROPE/75885978v8 51277 CAP LARA Liberian Lloyds Register Euronav NV 100A1 Double Hull Oil Tanker, ESP, LI, SPM4 Ice Class 1C FS at Amidships Draught of 17.000m. Max/Min Draughts: Forward 17.000 / 6.085m. Aft: 18.200 / 8.785m. Power Required: 15,582kw; Power Installed: 16,891kw ✠ LMC, IGS, UMS, BWTS* Euronav NVOil Tanker Euronav Ship Management (Hellas) Ltd. 202 4 81409

237 EUROPE/75885978v8 50927CAP THEODORA Greek Lloyds Register Euronav NV 100A1 Double Hull Oil Tanker, ESP, *IWS, LI, SPM4 Ice Class 1C FS at Draught of 17.000m. Max/Min Draughts: Forward 17.000 / 6.085m. Aft: 17.000 / 8785m. Power Required: 15,582kw; Power Installed: 16,891kw ✠ LMC, IGS, UMS Euronav NVOil Tanker Euronav Ship Management (Hellas) Ltd. 212 5 81329

238 EUROPE/75885978v8 222 6 81409 232 7 DAISHAN 50927 Euronav Shipping NV CAP VICTOR Oil Storag e Tanker Liberian 15784 4 10856 7 Lloyds Register Marshall Islands Euronav NV Lloyd's Register 100A1 Double Hull Oil Tanker, ESP, LI, SPM4 Ice Class 1C FS at Amidships Draught of 17.000m. Max/Min Draughts: Forward 17.000 / 6.085m. Aft: 17.000 / 8.785m. Power Required: 15,582kw; Power Installed: 16,891kw ✠ LMC, IGS, UMS, BWTS* 100A1 Moored Oil Storage Tanker for service at Cap Lopez Gabon, SPM4, *IWS, LI ✠ LMC, IGS, UMS, Euronav NV Euronav NV Euronav Ship Management SAS (Antwerp Branch) Oil Tanker Euronav Ship Management (Hellas) Ltd.

239 EUROPE/75885978v8 Crude Oil Tanker Northern Marine Management Ltd. 263 0 242 8 HAKATA Euronav NV 15784 4 Crude Oil Tanker 252 9 15986 7 99190 FRATERNIT Y French 10856 7 DNV Euronav NV 1A1 Tanker for oil E0 ESP TMON DALMA Euronav NV Oil Tanker Euronav Ship Management (Hellas) Ltd. Liberian 81482 273 1 HAKONE 51258 Euronav NV DNV Oil Carrier Belgian 15986 7 Euronav Shipping NV 99190 Lloyds Register GreekFrench 1A1 Tanker for oil BIS E0 ESP NAUT(OC) NAUTICUS(Newbuilding ) Plus(1) SPM TMON VCS(2) DNV 100A1 Double Hull Oil Tanker, CSR, ESP, LI, *IWS, SPM4 ✠ LMC, IGS, UMS, EGCS(Open), NAV1 1A Tanker for oil E0 ESP TMON(oil lubricated) Euronav NV Euronav NV Technical manager: Euronav Ship Management SAS Sub-technical manger: Euronav Ship Management (Hellas) Ltd. Euronav NV Euronav Ship Management (Hellas) Ltd.

240 EUROPE/75885978v8 Oil Tanker Euronav Ship Management (Hellas) Ltd. 303 4 283 2 SIENNA Euronav NV 79235 Oil Tanker 293 3 79235 47246 SELENA Liberian 47276 DNV Euronav NV 1A1 Tanker for oil BIS BVM(T) E0 ESP NAUTICUS(Newbuilding ) Plus(1) TMON VCS(2) SAPPHIRA Euronav NV Oil Tanker Euronav Ship Management (Hellas) Ltd. Liberian 79235 313 5 SOFIA 47276 Euronav NV DNV Oil Tanker Liberian 84795 Euronav NV 54305 DNV Greek 1A Tanker for oil BIS E0 ESP NAUTICUS(Newbuilding ) Plus(1) SPM TMON VCS(2) DNV 1A1 Tanker for oil BIS BVM(T) E0 ESP NAUTICUS(Newbuilding ) Plus(1) TMON VCS(2) 1A1 Tanker for oil BIS E0 ESP TMON VCS(2) Euronav NV Euronav NV Euronav Ship Management (Hellas) Ltd. Euronav NV Euronav Ship Management (Hellas) Ltd.

~~32~~3 6	STATIA	Euronav NV	Oil Tanker	79235	47276	Liberian	DNV	1A1 Tanker for oil BIS E0 ESP NAUTICUS(Newbuilding) Plus(1) TMON VCS(2)	Euronav NV	Euronav Ship Management (Hellas) Ltd.
					~~**Part C – Newbuild Ships**~~					
~~33~~	~~"BREST" Hull 8136~~	~~Euronav NV~~	~~Oil Tanker~~	~~80222~~	~~49960~~	~~Greek~~	~~DNV~~	~~1A Tanker for oil BIS BWM(T) Clean CMON COAT-PSPC(B, C) CSR E0 ESP LCS SPM TMON(oil lubricated) VCS(2) ER(EGCS Open, SCR TIER III)~~	~~Euronav NV~~	~~Euronav Ship Management (Hellas) Ltd.~~
~~34~~	~~Hull 8137 (to be named "BRISTOL")~~	~~Euronav NV~~				~~Greek (expected flag)~~			~~Euronav NV~~	~~Euronav Ship Management (Hellas) Ltd.~~
~~35~~	~~H5088~~	~~Euronav NV~~							~~Euronav NV~~	~~Euronav Ship Management (Hellas) Ltd.~~
~~36~~	~~Hull 5089~~	~~Euronav NV~~							~~Euronav NV~~	~~Euronav Ship Management (Hellas) Ltd.~~

241

EUROPE/75885978v8

SCHEDULE 11

DETAILS OF THE A FLEET

Ship name	**Name of the Borrower / Guarantor owner**	**Type**	**GRT**	**NRT**	**Approved Flag**	**Approved Classification Society**	**Approved Classification**	**Approved Commercial Manager**	**Approved Technical Manager**
AMUNDSEN	Euronav NV	Crude Oil Tanker	154163	107700	French	DNV	1A Tanker for oil BIS BWM(T) Clean COAT-PSPC(B) CSR E0 ESP Recyclable SPM TMON(oil lubricated) VCS(2)	Euronav NV	Euronav Ship Management (Hellas) Ltd.
AQUITANE	Euronav NV	Oil Tanker	154139	107744	Belgian	DNV	1A Tanker for oil BIS BWM(T) Clean COAT-PSPC(B) CSR E0 ESP NAUT (OC) Recyclable SPM TMON(oil lubricated) VCS(2)	Euronav NV	Euronav Ship Management (Hellas) Ltd.
ARDECHE	Euronav NV	Oil	154139	10774	Belgian	DNV	1A Tanker for oil BIS BWM(T)	Euronav NV	Euronav Ship Management

242

EUROPE/75885978v8

		Tanker		4			Clean COAT-PSPC(B) CSR E0 ESP NAUT (OC) Recyclable SPM TMON(oil lubricated) VCS(2)		(Hellas) Ltd.
ALBORAN	Euronav NV	Crude Oil Tanker	154163	107700	Liberian	DNV	1A Tanker for oil BIS BWM(T) Clean COAT-PSPC(B) CSR E0 ESP SPM TMON(oil lubricated) VCS(2)	Euronav NV	Euronav Ship Management (Hellas) Ltd.
ALEX	Euronav NV	Oil Tanker	154379	107704	Belgian	Lloyds Register	100A1 Double Hull Oil Tanker, CSR, ESP, ShipRight ACS(B,C) *IWS, LI, SPM4, ECO(TOC) LMC, IGS, UMS	Euronav NV	Euronav Ship Management (Hellas) Ltd.
ALICE	Euronav NV	Oil Tanker	154379	107704	Belgian	Lloyds Register	100A1 Double Hull Oil Tanker, CSR,	Euronav NV	Euronav Ship Management

243

EUROPE/75885978v8

							ESP, ShipRight ACS(B,C) *IWS, LI, SPM4, ECO(TOC) LMC, IGS, UMS, BWTS		(Hellas) Ltd.
CAMUS	Euronav NV	Oil Tanker	153486	10640 3	Belgian	Lloyds Register	100A1 Double Hull Oil Tanker, CSR, ESP, Occasional Helicopter Landing Area, ShipRight(CM, ACS(B,C)), *IWS, LI, DSPM4, ECO(BWT, IBTS, NOx3, P, SEEMP, SOx-EGCS, VECS-L) LMC, IGS, UMS, BWTS, EGCS(Open, Partial) EGCN(SCR), CAC3	Euronav NV	Euronav Ship Management (Hellas) Ltd.
CASSIUS	Euronav NV	Oil Tanker	153486	10640 3	Belgian	Lloyds Register	100A1 Double Hull Oil Tanker, CSR,	Euronav NV	Euronav Ship Management

244

EUROPE/75885978v8

							ESP, Occasional Helicopter Landing Area, ShipRight(CM, ACS(B,C)), *IWS, LI, DSPM4, ECO(BWT, IBTS, NOx3, P, SEEMP, SOx-EGCS, VECS-L) LMC, IGS, UMS, BWTS, EGCS(Open, Partial) EGCN(SCR), CAC3		(Hellas) Ltd.
DALIS	Euronav NV	Oil Tanker	156452	106862	Liberian	DNV	1A Tanker for oil BIS BWM(T) Clean CMON COAT-PSPC(B) CSR E0 ESP LCS NAUT(NAV) Recyclable SPM TMON(oil lubricated) VCS(2) ER(EGCS Open) [SmartShip (OE, PE, CME)]	Euronav NV	Euronav Ship Management (Hellas) Ltd.

245

EUROPE/75885978v8

246 EUROPE/75885978v8 Euronav Ship Management (Hellas) Ltd. DERIUS Euronav NV Oil Tanker 156452 10686 2 DELOS Liberian DNV Euronav NV 1A Tanker for oil BIS BWM(T) Clean CMON COAT-PSPC(B, C) CSR E0 ESP LCS NAUT(NAV) Recyclable SPM TMON(oil lubricated) VCS(2) ER(EGCS Open) [SmartShip (OE, PE, CME)] Euronav NV Oil Tanker Euronav Ship Management (Hellas) Ltd. 156293 DICKENS Euronav NV 10685 2 Oil Tanker 156237 Belgian 10685 0 Belgian Lloyds Register DNV 1A Tanker for oil BIS BWM(T) Clean CMON 100A1 Double Hull Oil Tanker, CSR, ESP, ShipRight ACS(B,C), *IWS, LI, DSPM4 ✠ LMC, IGS, UMS, EGCS(Open), NAV1 Euronav NV Euronav Ship Management (Hellas) Ltd. Euronav NV

							COAT-PSPC(B, C) CSR E0 ESP LCS NAUT(NAV) Recyclable SPM TMON(oil lubricated) VCS(2) ER(EGCS Open) [SmartShip (OE, PE, CME)]		
DIODORUS	Euronav NV		156293	10685 2	Belgian	Lloyds Register	100A1 Double Hull Oil Tanker, CSR, ESP, ShipRight ACS(B,C), *IWS, LI, DSPM4 LMC, IGS, UMS, EGCS(Open), NAV1	Euronav NV	Euronav Ship Management (Hellas) Ltd.
DOMINICA	Euronav NV	Oil Tanker	157092	10114 7	Liberian	DNV	1A1 Tanker for oil BIS BWM(T) Clean COAT-PSPC(B) Crane CSR E0 ESP SPM TMON VCS(2)	Euronav NV	Euronav Ship Management (Hellas) Ltd.
DORIS	Euronav NV	Oil	156293	10685	Belgian	Lloyds	100A1	Euronav NV	Euronav Ship Management

247

EUROPE/75885978v8

248 EUROPE/75885978v8 (Hellas) Ltd. HATTERAS Euronav NV Oil Tanker Tanker 156517 DRENEC 10781 9 Liberian Euronav NV DNV 1A1 Tanker for oil BIS BWM(T) Clean COAT-PSPC(B; C) CSR E0 ESP Recyclable SPM TMON VCS(2) Oil Tanker Euronav NV 2 Anglo-Eastern Tanker Management (Hong Kong) Limited 157092 HERON 10110 0 Euronav NV Oil Tanker Liberian 156517 Register 10781 9 DNV Liberian DNV 1A Tanker for oil BIS BWM(T) Clean COAT-PSPC(B) Crane CSR E0 ESP SPM TMON VCS(2) 1A1 Tanker for oil BIS BWM(T) Clean COAT-PSPC(B; C) CSR E0 ESP Double Hull Oil Tanker, CSR, ESP, ShipRight ACS(B,C), *IWS, LI, DSPM4 ✠ LMC, IGS, UMS, EGCS(Open), NAV1 Euronav NV Euronav NV Euronav Ship Management (Hellas) Ltd. Euronav Ship Management (Hellas) Ltd.

							Recyclable SPM TMON VCS(2)		
CLOVIS (H8134)	Euronav NV	Oil Tanker	153486	10640 3	Belgian	Lloyds Register	100A1 Double Hull Oil Tanker, Occasional Helicopter Landing Area, ShipRight(CM, ACS(B,C)), *IWS, LI, DSPM4, ECO(BWT, IBTS, NOx3, P, SEEMP, Sox-EGCS, VECS-L) LMC, IGS, UMS, BWTS, EGCS(Open, Partial) EGCN(SCR), CAC3	Euronav NV	Euronav Ship Management (Hellas) Ltd.
ANDAMAN	Euronav NV	Crude Oil Tanker	154163	10770	Liberian	DNV	1A Tanker for oil BIS BWM(T) Clean COAT-PSPC(B) CSR E0 ESP Recyclable SPM TMON(oil	Euronav NV	Euronav Ship Management (Hellas) Ltd.

249

EUROPE/75885978v8

250 EUROPE/75885978v8 Euronav Ship Management (Hellas) Ltd. lubricated) VCS(2) ARAFURA Euronav NV Oil Tanker 154163 10770 0 ANNE Belgian DNV Euronav NV 1A Tanker for oil BIS BWM(T) Clean COAT-PSPC(B) CSR E0 ESP NAUT (OC) Recyclable SPM TMON(oil lubricated) VCS(2) Euronav NV Crude Oil Tanker Euronav Ship Management (Hellas) Ltd. 154379 ARAL Euronav NV 10770 4 Oil Tanker 154133 French 10774 4 Belgian Lloyds Register DNV 1A Tanker for oil BIS BWM(T) Clean COAT-PSPC(B) CSR E0 ESP NAUT (OC) Recyclable SPM 100A1 Double Hull Oil Tanker, CSR, ESP, ShipRight ACS(B,C), *LI, SPM4, ECO(TOC,BWT) ✠ LMC, IGS, UMS, BWTS Euronav NV Euronav Ship Management (Hellas) Ltd. Euronav NV

251 EUROPE/75885978v8 DESIRADE Euronav NV Crude Oil Tanker 157092 10111 9 French DNV 1A1 Tanker for oil BIS BWM(T) Clean COAT-PSPC(B) Crane CSR E0 ESP SPM TMON VCS(2) Euronav NV Euronav Ship Management (Hellas) Ltd. TMON(oil lubricated) VCS(2)

252 Facility Agent notifies the Lenders of the Advance in accordance with Clause 5.4 (Lenders' participation) Three Business Days before the intended Utilisation Date. Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice (Clause 9.1 (Selection of Interest Periods)) Reference Rate is fixed Latest three Business Days before the intended Utilisation Date (Clause 5.1 (Delivery of a Utilisation Request)) or the expiry of the preceding Interest Period (Clause 9.1 (Selection of Interest Periods)) Quotation Day SCHEDULE 12 TIMETABLES

253 SCHEDULE 13 FORM OF ATTESTATION TO BE ISSUED BY AN OBLIGOR [To: Nordea Bank Abp, filial i Norge as Facility Agent From: [Obligor] Dated: [●] Euronav NV – $1,340,846,156.88 (originally $1,290,000,000) Facilities Agreement dated [●] 2023 as amended and restated by an amendment and restatement agreement dated [●] June 2024 (the "Agreement") Capitalised terms used in this attestation shall have the meanings set out in the Agreement. With respect to [●] [describe cargo] [scheduled to be] loaded at [●] [insert port or details of ship-to-ship transfer] on [●] [insert date] (the "Voyage"): (a) We confirm that we were, and the operation of the Ship and, to the best of our knowledge, each charterer, sub-charterer and any other relevant third party was, in compliance with the Russian Oil Price Cap Measures. (b) We attest that, with respect to the Voyage: (i) we have received and retained price information demonstrating that the Russian Oil Products were purchased at or below the relevant price cap; or (ii) where not practicable to request and receive such information, we have obtained a signed attestation from our charterer or other relevant counterparty that the Russian Oil Products were purchased at or below the relevant price cap; or (iii) we have received a signed attestation from our charterer or other relevant counterparty that the purchase of Russian Oil Products was done pursuant to a license or a derogation. (c) We further confirm that the relevant items referred to in (b) above were received prior to loading. Signed: ________________________ by [●] authorised signatory for [Obligor] ***OR***2 2 Second variation of the Form of Attestation to be used where relevant Obligor operates Vessel – no charterer.

[To: Nordea Bank Abp, filial i Norge as Facility Agent From: [Obligor] Dated: [●] Euronav NV – $1,340,846,156.88 (originally $1,290,000,000) Facilities Agreement dated [●] 2023 as amended and restated by an amendment and restatement agreement dated [●] June 2024 (the "Agreement") Capitalised terms used in this attestation shall have the meanings set out in the Agreement. We confirm that with respect to [●] [describe cargo] [scheduled to be] loaded at [●] [insert port or details of ship-to-ship transfer] on [●] [insert date] (the "Voyage"): (d) we were, and the operation of the Ship was, in compliance with the Russian Oil Price Cap Measures; (e) in respect to the Voyage, we obtained a signed attestation or other documentation from or through the relevant parties confirming that the Russian Oil Products were purchased at or below any applicable cap pursuant to the Russian Oil Price Cap Measures prior to such Russian Oil Products being loaded onto the Ship; and (f) the evidence and/or attestations described in paragraph (b) above are attached hereto. Signed: ________________________ by [●] authorised signatory for [Obligor] 254

EXECUTION PAGES BORROWER SIGNED by ) duly authorised ) for and on behalf of ) EURONAV NV ) in the presence of: ) Witness' signature: ) Witness' name: ) Witness' address: ) GUARANTORS SIGNED by ) duly authorised ) for and on behalf of ) EURONAV SHIPPING NV ) in the presence of: ) Witness' signature: ) Witness' name: ) Witness' address: ) ORIGINAL LENDERS SIGNED by ) duly authorised ) for and on behalf of ) BELFIUS BANK NV/SA ) in the presence of: ) Witness' signature: ) Witness' name: ) 255

Witness' address: ) SIGNED by ) duly authorised ) for and on behalf of ) CRÉDIT AGRICOLE CORPORATE ) AND INVESTMENT BANK ) in the presence of: ) Witness' signature: ) Witness' name: ) Witness' address: ) SIGNED by ) duly authorised ) for and on behalf of ) DNB (UK) LIMITED ) in the presence of: ) Witness' signature: ) Witness' name: ) Witness' address: ) SIGNED by ) duly authorised ) for and on behalf of ) ING BANK, a branch of ING-DiBa AG ) in the presence of: ) Witness' signature: ) Witness' name: ) 256

Witness' address: ) SIGNED by ) duly authorised ) for and on behalf of ) KBC BANK NV ) in the presence of: ) Witness' signature: ) Witness' name: ) Witness' address: ) SIGNED by ) duly authorised ) for and on behalf of ) NORDEA BANK ABP, FILIAL I NORGE ) in the presence of: ) Witness' signature: ) Witness' name: ) Witness' address: ) 257

SIGNED by ) duly authorised ) for and on behalf of ) SKANDINAVISKA ENSKILDA BANKEN AB (PUBL) ) in the presence of: ) Witness' signature: ) Witness' name: ) Witness' address: ) SIGNED by ) duly authorised ) for and on behalf of ) SOCIÉTÉ GÉNÉRALE ) in the presence of: ) Witness' signature: ) Witness' name: ) Witness' address: ) ORIGINAL HEDGE COUNTERPARTIES SIGNED by ) duly authorised ) for and on behalf of ) BELFIUS BANK NV/SA ) in the presence of: ) Witness' signature: ) Witness' name: ) Witness' address: ) 258

SIGNED by ) duly authorised ) for and on behalf of ) DNB BANK ASA, LONDON BRANCH ) in the presence of: ) Witness' signature: ) Witness' name: ) Witness' address: ) SIGNED by ) duly authorised ) for and on behalf of ) ING BANK NV ) in the presence of: ) Witness' signature: ) Witness' name: ) Witness' address: ) SIGNED by ) duly authorised ) for and on behalf of ) KBC BANK NV ) in the presence of: ) Witness' signature: ) Witness' name: ) Witness' address: ) 259

SIGNED by ) duly authorised ) for and on behalf of ) NORDEA BANK ABP ) in the presence of: ) Witness' signature: ) Witness' name: ) Witness' address: ) SIGNED by ) duly authorised ) for and on behalf of ) SKANDINAVISKA ENSKILDA ) BANKEN AB (PUBL) ) in the presence of: ) Witness' signature: ) Witness' name: ) Witness' address: ) MANDATED LEAD ARRANGERS SIGNED by ) duly authorised ) for and on behalf of ) 260

NORDEA BANK ABP, FILIAL I NORGE ) in the presence of: ) Witness' signature: ) Witness' name: ) Witness' address: ) SIGNED by ) duly authorised ) for and on behalf of ) ING BANK, a branch of ING-DiBa AG ) in the presence of: ) Witness' signature: ) Witness' name: ) Witness' address: ) SIGNED by ) duly authorised ) for and on behalf of ) KBC BANK NV ) in the presence of: ) Witness' signature: ) Witness' name: ) Witness' address: ) SIGNED by ) duly authorised ) for and on behalf of ) DNB (UK) LIMITED ) 261 in the presence of: ) Witness' signature: ) Witness' name: ) Witness' address: ) SIGNED by ) duly authorised ) for and on behalf of ) SKANDINAVISKA ENSKILDA ) BANKEN AB (PUBL) ) ) in the presence of: ) Witness' signature: ) Witness' name: ) Witness' address: ) LEAD ARRANGERS SIGNED by ) duly authorised ) for and on behalf of ) CRÉDIT AGRICOLE CORPORATE ) AND INVESTMENT BANK ) ) in the presence of: ) Witness' signature: ) Witness' name: ) 262

Witness' address: ) SIGNED by ) duly authorised ) for and on behalf of ) SOCIÉTÉ GÉNÉRALE ) in the presence of: ) Witness' signature: ) Witness' name: ) Witness' address: ) SIGNED by ) duly authorised ) for and on behalf of ) BELFIUS BANK NV/SA ) in the presence of: ) Witness' signature: ) Witness' name: ) Witness' address: ) BOOKRUNNERS SIGNED by ) duly authorised ) for and on behalf of ) NORDEA BANK ABP, FILIAL I NORGE ) in the presence of: ) Witness' signature: ) Witness' name: ) 263

Witness' address: ) SIGNED by ) duly authorised ) for and on behalf of ) ING BANK, a branch of ING-DiBa AG ) in the presence of: ) Witness' signature: ) Witness' name: ) Witness' address: ) GLOBAL COORDINATOR SIGNED by ) duly authorised ) for and on behalf of ) NORDEA BANK ABP, FILIAL I NORGE ) in the presence of: ) Witness' signature: ) Witness' name: ) Witness' address: ) FACILITY AGENT SIGNED by ) duly authorised ) for and on behalf of ) NORDEA BANK ABP, FILIAL I NORGE ) 264 in the presence of: ) Witness' signature: ) Witness' name: ) Witness' address: ) SECURITY AGENT SIGNED by ) duly authorised ) for and on behalf of ) NORDEA BANK ABP, FILIAL I NORGE ) in the presence of: ) Witness' signature: ) Witness' name: ) Witness' address: ) 265